                                                                   EXHIBIT 10.38


                        GREENSPOINT MALL, HOUSTON, TEXAS

                             SHOPPING CENTER LEASE




                                 by and between

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                            By and through its Agent

                       TERRANOMICS RETAIL SERVICES, INC.

                                   "Landlord"

                                      and

                        FIESTA RESTAURANTS, INC., d/b/a
                        CASA OLE RESTAURANT AND CANTINA

                                    "Tenant"





                                November 7, 1996

                               TABLE OF CONTENTS

1.  BASIC LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.  PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

3.  LEASE TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

4.  COMMENCEMENT OF LEASE TERM  . . . . . . . . . . . . . . . . . . . . . . .  4

5.  FAILURE TO DO BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . .  4

6.  FIXED MINIMUM RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

7.  PERCENTAGE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

8.  DEFINITION OF "GROSS SALES  . . . . . . . . . . . . . . . . . . . . . . .  6

9.  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

10. REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

11. AUDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

12. ADDITIONAL RENT AND ADJUSTMENTS.  . . . . . . . . . . . . . . . . . . . .  8

13. PAST DUE RENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

14. PLACE OF PAYMENTS AND ESTIMATES.  . . . . . . . . . . . . . . . . . . . .  8

15. ADVANCE RENT AND SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . .  9

16. FINANCING: [INTENTIONALLY DELETED]  . . . . . . . . . . . . . . . . . . .  9

17. CANCELLATION: [INTENTIONALLY DELETED] . . . . . . . . . . . . . . . . . .  9

18. CONDITION OF PREMISES.  . . . . . . . . . . . . . . . . . . . . . . . . .  9

19. OWNERSHIP OF IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . . 10

20. TENANT'S INSTALLATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . 10

21. PERMITTED USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

22. OPERATION OF BUSINESS.  . . . . . . . . . . . . . . . . . . . . . . . . . 11

23. LAWS, WASTE OR NUISANCE   . . . . . . . . . . . . . . . . . . . . . . . . 11

24. HAZARDOUS MATERIALS...  . . . . . . . . . . . . . . . . . . . . . . . . . 12

25. COMPETITION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

26. CONCESSIONAIRES AND LICENSEES...  . . . . . . . . . . . . . . . . . . . . 13

27. SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

28. ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . 14

29. REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

30. TENANT'S FAILURE TO REPAIR  . . . . . . . . . . . . . . . . . . . . . . . 17

31. COVENANT AGAINST LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . 17

32. UTILITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

33. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

34. COMMON AREAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

35. COST OF MAINTENANCE OF COMMON AREAS . . . . . . . . . . . . . . . . . . . 22

36. PROMOTION OF CENTER AND TENANT'S BUSINESS . . . . . . . . . . . . . . . . 25

    (a) Promotional Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    (b) Merchants' Association  . . . . . . . . . . . . . . . . . . . . . . . 25
    (c) Media Fund, Joint Advertising . . . . . . . . . . . . . . . . . . . . 25
    (d) Payments, Increases, and Unused Funds . . . . . . . . . . . . . . . . 25
    (e) Tenant Advertising  . . . . . . . . . . . . . . . . . . . . . . . . . 26
    (f) Landlord's Expenses . . . . . . . . . . . . . . . . . . . . . . . . . 26

37. INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

38. FIRE INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

    (a) BY LANDLORD.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    (b) BY TENANT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    (c) WAIVER OF SUBROGATION...  . . . . . . . . . . . . . . . . . . . . . . 28
    (d) TENANT'S ADDITIONAL INSURANCE . . . . . . . . . . . . . . . . . . . . 28

39. INSURANCE REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . 28

40. PAYMENT OF INSURANCE PREMIUMS . . . . . . . . . . . . . . . . . . . . . . 29

41. DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

42. CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

43. BANKRUPTCY-INSOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . 32

44. DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

45. LANDLORD'S LIEN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

46. ACCESS TO PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

47. EXCAVATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

48. SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

49. ATTORNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

50. ATTORNEY-IN-FACT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

51. QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

52. UNAVOIDABLE DELAYS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

53. SURRENDER OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . 39

54. HOLDING OVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39

55. RELATIONSHIP OF PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . 39

56. NO WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

57. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

58. RECORDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

59. PARTIAL INVALIDITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

60. BROKER'S COMMISSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 40

61. DEFINITION OF LAW(S)  . . . . . . . . . . . . . . . . . . . . . . . . . . 40

62. PROVISIONS BINDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

63. ENTIRE AGREEMENT, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . 40

64. WAIVER OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

65. TENANT STATUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

66. DELETIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

67. RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 42

68. COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

69. SPECIAL STIPULATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 42


EXHIBIT "A"             SITE PLAN
EXHIBIT "A-1"           DESCRIPTION OF SHOPPING CENTER LAND
EXHIBIT "A-1"- PART 2   DESCRIPTION OF LANDLORD'S SITE
EXHIBIT "B"             DESCRIPTION OF TENANT'S WORK AND WORK TO BE
                        PERFORMED BY LANDLORD IN THE PREMISES
EXHIBIT "C"             RULES

                        SHOPPING CENTER LEASE

       THIS LEASE made as of the 7 day of November, 1996, between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Landlord"), a New Jersey corporation, by and through its agent, TERRANOMICS RETAIL SERVICES, INC., having a place of business at 455 North Point, San Francisco, California 94133 and FIESTA RESTAURANTS, INC., d/b/a Casa Ole Restaurant and Cantina ("Tenant"), a Texas corporation whose principal place of business is located at 1130 Edgebrook, Houston, Texas 77060.


                                BASIC PROVISIONS

1.     BASIC LEASE PROVISIONS:

       A. Tenant's Tradename:              Casa Ole Restaurant and Cantina

       B. Shopping Center:                 Greenspoint Mall which is more
                                           particularly described on Exhibit "B"
                                           attached hereto and by this reference
                                           made a part hereof

          Address:                         208 Greenspoint Mall
                                           Houston, TX 77060

       C. Premises:                        Space No. 263 at the Shopping Center,
                                           consisting of approximately 5,973
                                           rentable square feet, the approximate
                                           location of which is shown cross-
                                           hatched on Exhibit "A" hereto. (See
                                           Par. 2)

       D. Lease Term:                      (See Par. 3 and Par. 4) Seven (7)
                                           years
                                           The Lease Term shall commence upon
                                           the Commencement Date. If the
                                           Commencement Date is any day other
                                           than the first day of a calendar
                                           month, the first lease year shall be
                                           the period of time from the
                                           Commencement Date through January 31;
                                           each lease year thereafter shall
                                           be a successive period of twelve (12)
                                           calendar months beginning on February
                                           1, and expiring on January 31
                                           (hereinafter referred to as "Lease
                                           Year").

       E. Commencement Date:               (i) October 1, 1996, or (ii) the date
                                           upon which Tenant opens the Premises
                                           for business to the public, whichever
                                           shall first occur.

       F. Expiration Date:                 January 31, 2004

       G. Permitted Use:                   The operation of a Mexican Food sit
                                           down restaurant, including the sale
                                           of alcoholic beverages and for no
                                           other use or purpose whatsoever.

       H. Fixed Minimum Rent               (See Par. 6)


            Rent Period               Monthly Amount           Annual Amount
            -----------               --------------           -------------
(a)    Commencement Date Through
       Lease Year 3                      $5,113.51                $61,362.12

(b)    Years 4 - Expiration Date         $5,624.86                $67,498.33

lop

1.     Percentage Rent:

                     Period                              Amount Each Lease Year
                     ------                              ----------------------

       Commencement Date through Expiration Date         Six percent (6%) of
                                                         Annual Gross Sales
                                                         over $1,073,837.10

       Prorations of Breakpoints for Partial Lease Years, and prorations for Lease Years containing two different Breakpoints for different periods, shall be as described in Par. 7

J.     Initial Estimated Annual Operating Costs:         $7.93 psf (See Par. 35)

K.     Initial Estimated Annual Taxes:                   $4.61 psf (See Par. 33)

L.     Initial Annual Promotion Fund Charge:             $2.00 psf (See Par. 36)

M.     Media Fund:                                       $1.75 (See Par. 36[c])

N.     Initial Annual Sprinkler Main Charge:             $0.10 psf (See Par.
                                                         32(d))

O.     Trash Charge:                                     $0.25 psf (See Par. 32)

P.     Food Court Charge:   (See Food Court Tenant Addendum)

                            Water, Storm and Sewer            (Submetered)
                            Seating Area Maintenance Cost           N/A
                            Grease Trap Cleaning                    N/A

Q.     Security Deposit:    N/A

R.     Radius Restriction:  Six (6) miles from the Shopping Center

S.     Guarantor:           N/A

T.     Rent Payment Address:       Tenant shall forward all rent to Landlord at
                                   the following address, or such other address or addresses as to which Landlord shall provide advance notice: P.O. Box 840677, Dallas, Texas 75284-0677. Tenant shall forward all insurance certificates and gross sales reports to Landlord at the following address, or such other address or addresses as to which Landlord shall provide advance notice: 208 Greenspoint Mall, Houston, Texas
                                   77060.

U.     Rent Shall Be Payable To:   Terranomics Retail Services, Inc., or such
                                   other entity as Landlord shall designate from time to time in writing.

V.     Advance Rent:        N/A

2. PREMISES: (a) Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord those certain premises constituting a part of a shopping center development hereafter to be erected, or presently erected, whichever the case may be, now known as the Greenspoint Mall (the "Shopping Center"), situated in Houston, Texas, which premises are more particularly identified on Exhibit "A" attached to this Lease and made a part hereof. Frontage of the Premises shall be measured from the center of partition to center of partition except in the event the Premises or any part thereof is an end space, said measurement shall include the full width of end walls; and the Gross Leasable Area ("GLA") of the Premises shall be measured from the exterior faces of the walls (outside dimensions) or if the Premises or any part thereof are not surrounded by walls, then the space within and up to the lease lines of the Premises as shown on Exhibit "A" shall be included in the computation (store fronts shall not be deemed wells); and in computing the GLA of the Premises no deduction or exclusion shall be made from areas or space otherwise computed by reason of any installations, interior partitions, mezzanines, basements or other interior construction or equipment (all hereinafter collectively called the "Premises"). If Tenant at any time constructs a mezzanine in the Premises, then the GLA of the Premises mentioned herein shall be increased in an amount equal to the square footage of such mezzanine; and, the rents and other charges reserved hereunder shall be proportionately adjusted. Prior to the commencement of the construction of any such mezzanine, Landlord and Tenant shall execute an amendment to this Lease confirming such adjustments. No mezzanines shall be permitted in stores located on the upper level of a two (2) level mall.

       (b) Whenever reference in this Lease is made to the "Shopping Center" it is understood to mean only that portion of the property owned by Landlord or controlled by Landlord under a leasehold interest or reciprocal operating agreement. The Shopping Center's GLA shall equal the aggregate amount of the gross leasable areas of all premises in the Shopping Center as same may be modified, altered, expanded or reduced from time to time, excluding the GLA of Department Stores and any noncontiguous storage areas, mezzanines, basements or kiosks, community rooms, and space donated to government agencies. The term "Department Stores" shall mean any store, other than a supermarket, which occupies 25,000 square feet or more and the respective sublessees, successors and assigns of such stores.

       (c) The location and boundaries of the Premises is outlined on diagrams of the Shopping Center which are marked Exhibit "A" attached to this Lease, and made a part hereof. Exhibit "A" shows the general layout of the Shopping Center, certain proposed Department Stores adjoining the Shopping Center and other tenants, but shall not be deemed to be a warranty, representation or agreement on the part of Landlord that said Shopping Center or said Department Stores and/or any additional or different Department Stores or other tenants will be as shown on Exhibit "A" or will, in fact, occupy stores in the Shopping Center. Landlord reserves the right without any liability to Tenant and without detracting from the agreement of the parties that the location of the Premises is fixed and determined; (i) to shift the location of the Premises along the enclosed mall a distance within but not in excess of thirty (30) feet in either direction by Landlord giving to Tenant a twenty (20) day notice in writing at any time prior to the Delivery of Possession Date of the Premises;
(ii) to increase, reduce or change the number, size, height, layout or locations of the buildings, walks, parking and/or other common areas and facilities now or at any time hereafter forming a part of the Shopping Center; and (iii) to make alterations or additions to, and to build additional stories on the buildings of which the Premises forms a part, and to add buildings adjoining the same or elsewhere in the Shopping Center. Landlord also reserves the right to relocate the Premises upon not less than six (6) months notice to Tenant, if Landlord effects an expansion or renovation of the Shopping Center. Such relocation shall be at the sole cost and expense of the Landlord. In the event Tenant declines to accept the substituted premises, this Lease shall terminate at the expiration of the six (6) month notice period or at such earlier date agreed upon by Landlord and Tenant.

       (d) Tenant's right to use and occupy the Premises during the Lease Term shall include a license to use the common areas and facilities of the Shopping Center as defined in this Lease in common with others.

       (e) Nothing contained in this Lease shall be construed as a conveyance by Landlord to Tenant of the roof or exterior walls of the building of which the Premises forms a part, of the space above the Premises and below the underside of the roof slab, of the land below the sub-base of or air rights above the Premises, or of the common areas and facilities of the Shopping Center. Landlord also reserves the right to install, maintain, use, repair and replace pipes, duct work, conduits, utility lines and wires through hung ceiling space, column space, and partitions, in or beneath the floor slab or above or below the Premises and serving the Premises or other parts of the Shopping Center, except that Landlord shall not unreasonably interfere with or interrupt the business operations of Tenant within the Premises, and except where necessary as determined by Landlord's architect, no pipes, conduits, utility lines or wires installed by Landlord shall be exposed in the sales area of the Premises.

3. LEASE TERM: To have and to hold the Premises for the period set forth in Paragraph 1(D) of this Lease unless sooner terminated or extended as hereinafter provided.

4. COMMENCEMENT OF LEASE TERM: (a) The Commencement Date of the Lease Term shall be the date set forth in Paragraph 1(E) of this Lease. If Paragraph 1(E) does not provide for a fixed

Commencement Date, then the Lease Term shall commence upon the earlier of the following dates; (i) thirty (30) days following the date Landlord has notified Tenant that the Premises are ready for Tenant's work to commence in accordance with Section (d) of Paragraph 5; or (ii) the date on which Tenant shall open the Premises for business. However, Tenant agrees to cooperate with Landlord to effect a joint opening or reopening of the Shopping Center (where the Shopping Center is not yet open to the public or a grand reopening is planned following renovation of the Shopping Center), and, at Landlord's request, agrees to delay the opening of Tenant's business in the Premises (and to delay the Commencement Date hereof) from the date Tenant otherwise would have been required to open for business under the provisions of this Lease. If Landlord requests such a delay, then the Commencement Date shall be the date set by Landlord for such joint opening or reopening ("Grand Opening") of the Shopping Center. Landlord shall not be responsible or liable to Tenant or those claiming by, through or under Tenant for loss or damages caused by or resulting from a delayed joint opening of the Shopping Center.

       (b) When the Commencement Date is determined, Tenant agrees, upon request of Landlord, to execute and deliver to Landlord, without charge, a certificate: (1) ratifying this Lease; (2) confirming the commencement and expiration dates of the Lease Term; (3) certifying that Tenant is in occupancy of the Premises, the date Tenant commenced operating Tenant's business therein and that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended, except by such writings as shall be stated;
(4) that all conditions under this Lease to be performed by the Landlord have been satisfied, except such as shall be stated; (5) that there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating those claimed by Tenant; (6) reciting the amount of advance rental, if any, paid by Tenant and the date to which rental has been paid; and (7) reciting the amount of Security Deposit, if any. Tenant further agrees to execute and deliver similar certificates from time to time when requested by Landlord, Landlord's mortgage lenders, ground or underlying lessors and/or purchasers, and each of such parties shall be entitled to rely upon such certificates made by Tenant.

5. FAILURE TO DO BUSINESS: The parties covenant and agree that because of the difficulty or impossibility of determining Landlord's damages by way of loss of the anticipated Percentage Rent from Tenant or other tenants or occupants in or adjoining the Shopping Center, or by way of loss of value in the property because of diminished saleability or mortgageability or adverse publicity or appearance by Tenant's actions, should Tenant (a) subject to Paragraphs 4 and 52 hereof, fail to take possession and open for business in the Premises fully fixtured, stocked and staffed on the Commencement Date of the Lease Term, or (b) vacate, abandon or desert the Premises; or (c) cease operating or conducting Tenant's business in the Premises (except where the Premises are made untenantable by reason of fire, casualty, permitted repairs or alterations or other causes beyond Tenant's control mentioned in Paragraph 51 hereof), or (d) fail or refuse to maintain business hours on such days or nights or any part thereof as provided in Paragraph 22 hereof, then and in any such event (hereinafter collectively referred to as "failure to do business"), Landlord shall have the right to collect not only Fixed Minimum Rent and other rents and charges herein reserved, but also Additional Rent equal to one-quarter (1/4) of the Fixed Minimum Rent reserved for the period of the Tenant's failure to do business, computed at a monthly rate for each and every month or part thereof during such period; and such Additional Rent shall be deemed to be liquidated damages instead of any Percentage Rent that might have been payable to Landlord for such period. As used herein the terms "vacate," "abandon" or "desert" shall not be avoided because Tenant may have left all or any part of its trade fixtures or other personal property in the Premises.

6. FIXED MINIMUM RENT: Tenant agrees to pay to Landlord during the Lease Term, without any prior demand therefor and without any setoffs or deductions whatsoever, the Fixed Minimum Rent, payable in equal monthly installments, in advance, on the first day of each and every calendar month throughout the Lease Term.

7. PERCENTAGE RENT: (a) In addition to the Fixed Minimum Rent, Tenant agrees to pay to Landlord, as additional rent (hereinafter referred to as "Percentage Rent") for each Lease Year or partial

Lease Year, a sum equal to the amount of Tenant's Gross Sales in excess of the Breakpoint multiplied by the Percentage Rent Rate payable as provided in subsection (b) of this Paragraph 7.

       (b) Percentage Rent shall be determined and paid, without any prior demand therefor, on a monthly basis commencing with the first month in each Lease Year in which Tenant's Gross Sales for such Lease Year exceed the applicable Breakpoint. Such payments shall be made on or before the fifteenth
(15th) day of each calendar month with respect to Gross Sales made during each preceding month as set forth in Paragraph 1(I) of this Lease.

       (c) If the Fixed Minimum Rent shall be abated or reduced as a result of any event mentioned under this Lease, then the amount of the Breakpoint shall be appropriately reduced in an amount equal to the percentage of decrease in the Fixed Minimum Rent.

8. DEFINITION OF "GROSS SALES": (a) The phrase "Gross Sales," shall mean the dollar total of (i) the entire amount of the price charged for all goods, wares and merchandise sold, leased, licensed or delivered, and all charges for all services sold or performed by Tenant from all business conducted at, upon or from the Premises by Tenant, whether made for cash, by check, on credit, charge accounts or otherwise, without reserve or deduction for inability or failure to collect the same, including, but not limited to, transactions: (1) where the orders therefor originate at or are accepted by Tenant in the Premises, but delivery or performance thereof is made from or at any other place; all sales made and orders received in or at the Premises shall be deemed as made and completed therein, even though the payment of account may be transferred to another office for collection, and all orders which result from solicitation off the Premises but which are conducted by personnel operating from or reporting to or under the control or supervision of any employee of Tenant employed at the Premises shall be deemed part of Gross Sales; (2) pursuant to mail, telephone, telegraph or other similar orders received or billed at or from the Premises; (3) by means of mechanical or other vending devices; (4) originating from whatever source, and which Tenant in the normal and customary course of Tenant's operations would credit or attribute to Tenant's business conducted in the

Premises, and (ii) all monies or other things of value received by Tenant from Tenant's operations at, upon or from the Premises which are neither included in nor excluded from Gross Sales by the other provisions of this definition but without any duplication, including, without limitation, finance charges, price of gift or merchandise certificates and all deposits not refunded to customers.

       (b) Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale is made, whether Tenant shall actually receive full or partial payment. Each lease or rental of merchandise shall be treated as a sale in the month during which such lease or rental is made, for a price equal to the total rent payable.

       (c) For the purpose of ascertaining the amount of Gross Sales upon which the payment of Percentage Rent is to be computed, the following may be deducted from Gross Sales: (i) the exchange of merchandise between stores of Tenant or its subsidiaries where such exchanges are made solely for the convenient operation of Tenant's business and not for the purpose of consummating a sale which has been made at, upon or from the Premises; (ii) returns to shippers or manufacturers; (iii) sales of trade fixtures after use thereof, which are not part of Tenant's stock in trade and not sold in the regular course of Tenant's business; (iv) cash or credit refunds made upon transactions included within Gross Sales but not exceeding the selling price of the merchandise returned by the purchaser; or (v) the amount of any local, county, State or Federal sales, luxury or excise tax on such sales provided such tax is both added to the selling price and paid to the taxing authority by Tenant (but not by any vendor of Tenant) provided, however, no franchise or capital stock tax and no income or similar tax based upon income, profits or gross sales as such, shall be deducted from Gross Sales in any event whatsoever in the computation of Percentage Rent.

       (d) The term "Tenant" shall be deemed to include any of Tenant's subtenants, concessionaires or licensees.

9. BOOKS AND RECORDS: Tenant shall prepare and keep for a period of at least thirty-six (36) months following the end of each Lease Year, true and accurate books of account and records, conforming to generally sound and accepted accounting principles consistently applied, including, but not limited to, sales tax and other reports filed with governmental agencies, all purchases and receipts of merchandise, inventories and all sales and other transactions by Tenant from which Gross Sales at, upon or from the Premises can be determined. Tenant agrees to record all sales, at the time each sale is made, and to retain cumulative cash register tapes or such other cumulative records concerning such sales as are approved by Landlord.

10.    REPORTS: (a) Tenant agrees to submit to Landlord on or before the tenth
(10th) day following the end of each calendar month during the Lease Term (including the tenth [10th] day of the month following the end of the Lease
Term) a written statement, signed by an authorized representative of Tenant as true and correct showing the amount of Gross Sales from the business conducted at, upon or from the Premises by Tenant during the preceding calendar month, and an itemization of all permissible deductions therefrom. Tenant further agrees to submit to Landlord on or before the sixtieth (60th) day following the end of each Lease Year or partial Lease Year (including the last Lease Year hereof, as to which Tenant's obligation shall survive the expiration of the Lease Term) a written statement, signed and verified by an authorized representative of Tenant as true and correct, showing the amount of such Gross Sales during the preceding Lease Year or partial Lease Year and an itemization of all permissible deductions therefrom. Said annual statement shall also be duly certified to be true and correct in compliance with the definition of Gross Sales contained in Paragraph 8 by Tenant or an officer of Tenant in accordance with sound and accepted accounting practice consistently applied. The statements referred to in this Paragraph shall be in such form and style and shall contain such details and information as Landlord may reasonably designate and shall be delivered to the address as Landlord may from time to time designate. The acceptance by Landlord of payments of Percentage Rent or Gross Sales reports shall be without prejudice and shall not constitute a waiver of Landlord's right to claim a deficiency in the payment of Percentage Rent or to audit Tenant's books and records. The Gross Sales for any portion of a calendar month prior to the commencement of the first full calendar month, shall be included in the report due for the next succeeding month.

       (b) If Tenant's Gross Sales are required to be reported on any Federal, State or local sales tax return and Gross Sales so reported on any of said returns shall exceed the Gross Sales as reported by Tenant under this Lease, then the Gross Sales shall be taken at the highest figure so reported. If any governmental authority shall increase the Gross Sales reported by Tenant on any such tax return for any Lease Year for which such sales have been reported, then Tenant shall notify Landlord promptly of such increase, supply to Landlord a true copy of such governmental action and pay any additional Percentage Rent due under this Lease.

11. AUDIT: Landlord shall have the right, upon fifteen (15) days' notice to Tenant to cause a complete audit of all statements of Gross Sales and in connection with such audit, to examine Tenant's books of account and records (including all supporting data and any other records from which Gross Sales may be tested or determined) of Gross Sales disclosed in any statement given to Landlord by Tenant; and Tenant shall make all such records available for such examination at the office where such records are regularly maintained. Landlord shall have the right to copy and duplicate such information as Landlord may require. If any such audit discloses that the actual Gross Sales transacted by Tenant exceed those reported, then Tenant shall pay Landlord such additional Percentage Rent as may be payable and if the excess so disclosed shall be one percent (1%) or more, Tenant shall also pay the reasonable costs of such audit and examination. If such audit or examination shall disclose an understatement of more than five percent (5%), Landlord shall also have the right to cancel this Lease by written notice given to Tenant within six (6) months after such audit. The furnishing by Tenant of any fraudulent or materially inaccurate statement shall constitute a breach of this Lease. If any audit shall be commenced by Landlord or if a difference or dispute shall arise concerning Gross Sales, then Tenant's books of account and records (including all supporting data and any other records from which Gross Sales may be tested or determined) shall be preserved and retained by Tenant until a final resolution of such audit, dispute or difference. Any information obtained by Landlord as a result of such audit shall be treated as confidential, except Landlord may disclose the same to its property manager, employees and agents and in any litigation or proceeding between the parties and, except further, that Landlord may disclose such information to prospective purchasers, to prospective or existing lenders, to prospective or existing ground lessors and in any statement filed with the Securities and Exchange Commission, Internal Revenue Service, or other similar governmental agency or pursuant to any subpoena or judicial process. If Landlord shall fail to audit any annual reports within thirty-six (36) months after the same have been actually received by Landlord, then any such report shall be deemed conclusively true and correct, except as to any fraudulent report.

12. ADDITIONAL RENT AND ADJUSTMENTS: (a) In addition to the Fixed Minimum Rent and Percentage Rent, all other payments to be made by Tenant hereunder shall be deemed for the purposes of securing collection to be Additional Rent under this Lease, whether so designated or not, and shall be due and payable on demand or together with the next succeeding installment of Fixed Minimum Rent, whichever shall first occur; and Landlord shall have the same rights and remedies upon Tenant's failure to pay the same as for the non-payment of Fixed Minimum Rent. Landlord shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within any applicable grace period; and, in the event Landlord shall elect to pay such sums or perform such acts requiring money expenditures, Tenant agrees to pay Landlord, upon demand, all such sums, which shall be deemed for the purpose of securing the collection thereof to be Additional Rent hereunder.

       (b) In the event the Commencement Date of the Lease Term is other than the first day of a calendar month, the Fixed Minimum Rent, Additional Rent and other charges reserved under this Lease for the portion of such partial month shall be prorated and payable based on a thirty (30) day month and shall be paid on the Commencement Date of the Lease Term.

13. PAST DUE RENTS: (a) If Tenant shall fail to pay any rents, Additional Rents or other charges after the same become due and payable, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the greater of (i) fourteen percent (14%) per annum, or (ii) two points above the prime rate then being charged by Chase Manhattan Bank, N.A. to its most credit worthy customers determined as of the first day of the calendar year quarter that any rents become due and payable by Tenant under this Lease ("Default Interest Rate") provided, however, that such Default Interest Rate shall not exceed the maximum legal rate of interest allowed to be charged to Tenant under any applicable law of the state where the Shopping Center is located.

       (b) In addition thereto, if Tenant shall fail to pay any rents, Additional Rents or other charges within ten (10) days after the same become due and payable, then Tenant shall also pay to Landlord a late payment service charge (covering administrative and overhead expense) equal to four cents ($.04) per each One Dollar ($1.00) owed but not less than Fifty Dollars ($50.00) for each calendar month or part thereof after the due date of such payment until received by Landlord. The provisions herein for late payment service charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums when due. Notwithstanding the imposition of such service charges, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made when due, and the demand by Landlord for payment of such late payment service charges shall not be construed as a cure of such default on the part of the Tenant.

14. PLACE OF PAYMENTS AND ESTIMATES: (a) All payments required to be paid by Tenant to Landlord shall be made payable to the order of the Landlord and shall be delivered to Landlord's Payment Address set forth in paragraph 1(Q) of this Lease.

       (b) Landlord shall estimate the amount of monthly Additional Rent required to be paid by Tenant and shall bill Tenant for the amount of such rent either prior to or as promptly as possible after the term Commencement Date and thereafter from time to time during the Lease Term. Tenant shall continue to pay such estimated monthly charges until billed for the new estimated monthly charges, at which time the new estimated monthly charge shall be paid. For convenience, Tenant may include the total of the estimated monthly charges with its payment of the Fixed Minimum Rent. Landlord shall annually furnish Tenant with a reconciliation of all estimated charges not previously reconciled based on the applicable computation, and shall credit Tenant's next succeeding estimated monthly charges for any overpayment (or shall refund such amount to Tenant if the Lease has terminated and Tenant is not then indebted to Landlord under the Lease) or shall bill Tenant for any underpayment.

       The Additional Rent to be estimated pursuant to this subparagraph (b) shall consist of the Tax Charge, Common Area Charge, Scavenger Charge, Sprinkler Charge, Water, Storm and Sewer Charge, Utilities Charge, Media Fund, Promotion Fund, and any other fixed or adjustable charge required to be paid by Tenant under this Lease excluding the Fixed Minimum Rent and Percentage Rent.

15.

16.    FINANCING: [INTENTIONALLY DELETED]

17.    CANCELLATION: [INTENTIONALLY DELETED]

18. CONDITION OF PREMISES: Tenant agrees to accept the Premises, Shopping Center and any Systems and Equipment serving the Premises "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as may be expressly provided in Exhibit ""B'' hereto or elsewhere in this Lease ("Landlord's Work"). Tenant shall on or before the Commencement Date: (i) completely remodel the Premises and install a new storefront, storefront sign and trade fixtures in and for the same in accordance with the other provisions of this Lease, including Exhibit "B" and the Rules ("Tenant's Initial Work"), and (ii) open the Premises for business to the public, fully stocked and staffed and in compliance with all provisions of this Lease, including without limitation, Paragraph 22. Landlord may require that Tenant accept possession of the Premises and proceed with Tenant's Initial Work and/or the preparation and submission of plans therefor prior to the Commencement Date upon ten (10) days advance notice. During any period that Tenant shall be permitted or required to enter the Premises prior to the Commencement Date (to plan or perform Tenant's Initial Work), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent.

19. OWNERSHIP OF IMPROVEMENTS: (a) All betterments and improvements in or upon the Premises, made by either party (except Tenant's personal property, furniture, signs and trade fixtures) including all affixed lighting fixtures, heating, ventilating and air conditioning equipment, and all pipes, ducts, conduits, wiring, paneling, partitions, floor covering, railing, mezzanine floors, galleries and the like, shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the expiration or sooner termination of the Lease Term.

       (b) Tenant shall not assign, lien, encumber, chattel mortgage or create a security interest in, to or upon any improvement or its sign, trade fixtures or other personal property in or serving the Premises without first obtaining in each and every instance the prior written consent of Landlord. Any consent by Landlord to such security interest shall apply only to the specific transaction thereby authorized and shall not be a waiver of consent to any subsequent transaction. Any chattel mortgage, security interest or other encumbrance granted by Tenant in violation of the terms of this provision shall be null and void and of no force and effect. Any consent by Landlord to such security interest shall be subject and subordinate to Landlord's security interest and lien provided under Paragraph 44 hereof and Tenant shall notify all other secured parties of Landlord's prior interest. In no event shall Tenant assign, lien, encumber, chattel mortgage or create a security interest in leasehold improvements which have been incorporated in the Premises including, but not limited to, affixed lighting fixtures, heating, ventilating, air conditioning equipment, pipes, ducts, conduits, wiring, paneling, partitions, floor covering, railing, mezzanine floors, galleries and the like which become the property of Landlord.

20. TENANT'S INSTALLATIONS: Tenant shall fully equip the Premises with all trade fixtures and equipment necessary for the proper operation of Tenant's business. Tenant shall not install any equipment or fixtures on the roof or exterior to the Premises without the prior written consent of Landlord. Should Tenant install air conditioning, heating or other equipment on the roof or otherwise penetrate such roof of the building of which the Premises forms a part, Tenant agrees to assume primary responsibility for the cost of maintenance and repair of that portion of the roof (including all areas and space covered by such equipment or penetration) where such installation is made; and such installation and the operation, maintenance and repair thereof shall be made so that the rights of Landlord under any roofing bond or roofing guaranty then in force shall not be affected or voided thereby and Tenant shall be solely responsible for all damages to Landlord and/or other tenants resulting from the installation, operation, maintenance and/or repair of such equipment or penetration.

21. PERMITTED USE: Tenant agrees to and shall use the Premises solely for the purpose of conducting the Permitted Use as outlined in Section 1(G) of this Lease and for no other business or purpose. Tenant shall occupy 100% of the Premises during the Term and shall use not less than 80% thereof as the sales and display area. Tenant also agrees not to conduct any catalogue, mail or telephone order sales in or from the Premises, except of merchandise which Tenant is permitted to sell "over the counter" in the Premises. Tenant agrees to conduct Tenant's business in the Premises under Tenant's Trade Name, which Tenant represents that it has the right to use. Tenant acknowledges that the Permitted Use is not a use granted exclusively to Tenant and that Landlord reserves the right to lease premises in the Shopping Center to others for the same or a similar permitted use. Tenant further acknowledges that it has received no written or oral inducements from Landlord or any of Landlord's representatives concerning this Lease (other than as specifically set forth herein) or that Tenant will be granted any such exclusive rights.

22. OPERATION OF BUSINESS: Tenant agrees: (a) subject to Paragraph 51 hereof, to continuously and uninterruptedly occupy and use the entire Premises for the Permitted Use during the Lease Term and to conduct Tenant's business in a reputable manner;

       (b) to remain open for business during the "Required Hours." Required Hours herein shall mean those hours established from time to time by Landlord for the Shopping Center in general, in Landlord's sole discretion; provided, Landlord shall not require that Tenant open for business before 9:00 a.m. or remain open after 10:00 p.m., except; (i) for holiday, seasonal or other special sales or promotions, or (ii) when at least one Department Store or a majority of the tenants at the Shopping Center will be open. If Tenant desires to operate the Premises during additional hours beyond those required by Landlord hereunder, Tenant shall first obtain Landlord's written approval (which may be withheld in Landlord's sole discretion), and Tenant shall pay all additional costs and expenses and Landlord's reasonable charges in connection therewith, including, without limitation, any additional utilities, security services, cleaning and trash removal. Without limiting the generality of the foregoing, Landlord reserves the right to close the Shopping Center on holidays or certain hours of holidays, including without limitation, New Year's Day, Easter, Thanksgiving and Christmas;

       (c) to adequately staff its store with sufficient employees to handle the maximum business and carry sufficient stock of seasonal merchandise of a character and quality to accomplish the same;

       (d)    to maintain displays of merchandise in any display windows;

       (e) to keep any display windows and signs well lighted during such hours and days that the enclosed mall is lighted by Landlord, but in no event beyond 11:00 p.m.;

       (f) to keep and maintain the Premises, Tenant's personal property and signs therein or thereon and all exterior and interior portions of windows, doors and glass in a neat, clean, sanitary and safe condition;

       (g) to warehouse, store or stock in the Premises only such goods, wares and merchandise as Tenant is permitted to offer for sale;

       (h) to apply for, secure, maintain and comply with all licenses or permits which may be required for the conduct by Tenant of the business permitted to be conducted in the Premises and to pay when due all license and permit fees and charges of a similar nature in connection therewith;

       (i) to use for office or other non-selling purposes only such space as is reasonably required for the conduct of Tenant's business in the Premises;

       (j) not to conduct any auction, distress, fire or bankruptcy sale or any going out of business sale, but nothing contained herein shall restrict Tenant from determining the selling price of its own merchandise or preclude periodic seasonal, promotional or clearance sales; and

       (k) not to operate its business under this Lease so as to breach or violate any restrictive covenant to which the Shopping Center is subject or contained in any other lease entered into by Tenant, or violate any restrictive agreement contained in any contract, judgment or decree of a court of competent jurisdiction entered into or imposed upon Tenant, and Tenant represents that its execution of this Lease and operation of the Permitted Use will not violate any such restrictive covenants or agreements.

23. LAWS, WASTE OR NUISANCE: (a) Tenant agrees, at Tenant's cost and expense; (i) to comply with all present and future governmental laws, ordinances, orders and regulations concerning Tenant's use or occupancy or the general use or occupancy of the Premises (including Tenant's alterations and additions thereto) including the Americans with Disabilities Act of 1990 and any rules or regulations now or hereafter promulgated thereunder; and (ii) to comply with all present and future rules, regulations and recommendations of the Board of Fire Underwriters, Landlord's insurance carriers and organizations establishing insurance rates concerning Tenant's use of the Premises (including Tenant's alterations and additions thereto); and (iii) to comply with all restrictive covenants of record which affect or are applicable to the Shopping Center and/or the Premises and/or the common areas, provided, however, the same do not prohibit the Permitted Use of the Premises.

       (b) Tenant further agrees not to suffer, permit or commit any waste, nor to allow, suffer or permit any odors, vapors, steam, water, vibrations, noises or undesirable effects to emanate from the Premises or any equipment or installation therein into other portions of the building of which the Premises forms a part or into the mall, nor to allow, suffer or permit any material or device defined as hazardous or otherwise controlled under any governmental law, rule or regulation to be installed, used or kept in the Premises, or otherwise to allow, suffer or permit the Premises or any use thereof to constitute a nuisance or to unreasonably interfere with the safety, comfort or enjoyment of the Shopping Center by Landlord, any other occupants of the Shopping Center or their customers, invitees or any others lawfully in or upon the Shopping Center. Upon written notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant agrees forthwith to cease and discontinue the same and within ten (10) days thereafter to make such changes in the Premises and/or install or remove such apparatus or equipment therein or therefrom as may be required by Landlord for the purpose of obviating any such condition; and if any such condition is not remedied, then Landlord may, at its option, enter upon the Premises and cure such condition in any manner Landlord shall deem necessary and add the cost and expense incurred by Landlord together with all damages, including reasonable attorneys' fees, sustained by Landlord to the next installment of the Fixed Minimum Rent due and Tenant agrees to pay such amount. Tenant hereby further agrees to indemnify and save Landlord free and harmless from all fines, claims, demands, actions, proceedings, judgments and damages (including court costs and reasonable attorneys' fees) of any kind or nature by anyone whomsoever arising or growing out of any breach or non-performance by Tenant of the covenants contained in this Paragraph.

24. HAZARDOUS MATERIALS: (a) Tenant shall not incorporate into the Shopping Center nor transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Shopping Center, or permit Tenant's employees, agents, contractors, invitees and other occupants of the Premises to engage in such activities upon or about the Shopping Center. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance, and handling within the Premises of substances customarily used in the business or activity expressly permitted to be undertaken in the Premises pursuant to Paragraph 1(G) of this Lease, provided (i) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Law, highest prevailing standards, and the manufacturer's instructions therefor, (ii) such substances shall not be disposed of, released or discharged in the Shopping Center, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (iii) if any applicable Law or Landlord's trash removal contractor requires that any such substances shall be disposed of separately from ordinary trash, Tenant shall make arrangement; at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), (iv) any remaining such substances shall be completely, properly and lawfully removed from the Shopping Center upon expiration or earlier termination of this Lease, and (v) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner and generator, obtain a waste generator identification number, and execute all permit applications, manifests, waste characterization documents and any other required forms.

       (b) Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any

Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Material on the Premises,
(iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises or in violation of this Paragraph 24, and (iv) any matters where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS, including but not limited to OSHA and EPA as defined in paragraph (d) hereinbelow.

       (c) If any Hazardous Material is incorporated into the Shopping Center or released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Shopping Center in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up and remove the property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by Landlord. If Landlord or any Lender or governmental body arranges for any tests or studies showing that this Paragraph 24 has been violated by Tenant, Tenant shall pay the costs of such tests. If any Hazardous Material is released, discharged or disposed of on or about the Shopping Center and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors and is in excess of levels set by EPA or OSHA for such materials and affect Tenant's use of occupancy of the Premises, such release, discharge or disposal shall be deemed casualty damage under Paragraph 41 of this Lease to the extent that the Premises is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Paragraph 41 of this Lease. Tenant's obligations under this Paragraph 24 shall survive the expiration or earlier termination of this Lease.

       (d) Tenant acknowledges that Landlord has made available at Landlord's offices for Tenant's inspection, review and copying an asbestos survey of the Premises ("Asbestos Survey"). The purpose of said Asbestos Survey is to indicate the presence or absence of asbestos-containing material(s) at the Premises. In addition, Tenant acknowledges that Landlord has received copies of asbestos surveys for other premises at the Center which indicate the presence of asbestos-containing materials at such other premises. Copies of all such surveys are available at Landlord's offices at the Center for review and copying by Tenant upon request. However, the Asbestos Survey and other asbestos surveys in Landlord's possession do indicate that the asbestos is in a condition or state which violates lawful levels or requires removal or controls beyond those already implemented by Landlord [based on the present levels or content of said material as said levels or content are presently set by the U.S. Environmental Protection Agency ("EPA") or the U.S. Occupational Safety and Health Administration ("OSHA"). To insure that the asbestos containing materials (as identified by the Asbestos Survey or any other asbestos surveys in Landlord's possession) are not improperly disturbed or handled by untrained persons, all maintenance, repairs or renovations by Tenant to any area shown on the Asbestos Survey to contain asbestos, must be coordinated with and approved in advance by Landlord. Tenant shall insure and agrees that all contractors (and their subcontractors) engaged by Tenant agree in writing to be bound by and will perform all work in accordance with the Operations and Maintenance Program ("O&M Program") as from time to time in force at the Center to periodically monitor and deal with the asbestos at the Center. Tenant agrees to cooperate with Landlord in all reasonable procedures or actions necessary for the conduct of any O&M Program.

       Landlord makes no representations or warranties whatsoever to Tenant regarding (i) hazardous materials at the Center or in the Premises or (ii) the Asbestos Survey, the same being furnished as a courtesy, and Landlord has informed Tenant that the Asbestos Survey is not a comprehensive survey of the Premises or the Center for all asbestos or for all hazardous or toxic materials. Tenant has the right and should make such studies and investigations, conduct such test and surveys and engage such specialists as Tenant deems appropriate to fairly evaluate the Premises or the Center and any risks from the presence of asbestos-containing material at the Center or hazardous or toxic materials. In connection with any inspections or tests to be conducted by Tenant at the Premises or at the Center, Tenant shall first notify Landlord of each proposed inspection or test and the scope, impact and intent thereof and obtain Landlord's written consent to perform same, which consent shall not be unreasonably withheld. Tenant shall furnish Landlord with a complete and legible copy of any study, report, test, survey or investigation performed by or on behalf of Tenant involving any portion of the Premises or the Center. Tenant shall restore the Premises and/or the Center to the condition existing immediately prior to any such test and/or inspection, and Tenant hereby agrees to indemnify and hold Landlord harmless from any loss, damage, liability or claim resulting from or arising from Tenant's samples, investigations or activities (including, but not limited to, those of Tenant's agents, employees and/or contractors). If Tenant ever has knowledge of the presence in the Premises or the Center of toxic or hazardous materials or asbestos-containing material, Tenant shall notify Landlord in writing promptly after obtaining such knowledge.

25. COMPETITION: In recognition of the fact that this Lease provides for a Percentage Rent based on Gross Sales made by Tenant in or from the Premises, Tenant agrees that if Tenant, or any of its principal shareholders, or any affiliate or subsidiary of Tenant, directly or indirectly shall operate, manage or have any interest in any other competing store or business for the sale of merchandise similar to that permitted under Paragraph 1(G) of this Lease including a department or concession in another store, the distance specified in Paragraph 1(o) of this Lease, as shown on Exhibit "A," then Tenant shall include fifty percent (50%) of the Gross Sales of such other store in the Gross Sales transacted in the Premises for the purpose of computing Percentage Rent due hereunder, as though said sales had actually been made from the Premises. However, any such store owned or leased by Tenant and existing as of the Date of Lease shall be excluded from the provisions of this Paragraph provided there is no increase in the size of such other store.

26. CONCESSIONAIRES AND LICENSEES: Tenant shall not grant any concessions or licenses except upon Landlord's written consent and except for the operation in the Premises of one or more departments of the business permitted to be conducted by Tenant under this Lease, provided, however, that such concessions or licenses shall be subject to the following conditions:

       (a) each such concession or license shall be subject to all of the terms and provisions of this Lease including provisions concerning statements, reports and audits;

       (b) the Gross Sales (as herein defined) from the operation of each such concession or license shall be deemed to be part of the Gross Sales of Tenant for the purpose of determining the Percentage Rent payable to Landlord;

       (c) the business to be operated by such concessionaires or licensees shall occupy, in total, no more than 25% of the sales area of the Premises; and

       (d) in no event shall Tenant suffer, permit, install or operate in the Premises any coin-operated vending machines or similar or other devices for the sale of goods, wares, merchandise, food and beverages, including but not limited to, machines for the sale of candy, gum, cigarettes or other edibles, except in areas restricted to the sole and exclusive use of Tenant's employees.

27. SIGNS: Subject to Exhibit "B," Tenant shall, at its cost and expense, install a suitable identification sign of such size, design and character as Landlord shall first approve in writing at a place or places designated by Landlord. Tenant shall maintain any such sign in good condition and repair. Other than such permitted signs, Tenant shall not place or install or suffer to be placed or installed or maintain any sign upon or outside the Premises or in the Shopping Center. Tenant shall not place or install or suffer to be placed or installed on the exterior of the Premises any awning, canopy, banner, flag, pennant, aerial, antenna or the like; nor shall Tenant place or maintain on the glass of any window or door of the Premises any sign, decoration, lettering, advertising matter, shade, blind or other thing of any kind. Landlord shall have the right, without liability and with or without notice to Tenant, to remove any item installed by Tenant in violation of this Paragraph 27 and to charge Tenant for the cost of such removal and/or any repairs necessitated thereby.

28. ASSIGNMENT AND SUBLETTING: (a) Tenant may sublet the Premises in part or in its entirety or assign this entire Lease only with the prior written permission and consent of Landlord, subject to the conditions hereafter mentioned. Any such subletting or assignment shall be subject to and conditioned upon the following: (i) at the time of any such proposed subletting or assignment, Tenant shall not be in default under any of the terms, provisions or conditions of this Lease; (ii) the sublessee or assignee shall only occupy the Premises and conduct business in accordance with the Permitted Use; and (iii) that if the Fixed Minimum Rent, or any additional rent or charges required to be paid by any such sublessee or assignee exceeds the rentals and/or charges reserved hereunder, then Tenant shall pay to Landlord monthly the entire amount of such excess, which shall be deemed Additional Rent, and in no event shall the annual Fixed Minimum Rent required to be paid by the assignee or sublessee be less than the average sum (or in the case of a partial subletting, the proportionate share) of the Fixed Minimum Rent plus Percentage Rent paid by Tenant from the term Commencement Date to the end of the Lease Year immediately preceding such assignment or subletting or during the immediately preceding two (2) Lease Years, whichever period is shorter; and
(iv) Tenant and its assignee or sublessee shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or sublease as the case may be, duly consented to by Tenant's Guarantor, if any, by the terms of which: (x) in case of an assignment, Tenant assigns to such assignee Tenant's entire interest in this Lease, together with all prepaid rents hereunder, and the assignee accepts said assignment and assumes and agrees to perform, directly for the benefit of Landlord, all of the terms, covenants and conditions of this Lease on the Tenant's part to be performed hereunder; or (y) in case of subletting, the sublease is in all respects subject and subordinate to all of the terms, covenants and conditions of this Lease and that the sublessee thereunder will agree to be bound by and to perform all of the terms, covenants and conditions of this Lease on the Tenant's part to be performed hereunder, except the payment of rent, additional rents and other charges reserved hereunder, which Tenant shall continue to pay to Landlord (provided that Landlord may elect, at Landlord's option, to collect such sublease rents directly from such subtenant); and (v) notwithstanding any such assignment or subletting or the consent of Landlord under the terms of this Paragraph 28, both Tenant and its Guarantor, if any, will not be released or discharged from any liability whatsoever under this Lease and will continue liable thereon with the same force and effect as though no assignment or sublease has been made; and (vi) Tenant shall pay to Landlord the sum of One Thousand Dollars ($1,000.00) to cover the Landlord's administrative costs, overhead and counsel fees in connection with such assignment or subletting, and review of same.

       (b) A request for Landlord's consent to a subletting or an assignment shall be deemed an offer by Tenant for Landlord to either sublease the Premises for the remainder of the Lease term upon the terms and conditions contained herein or to take an assignment of this Lease, which offer shall remain irrevocable for a one (1) month period commencing on the date Landlord actually receives a written request for such consent

       (c) Other than the foregoing permitted assignment or subletting, Tenant shall not voluntarily, involuntarily or by operation of law, assign, transfer, mortgage or otherwise encumber this Lease or any interest of Tenant therein, in whole or in part, nor sublet the whole or any part of the Premises or permit the Premises or any part thereof to be used or occupied by others. Any attempt to encumber, assign the Lease or sublet the Premises not in compliance with the provisions of this Paragraph shall be void and of no force and effect

       (d) If Tenant or its Guarantor, if any, is a corporation or partnership, and if at any time during the Lease Term the persons who, on the Date of Lease, own a majority of such corporation's voting shares or the general partner's interest in such partnership, as the case may be, cease to own a majority of such shares (whether such sale occurs at one time or at intervals so that, in total, such a transfer shall have occurred), or general partner's interest, as the case may be (except as the result of transfer by gift or inheritance) or if

Tenant's Guarantor, if any, is dissolved, Tenant shall so notify Landlord and Landlord shall have the right, at its option, to terminate this Lease by notice to Tenant given within thirty (30) days thereafter or within ninety (90) days after Landlord shall have received other notice thereof, except that this subparagraph (d) shall not be applicable to any corporation, all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended). For the purpose of this subparagraph (d), stock ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1954, as the same existed on August 16, 1954, and the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.

29. REPAIRS: (a) Landlord shall not be required to make any repairs or improvements of any kind upon or to the Premises, except as stated in this Paragraph 29. Landlord shall maintain in good condition throughout the Lease term and make all necessary repairs to the Shopping Center foundations, roofs, downspouts, gutters and structural repairs to the exterior of the building (excluding the interior of all walls within the Premises and the exterior and interior of all windows, glass, showcases, doors, door frames and bucks) and the sewer and water lines servicing the Premises that are located outside of the Premises and the sprinkler system, unless the necessity for any of such repairs shall have been occasioned by any action, omission to act or negligence of Tenant, its assignees, subtenants, concessionaires or licensees, or their respective employees, agents, or contractors, in which event Tenant agrees to make such repairs, at Tenant's cost and expense. Landlord shall not be required to commence any such repair until after written notice from Tenant that the same is necessary, which notice, except in case of an emergency, shall allow Landlord a reasonable time in which to commence and complete such repair. Landlord shall use reasonable efforts to do said repair work with minimum inconvenience, annoyance, disturbance and loss of business to Tenant, as may be reasonably possible under the circumstances consistent with accepted construction practice in the vicinity, and so that such work shall be expeditiously completed, but in no event shall Landlord be required to incur any additional expenses for work to be done during hours or days other than regular business hours and days.

       (b) Subject to the provisions of subparagraph (a) of this Paragraph 29, Tenant agrees, at Tenant's cost and expense, to keep and maintain the Premises and each and every part thereof for Tenant's use and general use, in good repair, order and condition and in compliance with all Laws and to make all repairs and replacements thereto, and to the fixtures and equipment therein and the appurtenances thereto, including without limiting the generality of the foregoing, the Tenant's Work designated in Exhibit "B," the exterior and interior windows and window frames, doors and door frames, entrances, store fronts, including store front metal work, signs, showcases, floor and wall coverings, interior walls, partitions, insulation, and the lighting, electrical, heating, air conditioning, plumbing, and sewerage systems, lines, pipes, equipment, fixtures and facilities within or serving the Premises, or plenum above the Premises, and the escalators and elevators therein, if any, and the floor slab and that portion of any pipes, lines, ducts, wires or conduits installed by Landlord or Tenant contained under, above or within, and exclusively serving the Premises. Tenant shall keep and maintain the Premises in a first-class and attractive condition throughout the Lease Term. Tenant shall replace all damaged or broken glass with glass of equal quality with that broken or damaged, except in the case of damage or destruction by fire or other insurable casualty or by eminent domain, the obligations of Landlord and Tenant shall be controlled as hereinafter provided.

       (c) Following the initial construction of the Premises in compliance with this Lease, Tenant may, with prior notice to Landlord, at Tenant's cost and expense, paint or paper interior walls or change floor coverings in the interior of the Premises only, provided that (i) the structural integrity of the building shall not be affected or diminished; (ii) the value of the building is not diminished; (iii) the exterior appearance (including store front) of the Premises is not altered or changed; (iv) the cost of any such alteration, addition or decoration does not exceed Five Thousand Dollars ($5,000.00); and (v) the sprinkler system design is not affected, modified, altered or changed. In all other instances, Tenant shall secure the prior approval and consent of Landlord for any alteration, construction or improvement.

       (d) In the event (i) Landlord undertakes a substantial remodeling of the common areas and/or the exterior of the Shopping Center, including, without limitation, an expansion of the Shopping Center in an amount equal to or in excess of ten percent (10%) of the then existing GLA of the enclosed mail, or
(ii) this Lease provides for a lease term in excess of five (5) years, then, in the event mentioned in (i) hereof, Tenant shall, at Tenant's cost and expense, remodel the exterior and interior of the Premises and such remodeling work shall be completed within sixty (60) days after Landlord's completion of such remodeling and/or expansion of the Shopping Center, and, in the event mentioned in (ii) hereof, Tenant shall remodel the storefront and install new floor and wall covering in the Premises within one hundred eighty (180) days after the fifth (5th) full Lease Year. Nothing contained in this Paragraph shall constitute a representation or warranty by Landlord that it will remodel and/or expand the Shopping Center.

       (e) Tenant shall submit to Landlord plans and specifications for any such remodeling work, together with a statement of the estimated costs of such work and the name of the contractor Tenant proposes to engage at least sixty
(60) days prior to the date Tenant is to commence any such remodeling work. After receiving Landlord's written approval and prior to the commencement of such work, Tenant agrees to deliver to Landlord a policy or certificate of workmen's compensation insurance in statutory limits from Tenant's contractor as well as evidence of maintenance by Tenant of the insurance coverages to be maintained by Tenant hereunder. Such work may then be commenced and shall be diligently prosecuted to completion in accordance with such approved plans and specifications and all applicable laws, ordinances, rules and requirements of Landlord's insurance carriers, subject, however, to the terms of Tenant's indemnity set forth under Paragraph 36 and Tenant's obligation to insure such assumed liability under Tenant's Comprehensive General Liability policy.

       (f) "Repairs," as used in this Paragraph, shall mean all repairs, replacements, alterations, additions, improvements and betterments. "Maintain" or "maintenance," as used in this Paragraph 29, shall include appropriate heating, cooling, inspection, drainage, insulation and cleaning or cleanout of all portions of the Premises, including all lines and pipes, as appropriate.

       (g) Tenant shall enter into a service repair agreement which provides for the regular maintenance, service, repair and replacement (for example, without limitation, regular filter changes, fan belt replacement, etc.) to the heating, ventilating and air conditioning equipment serving the Premises, and shall provide Landlord with a copy of such service repair agreement within thirty (30) days after request together with reasonable evidence of the performance of such repairs.

30. TENANT'S FAILURE TO REPAIR: If Tenant shall fail, refuse or neglect to maintain or make repairs in accordance with the terms and provisions of this Lease or if Landlord is required to make any repairs by reason of any act, omission to act or negligence of Tenant, or its assignees, subtenants, concessionaires or licensees, or their respective employees, agents or contractors, Landlord shall have the right, at its option, after Landlord shall have given to Tenant a ten (10) day notice (except in case of an emergency), to make such repairs on behalf of and for the account of Tenant and to enter upon the Premises for such purposes, and add the cost and expense thereof, to the next installment of the Fixed Minimum Rent due and Tenant agrees to pay such amount, but nothing contained in this Paragraph shall be deemed to impose such duty upon Landlord or affect in any manner the obligations of Tenant hereunder. Any cost or expense incurred by Landlord and chargeable to Tenant as herein provided shall be reduced to the extent that Landlord is reimbursed therefor under any policy of insurance.

31. COVENANT AGAINST LIENS: Tenant shall do all things necessary to prevent the filing of any mechanics' or other liens against the Premises or any other portion of the Shopping Center or the interest of the Landlord or any ground or underlying lessors or the interest of any mortgagees or holders of any deed of trust covering the Shopping Center by reason of any work, labor, services or materials performed or supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed, Tenant shall either cause the same to be vacated and cancelled of record within thirty (30) days after the date of the filing or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security, by surety bond or as is otherwise prescribed by applicable law, to release the same as a lien against the real property and to prevent any foreclosure of such lien during the pendency of such contest and upon any final non-appealable judgment of any such contest to promptly pay any adjudicated amount due. If Tenant shall fail to vacate or release such lien in the manner and within the time period allowed, then, in addition to any other right or remedy of Landlord resulting from Tenant's default, Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to

Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to this Paragraph, including Landlord's costs, expenses and reasonable attorney's fees incurred in connection therewith. Nothing contained herein shall imply the consent or agreement on the part of Landlord or any ground or underlying lessors or mortgagees or holders of deeds of trust of the Shopping Center to subject their respective estates or interest to liability under a mechanics' or other lien law, whether or not the performance or the furnishing of such work, labor, services or materials to Tenant or anyone holding the Premises, or any part thereof, through or under Tenant, shall have been consented to by Landlord and/or any of such parties.

32. UTILITIES: (a) Tenant shall install and use the utilities (including water, gas, electricity, sewers and telephone supplied to or serving the Premises) in accordance with the criteria set forth in Exhibit "B," the rules and regulations of Landlord and the public utility company or the governmental agency supplying the same. Landlord shall not be liable in damages or otherwise for any interruption in the supply of any utility to the Premises nor shall any such interruption constitute any ground for an abatement of any of the rents reserved hereunder. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which requires additional utility facilities or utility facilities of a greater capacity than the facilities to be provided by Landlord under Exhibit "B," such installation shall be at Tenant's expense and subject to Landlord's prior written approval of Tenant's plans and specifications therefor. If approved by Landlord, Tenant agrees to pay Landlord, on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

       (b) Landlord shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Premises. Tenant shall make application for and arrange for the installation of all such meters or other devices and Tenant shall be solely responsible for and promptly pay, when due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Premises.

       (c) (i) Should Landlord elect or be requited to supply any utility services used or consumed in the Premises, Tenant agrees to reimburse Landlord for the same at a cost not to exceed that which the utility company would have charged Tenant for furnishing such utilities and based on a distribution or other use method for computing the amount of utility usage. In the event of any dispute, Tenant shall pay the bill for all such utilities furnished for the Premises in accordance with Landlord's billing, and such payment shall not prejudice Tenant's position. If the dispute is determined in Tenant's favor, by agreement or otherwise, Landlord shall refund the overpayment to Tenant. Any bill or statement shall be binding and conclusive on Tenant if Tenant fails to object thereto in writing (stating the reasons therefor) within thirty (30) days after the date thereof. If Landlord is furnishing Tenant any utility or utilities hereunder, Landlord may, at any time, at Landlord's option and on at least thirty (30) days' prior notice to Tenant, discontinue furnishing any such utility to the Premises; and in such case, Tenant shall contract directly with the public or private service company supplying such utility service for the purchase by Tenant of such utility, and (ii) throughout the Lease Term Landlord shall keep in good order and repair and shall maintain the telephone raceway and interface wiring system and shall make any necessary repairs to or replacements of such telephone raceway and/or interface wiring system (except that Landlord's obligation shall not include repair or replacement of service extensions, wiring or other telephone systems exclusively servicing the Premises and that Tenant shall reimburse Landlord for any and all repairs thereto necessitated by any acts, omissions to act or negligence of Tenant or Tenant's agents, employees and contractors).

       (d) (i) Throughout the Lease Term Landlord shall keep in good order and repair and shall maintain the sprinkler system in the Premises, including checking, testing and servicing thereof, and shall make any necessary repairs to or replacements of such sprinkler system (except that Tenant, at its expense, shall make any or all repairs and replacements thereto necessitated by any acts, omissions to act or negligence of Tenant or Tenant's agents, employees and contractors and any expansions or improvements desired by Tenant to such portion of the sprinkler system servicing the Premises). In consideration thereof, Tenant shall pay to Landlord, for each Lease Year or partial Lease
Year during the Lease Term hereof, a Sprinkler Charge as set forth in Section
1M of this Lease, which shall be payable in twelve (12) equal monthly installments, in advance, on the first day of each month during the Lease Term and any additional charge billed by Landlord for repairs or replacements made necessary by reason of the acts, omissions to act or negligence of Tenant or Tenant's agents, employees or contractors. All modifications to such sprinkler system that Tenant may desire shall be performed as provided in Exhibit "B" and (ii) should the utility company furnishing water to the Shopping Center levy, assess or impose upon Landlord a sprinkler system backup charge, then Tenant shall pay to Landlord its proportionate share thereof, which shall be in an amount equal to the product obtained by multiplying said charge by a fraction, the numerator of which shall be the GLA of the Premises and the denominator of which shall be the GLA in the Shopping Center served by such sprinkler system determined as of the date such charge is billed to Tenant; and shall be paid by Tenant within ten (10) days after billing by Landlord.

       (e) (i) Tenant shall pay to Landlord for each Lease Year or partial Lease Year during the Lease Term, the Water Charge for normal usage of cold water for drinking and sanitary purposes. Tenant's Water Charge shall be paid in twelve (12) equal monthly installments, in advance, on the first day of each month during the Lease Term, (ii) Tenant agrees that the Water Charge shall be adjusted from time to time by a percentage factor equal to the percentage of increase or decrease in the amount of water used in the Premises and/or of the water rates existing as of the Commencement Date of the Lease Term, and (iii) the Water Charge shall also include all sewer charges if such sewer charges are billed to Landlord by the utility company as a combined water and sewer charge.

       (f) Tenant shall pay to Landlord a charge (the "Trash Charge") in the amount set forth in Paragraph 1(O) of the Lease, on the first day of each month in advance, for the furnishing of trash and garbage removal from the Premises by Landlord.

33.    TAXES:    (a)    Tenant shall, in all instances, pay its proportionate
share of all real estate taxes ("Taxes") which may be levied or assessed by the lawful taxing authorities against the land, buildings and all other improvements and betterments in the Shopping Center. For the purpose of this Paragraph 33 only, the term "Shopping Center" shall include any adjacent property leased by Landlord to a Department Store if Landlord is the owner of the Department Store building. The term "Taxes" shall mean and include all real estate taxes, assessments, water and sewer rents (except such water and sewer charges which are measured by the consumption by the actual user of the item or service for which the charge is made) and other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Lease Term be levied, assessed, imposed, become due and payable, or liens upon, or arising in connection with the use, increased valuation from sale or otherwise, occupancy or possession of, or grow due and payable out of, or for, the Shopping Center or any part thereof or any land, buildings or other improvements therein (as initially constructed or as the same may at any time thereafter be enlarged or reduced), including interest on installment payments, and all costs, expenses and fees (including reasonable attorney's and appraiser's fees) incurred or expended by Landlord in reviewing tax charges or contesting such Taxes, assessments and/or negotiating with the public authorities as to the same; provided, however, that if at any time during the Lease Term the methods of taxation prevailing at the Commencement Date of the Lease Term shall be altered so that in addition to, or in lieu of, or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, (ii) a license fee measured by the rents receivable by Landlord for the Shopping Center or any portion thereof, or (iii) a tax or license imposed upon Landlord which is otherwise measured by or based in whole or in part upon the Shopping Center or any portion thereof, then the same shall be included in the computation of Taxes, computed as if the amount of such tax or fee so payable were that part due if the Shopping Center were the only property of Landlord subject thereto. Nothing herein contained shall be construed to include as Taxes any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon the Landlord.

       (b) Tenant shall pay to Landlord the Tax Charge (as defined hereafter) based on the amount of Taxes to be assessed or levied as soon as such amount is reasonably determinable in an amount equal to the product obtained by multiplying the entire amount of such Taxes by a fraction, the numerator of which shall be the GLA of the Premises and the denominator of which shall be the greater of (i) eighty percent (80%) of the GLA in the Shopping Center, or (ii) the GLA in the Shopping Center occupied by tenants of the Shopping Center, both determined as of August 1 of each Lease Year (hereinafter called the "Tax Charge"). GLA in the Shopping Center, for the purposes of this Section 33(b) only, shall be deemed to mean the actual number of square feet of floor space in all buildings in the Shopping Center (as initially constructed or as the same may be enlarged or reduced) which is exclusively appropriated for use by lessees and tenants of the

Shopping Center, excluding the square footage of the building roofs, common areas of the Shopping Center (as defined in Paragraph 33 hereof), outdoor sales areas, project manager's offices, mechanical penthouses and machinery utility and equipment rooms. All measurements shall be made in the manner set forth in Paragraph 2. A determination by Landlord's architect shall be conclusive as to the number of square feet of GLA and space in each instance in which a determination thereof shall be required under the provisions of this Lease. If any part or parcel of the Shopping Center property and/or the buildings and improvements erected thereon shall be separately assessed and taxed and Landlord shall not be required to pay the Taxes levied thereon, then, and in such event, for the purpose of computing such Taxes the GLA and the Taxes levied against such part or parcel and/or the buildings and improvements thereon as may be separately assessed shall not form a part of the foregoing computation. Tenant's Tax Charge shall be paid to Landlord in equal monthly installments, in advance (as the same may be subsequently increased or decreased). If the amount of such monthly payments paid by Tenant exceeds the amount actually due, the overpayment shall be credited on Tenant's next succeeding payment or during the last Lease Year, Landlord will refund such excess to Tenant within thirty (30) days following the expiration of the Lease Term. If the amount of such monthly payments paid by Tenant shall be less than the actual amount due, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, within ten (1O) days after demand by Landlord. If, on the first day of the month in question the amount of Taxes payable during the then current tax year shall not have been determined by the taxing authority, the Tax Charge then payable by Tenant shall be estimated by Landlord based on the amount of the corresponding Taxes for the immediately preceding tax year, and any anticipated increase, subject to adjustment when the amount of such Taxes shall be determined and payment of any adjustment shall be made by Tenant upon billing by Landlord. If any mortgagee or ground lessor of Landlord should require tax escrow deposits, in advance of the due date, then Tenant shall deposit with Landlord, in advance, its share of such Taxes.

       (c) Any fiscal tax year or years commencing during any Lease Year or partial Lease Year shall be deemed to correspond to such Lease Year or partial Lease Year, except that with respect to the first and last Lease Years of the Lease Term, the Taxes for the then current fiscal tax year or years and the Tax Charge payable by Tenant shall be prorated from the Commencement Date of the first Lease Year or partial Lease Year and to the end of the last Lease Year, as to which Tenant's obligation shall survive the expiration of the Lease Term.

       (d) Tenant agrees to pay, prior to delinquency, any and all taxes and assessments levied or assessed during the Lease Term upon or against (i) all furniture, fixtures, signs, equipment and any other personal property installed or located within the Premises, (ii) all alterations, additions, betterments and improvements of whatsoever kind or nature, made by Tenant to the Premises, including such improvements and betterments mentioned in Exhibit "B" as Tenant's Work, as the same may be separately levied, taxed and assessed against or imposed directly upon Tenant by the taxing authorities, and (iii) the rentals payable hereunder by Tenant to Landlord (other than Landlord's Federal, State and local income taxes thereon).

       (e) Should any governmental authority require that a tax, other than the Taxes above mentioned, be paid by Tenant, but collected by Landlord, for and on behalf of the governmental authority, and forwarded by the Landlord to the governmental authority, the same shall be paid by Tenant to Landlord, monthly, in advance.

       (f) Landlord shall have the right, if permitted by law, to make installment payments of any assessments levied against the Shopping Center, and such Taxes shall be computed upon the installments and interest thereon paid by Landlord in each Lease Year if Landlord elects such installment method. Landlord shall have the right to contest the validity or amount of any Tax by appropriate proceedings. In the event Landlord receives any refund of such Taxes, Landlord shall proportionately credit such refund as shall be allocable to payments of the Tax Charge actually made by Tenant (less costs, expense and reasonable attorneys' and appraisers' fees) against the next succeeding payments of the Tax Charge due from Tenant, or during the last Lease Year, Landlord will refund Tenant's share of such net refund to Tenant within thirty
(30) days following the expiration of the Lease Term.

       (g) Any amount payable by Tenant to Landlord under this Paragraph shall be paid within ten (10) days after receipt by Tenant from Landlord of a bill setting forth such amount.





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
       (h) In the event of a good faith dispute, Tenant shall pay the Tax Charge in accordance with the applicable bill or statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, by agreement or otherwise, Landlord shall refund to Tenant the amount of Tenant's overpayment.

       (i) Any such bill or statement shall be deemed binding and conclusive on Tenant if Tenant fails to object thereto in writing (stating the reasons therefor) within thirty (30) days after the date thereof or if Tenant fails to comply with the provisions of subparagraph (h) of this Paragraph 33.

       (j) With respect to any Taxes for which Tenant is responsible hereunder, the official tax bill shall be conclusive evidence of the amount of Taxes assessed or levied, and of the items taxed. A copy of such tax bill shall, upon request of Tenant, be submitted when available by Landlord to Tenant.

34. COMMON AREAS: All common areas and other common facilities (hereinafter collectively called "common areas") made available by Landlord in or about the Shopping Center shall be subject to the exclusive control and management of Landlord, expressly reserving to Landlord, without limitation, the right to erect, install or operate within the enclosed malls or the parking areas, kiosks, planters, pools, sculpture, free-standing buildings, advertising displays, entertainment, educational displays, events or otherwise. Common areas (as initially constructed or as the same may at any time thereafter be enlarged or reduced) shall mean all areas, space, facilities, equipment, signs and special services from time to time made available by Landlord for the common and joint use and benefit of Landlord, the Tenant and other tenants and occupants of the Shopping Center, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees, which may include (but shall not be deemed a representation as to their availability), the sidewalks, parking areas, access roads, driveways, landscaped areas, truck serviceways, tunnels, loading docks, pedestrian malls (enclosed or open), courts, stairs, ramps, elevators, escalators, comfort and first aid stations, public washrooms, community hall or auditorium and parcel pick-up stations.

       Landlord hereby expressly reserves the right, from time to time, to construct, maintain and operate lighting and other facilities, equipment and signs on all of said common areas; to police the same; to change the area, level, location and arrangement of the parking areas and other facilities forming a part of said common areas; to build multi-story parking facilities; to restrict parking by tenants and other occupants of the Shopping Center and their employees, agents, subtenants, concessionaires and licensees; to enforce parking charges (by operation of meters or otherwise), but in such event the net proceeds from such charges, after deducting the cost of enforcing the same, shall be applied in reduction of the cost of maintaining the common area except when multi-story parking facilities are constructed by Landlord after the initial grand opening of the Shopping Center; to close temporarily all or any portion of the common areas for the purpose of making repairs or changes thereto and to discourage non-customer parking; and to establish, modify and enforce reasonable rules and regulations with respect to the common areas and the use to be made thereof. Landlord shall operate, manage, equip, light and maintain the common areas in such manner as Landlord, in its reasonable discretion, may from time to time determine, and Landlord shall have the right and exclusive authority to employ and discharge all personnel with respect thereto.

       Tenant, its customers, employees, invitees and guests, are hereby given a license during the Lease Term (in common with all others to whom Landlord has or may hereafter grant rights) to use the common areas of the Shopping Center as they may now or at any time during the Lease Term exist, provided, however, that if the size, location or arrangement of such common areas or the type of facilities at any time forming a part thereof be changed or diminished, Landlord shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such change or diminution of such areas be deemed a constructive or actual eviction. In order to establish that the Shopping Center or any portion thereof is and will continue to remain private property and to prevent a dedication thereof or the accrual of any rights to any person or to the public therein, Landlord hereby reserves the unrestricted right to close all or any portion of the Shopping Center owned, leased or controlled by Landlord to the general public for one
(1) day in each calendar year, and, in connection therewith, to seal off all entrances to the Shopping Center, or any portion thereof. Tenant hereby acknowledges, consents and agrees that any and/or all services, facilities and access by the public to the Premises and/or to the Shopping Center may be suspended in whole or in part during such temporary times as all of the Department Stores adjoining





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
the Shopping Center are not open for business, on legal holidays, on such other days as may be declared by local, State or Federal authorities as days of observance, and/or during any periods of actual or threatened civil commotion, insurrection or other circumstances beyond Landlord's control when Landlord, in Landlord's reasonable judgment, shall deem the suspension of such services, facilities and access necessary for the protection and/or preservation of persons and/or property.

35. COST OF MAINTENANCE OF COMMON AREAS: (a) Landlord shall maintain the common areas and facilities in good order, condition and repair. Tenant agrees to pay Landlord, in the manner provided and as computed in subparagraph (b) of this Paragraph 35, a share of the Operating Costs of the common areas of the Shopping Center. "Operating Costs" shall mean the total costs and expenses incurred in operating, maintaining and repairing the common areas and facilities, including, without limitation, personal and real property taxes and special assessments; surcharges levied upon or assessed against parking spaces or areas; payments toward mass transit or car pooling facilities or otherwise as required by Federal, State or local governmental authorities; costs and expenses in connection with maintaining Federal, State and local governmental ambient air and environmental standards; the cost of all materials, supplies and services purchased or hired therefor; the cost and expense of operating, maintaining, repairing and replacement of curbs, sidewalks, parking surfaces, paving, walkways, roadways, landscaping, gardening and planting, cleaning, painting (including line painting), decorating, repairing, paving, lighting, sanitary control, removal of snow, trash, garbage and other refuse, heating, ventilating, air conditioning of and smoke control for the enclosed malls and other enclosed portions of the common areas, fire protection, water and sewerage charges, the cost of all types of insurance coverages carried by Landlord covering the common areas, including, without limitation, public liability, personal and bodily injury and property damage liability and automobile coverage, fire and extended coverage, vandalism and malicious mischief and all broad form coverages, sign insurance and any other insurance that may be carried by Landlord covering the common areas all in limits selected by Landlord (it is agreed and understood that Landlord may self-insure or internally perform other functions relating to the Shopping Center included in Operating Costs, and, in such event, Landlord may include in Operating Costs the reasonable and competitive cost of such functions performed internally by Landlord), operation of loud speakers and any other equipment supplying music to the common areas or any parts thereof, operation of public toilets, installing and renting of signs, maintenance and repair of roofs, foundations, exterior walls, downspouts and gutters, maintenance, repair and replacement of utility systems serving the common areas, including water, sanitary sewer and storm water lines and other utility lines, pipes and conduits, replacement reserve for heating, ventilating, air conditioning and/or smoke control equipment, depreciation or rental value of machinery and equipment owned and used in the operation, maintenance and repair of the common areas, or the rental charges for such machinery and equipment, the cost of any services deemed necessary by Landlord to prevent, restrict or control the use of the Common Areas by members of the public for uses for which they are not intended and/or to maintain such common areas as private property, including court costs and attorneys' fees, the cost of the Shopping Center manager and the personnel reasonably required (including applicable benefits, payroll taxes, workmen's compensation insurance and disability insurance) to implement all of the foregoing, including the policing of the common areas and the directing of traffic and parking of automobiles on the parking areas thereof, administrative costs attributable to the common areas and an overhead cost equal to fifteen percent (15%) of the total Operating Costs (hereinafter referred to as the "Total Operating Costs"). Subject to the provisions hereof, Operating Costs shall not include initial costs of equipment properly chargeable to capital account consisting of items real estate in nature and the original cost of constructing the common areas but shall, however, include those capital costs allowed as "Permitted Capital Pass Through Costs" as defined in subparagraph 35(7) below. Landlord may cause any or all of said services to be provided by an independent contractor or contractors.

       (b) Tenant's Common Area Charge shall be an amount equal to the product obtained by multiplying the Total Operating Costs paid or incurred by Landlord during the first accounting period and each subsequent accounting period, as hereafter defined, by a fraction, the numerator of which shall be the GLA of the Premises and the denominator of which shall be the greater of
(i) eighty percent (80%) of the GLA in the Shopping Center, or (ii) the GLA in the Shopping Center occupied by tenants of the Shopping Center, both determined as of August 1 of each Lease Year. If any Tenant or occupant of any free-standing buildings or structures which shall be erected in the Shopping Center make payment toward the common area Operating Costs of the Shopping Center, then the GLA of such free-standing buildings or structures shall not be included in the GLA in the Shopping Center and payments actually received by Landlord from the tenants or occupants of such free-standing buildings or structures as their share of the Operating Costs shall be deducted from the Total Operating Costs paid or incurred by Landlord during the particular accounting period when such payments are received before computing Tenant's Common Area Charge; and (iii) if Landlord should elect or be required to maintain the common areas owned or leased by Department Stores adjoining the Shopping Center, then for the purpose of computing Tenant's Common Area Charge, the Operating Costs paid or incurred by Landlord in maintaining such adjoining common areas shall be included in the Operating Costs defined under subparagraph (a) of this Paragraph and payments actually received by Landlord from such Department Stores as their share of Operating Costs shall be deducted from the Total Operating Costs paid or incurred by Landlord during the particular accounting period when such payments are received before computing Tenant's Common Area Charge. The term "accounting period" shall be such period as Landlord shall select using accepted accounting principles and practices consistently applied but shall initially be the applicable calendar year. Tenant's share of such Total Operating Costs shall be payable as follows:

       (1) During that portion of the Lease Term falling within the first accounting period (subject to adjustment as set forth in subparagraph [b][3] hereof), Tenant shall pay Landlord monthly, in advance, on the first day of each month, a sum in such amounts as are billed to Tenant by Landlord, as an estimate of Tenant's share of such Total Operating Costs during the first accounting period.

       (2) The foregoing estimated sum under subparagraph (b)(1) shall be adjusted and revised by Landlord from time to time during the Lease Term on the basis of the actual Total Operating Costs for the immediately preceding accounting period plus reasonable anticipated increases or decreases in such costs. Upon Landlord furnishing to Tenant a written statement setting forth such revised estimated Operating Costs, Tenant shall pay Landlord the revised Common Area Charge in monthly installments, in advance, on the first day of each month until the next succeeding revision in such estimate.

       (3) Within ninety (90) days following the end of the first accounting period and each subsequent accounting period, Landlord shall furnish Tenant a written statement covering the accounting period just expired, showing in reasonable detail a general breakdown of the actual Total Operating Costs, the amount of Tenant's Common Area Charge for such accounting period and the payments made by Tenant with respect to such accounting period. Tenant shall pay Landlord the deficiency within ten (10) days after the furnishing of said statement; and if said payments exceed Tenant's Common Area Charge, Tenant shall be entitled to a credit for such excess against payments next thereafter to become due Landlord on account of Tenant's Common Area Charge, or during the last Lease Year, Landlord will refund such excess to Tenant within thirty (30) days following the expiration of the Lease Term.

       (4) As to the first accounting period or any subsequent accounting period a portion only of which is contained in the Lease Term, Tenant's obligation for a share of the actual Total Operating Costs shall be prorated on the basis of the actual number of days in the portion of such accounting period contained in the Lease Term, as to which Tenant's obligation shall survive the expiration of the Lease Term.

       (5) In the event of any dispute, Tenant shall pay the amount of Landlord's bill or statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, by agreement or otherwise, Landlord shall refund to Tenant the amount of Tenant's overpayment. Provided Tenant is not then in default under this Lease, Tenant may, at its expense and on not less than fifteen (15) days prior written notice to Landlord and not more than once during each Lease Year, review the Total Common Area Charges for the immediately preceding Lease Year at the office of Landlord where such records are maintained.

       Failure by Tenant to exercise any audit right granted herein, or Landlord to dispute any Tenant audit within the specified time period or the failure of either party to otherwise fail to contest or dispute the allocation of Additional Rent or Common Area Maintenance Charges ("CAM") within twelve
(12) months of the date any statement for Additional Rent or CAM charges or fees is submitted to Tenant:

        (a) is deemed a waiver of the applicable audit or dispute right and any right to contest the Additional Rent charges (undercharges or overcharges) for the applicable Lease Year;

              (b) is deemed acceptance of the Additional Rent charges as submitted to and reviewed by Tenant; and

              (c) constitutes full release of Landlord by Tenant for any overcharges of Additional Rent more than one (1) year old and a full release of Tenant by Landlord for any undercharging of Additional Rent more than one (1) year old.

       (6) Any such bill or statement shall be deemed binding and conclusive if Tenant fails to object thereto in writing (stating the reason therefor), within thirty (30) days after the date thereof or if Tenant fails to comply with the provisions of subparagraph (5) of this Paragraph 35.

       Notwithstanding anything to the contrary contained herein, failure by Tenant to exercise any audit right granted herein or Landlord to dispute any Tenant audit within the specified time period or the failure of either party to otherwise fail to contest or dispute the allocation of Additional Rent or CAM charges within twelve (12) months of the date any statement for Additional Rent or CAM charges or fees is submitted to Tenant:

              (a) is deemed a waiver of the applicable audit or dispute right and any right to contest the Additional Rent charges (undercharges or overcharges) for the applicable Lease Year;

              (b) is deemed acceptance of the Additional Rent charges as submitted to and reviewed by Tenant; and

              (c) constitutes full release of Landlord by Tenant for any overcharges of Additional Rent more than one year old and a full release of Tenant by Landlord for any undercharging of Additional Rent more than one year old.

       (7) "Permitted Capital Pass Through Cost" shall mean the following costs and expenses incurred by Landlord from and after January 1 of the calendar year in which this Lease is executed: (i) the cost of any capital improvement made to the Property by Landlord that is required under any governmental law or regulation which was not promulgated, or which was promulgated but was not applicable to the Building, at the time the Building was constructed, amortized over such period as Landlord shall reasonably determine, together with an amount equal to interest at the rate of twelve percent (12%) per annum (the "Amortization Rate") on the unamortized balance thereof; (ii) the cost of any capital improvement made to the Common Areas of the Property that is required under interpretations or regulations issued from time to time under the provisions of Tex. Rev. Civ. Stat. Ann. art. 9102 and the provisions of the Americans with Disabilities Act of 1990, 42 U.S.C.

Sections 12101-12213 (collectively, the "Disability Acts"), amortized over such period as Landlord shall reasonably determine, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; (iii) the cost of any labor-saving or energy-saving device or other equipment installed in the Building (provided Landlord reasonably anticipates that the installation thereof will reduce Operating Expenses), amortized over such period as is reasonably determined by Landlord, together with an amount equal to interest at the Amortization Rate on the unamortized balance thereof; and (iv) all other capital costs and expenses which would generally be regarded as ownership, operating, maintenance and management costs and expenses which would normally be amortized over a period not to exceed five (5) years.

36.    PROMOTION OF CENTER AND TENANT'S BUSINESS.

       (a) Promotional Fund: Tenant shall pay Landlord the monthly Promotion Fund Charge set forth in Paragraph 1(L), subject to increases as described below (the fund created by such charges and any similar charges paid by other tenants or parties shall be referred to herein as the "Promotional Fund"). Landlord shall use the Promotional Fund to promote, advertise and market the Shopping Center through television, radio, newspaper or other media, or through other non-media promotions or events. Although Landlord may appoint a committee of representatives from one or more tenants or Department Stores to advise Landlord concerning the use of the Promotion Fund, Landlord reserves the right to use the Promotion Fund for the foregoing purposes in Landlord's sole discretion. Tenant shall also pay a non-recurring supplemental





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
Promotion Fund Charge equal to twelve (12) times the monthly amount: (i) upon Tenant's execution of this Lease, and (ii) each time Landlord spends at least $1,000,000 expanding or renovating the Shopping Center from time to time during the Term upon ten (10) days written request by Landlord.

       (b) Merchants' Association: Landlord may, from time to time in Landlord's sole discretion, require that Tenant participate in a merchants' association for the Shopping Center sponsored or designated by Landlord. In such case: (i) Tenant shall participate as an active member in such association, (ii) Tenant shall continue to pay the Promotion Fund Charge to Landlord, and such Promotion Fund Charge shall be deemed to satisfy any obligations of Tenant to pay regular monthly dues to such association, (iii) Landlord shall turn over such Promotion Fund Charge to the association, or at Landlord's option shall continue to use the same or a portion thereof in conjunction with or on behalf of the association for the purpose of promoting, advertising and marketing the Shopping Center, and (iv) Tenant shall pay any special assessments and participate in any joint advertising or promotional events sponsored by such association, and shall comply with all other requirements of such association.

       (c) Media Fund, Joint Advertising: Tenant shall pay Landlord the monthly Media Fund Charge set forth in Paragraph 1(M), subject to increases as described below (the fund created by such charges and any similar charges paid by other tenants or parties shall be referred to herein as the "Media Fund"). Landlord shall use the Media Fund to supplement any Promotion Fund or in order to promote, advertise and market the Shopping Center through television, radio, newspaper or other electronic or print media, in Landlord's sole discretion. Landlord may, from time to time in Landlord's sole discretion and until further notice, reduce the Media Fund Charge and in lieu thereof require that Tenant spend an amount not exceeding such reduction on joint advertising prepared, established, sponsored or required for the Shopping Center by Landlord (with such design and content as Landlord shall reasonably approve in advance).

       (d) Payments, Increases, and Unused Funds: Tenant shall pay the Promotion Fund Charge and Media Fund Charge in advance on or before the first day of each calendar month during the Term. The Promotion Fund Charge and Media Fund Charge shall be subject to increases effective each January 1 during the Term or at such other times as Landlord may reasonably determine. Landlord shall determine each increase based on the percentage increases in the "CPI" from the Commencement Date through the latest date for which a current index is available prior to the scheduled increase. Notwithstanding the foregoing, in the case of the Media Fund Charge, Landlord may use the percentage increase in the electronic, print and outdoor advertising rates of the media utilized by

Landlord over such rates for the preceding year in the media market in which the Shopping Center is located. In no event shall the Promotion Fund Charge or Media Fund Charge ever be reduced, even if the "CPI" or advertising rates decrease for any given period. Any amounts of the respective Funds remaining after the end of any calendar year shall be used by Landlord in subsequent years, and Landlord shall have no obligation to refund any unused amounts to Tenant after expiration of this Lease or otherwise whatsoever. For the purposes of this provision CPI shall mean "The Revised Consumer's Price Index for Urban Wage Earners and Clerical Workers, all Cities (CPI-W) (1982 = 100)," issued by the Bureau of Labor Statistics of the U.S. Department of Labor in the Current Labor Statistic Section of the Monthly Labor Review ("CPI").

       (e) Tenant Advertising: In order to help maximize Gross Sales, Tenant agrees to spend an amount equal to at least two percent (2%) of Tenant's Gross Sales to advertise Tenant's business in the Premises in the market area in which the Shopping Center is located during each Lease Year. Such amount shall be in addition to the Promotion Fund Charge and Media Fund Charge. Tenant shall provide Landlord with evidence of such advertising programs in the market area in which the Shopping Center is located, Tenant shall include the Premises so that it receives at least as much publicity as other stores owned or operated by Tenant in such market area. All references to Landlord or the Shopping Center in such programs shall be in good taste and shall identify the Shopping Center by the name designated by Landlord from time to time.

       (f) Landlord's Expenses: Landlord shall be reimbursed out of the Promotion Fund or by any merchants' association for all costs and expenses incurred by Landlord in administering such Funds or in providing services to such association, including without limitation, costs for performing or procuring services for audits, tax filings and bookkeeping, and the compensation, benefits and related expenses for a marketing director and staff, rental value of space in the Shopping Center used by the same, all office equipment, utilities and supplies, postal and travel expenses in connection therewith, and the cost of all Shopping Center advertisements and promotional and marketing activities and events.

37. INDEMNITY: (A) LANDLORD'S INDEMNITY OF TENANT. EXCLUSIVE OF: (I) ANY CLAIM OR LOSS COVERED BY TENANT'S INSURANCE ACTUALLY CARRIED BY TENANT OR REQUIRED TO BE CARRIED BY TENANT UNDER THIS LEASE, (II) ANY HAZARDOUS OR TOXIC MATERIAL CLAIMS OR LIABILITY, CONDEMNATION OR FIRE OR CASUALTY CLAIMS, EACH OF WHICH SHALL BE CONTROLLED BY THE SPECIFIC PARAGRAPHS UNDER THIS LEASE DEALING WITH THOSE MATTERS, AND/OR (III) ANY INJURY, DEATH, DAMAGE, LIABILITY OR CLAIMS ARISING FROM OR OUT OF THE WILLFUL ACTS, MISCONDUCT OR NEGLIGENCE OF TENANT, ITS EMPLOYEES, CONTRACTORS, AGENTS AND INVITEES, LANDLORD SHALL INDEMNIFY AND HOLD TENANT HARMLESS (INCLUDING TENANT'S OFFICERS, DIRECTORS AND EMPLOYEES), FROM AND AGAINST (SUBJECT TO THE FOREGOING EXCLUSIONS) ANY AND ALL FINES, ORDERS, DECREES, CLAIMS, LIABILITIES, SUITS, JUDGMENTS, LOSSES OR DAMAGES (INCLUDING COSTS AND REASONABLE ATTORNEY FEES) ARISING OUT OF OR CONNECTED WITH ANY INJURY TO PERSON, DEATH, OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE COMMON AREAS OF THE SHOPPING CENTER. TENANT AGREES TO LOOK FIRST TO ANY INSURANCE COVERAGE CARRIED BY TENANT (WHICH SHALL BE PRIMARY) FOR RELIEF FROM OR UNDER ANY FINE, ORDER, DECREE, CLAIM, LIABILITY, LOSS SUIT, JUDGMENT OR DAMAGE INCURRED BY OR BROUGHT AGAINST TENANT PRIOR TO MAKING A CLAIM UNDER OR SEEKING TO ENFORCE THIS INDEMNITY.

       TENANT'S INDEMNITY OF LANDLORD. EXCLUSIVE OF: (I) ANY CLAIM OR LOSS COVERED BY LANDLORD'S INSURANCE ACTUALLY CARRIED BY LANDLORD OR REQUIRED TO BE CARRIED BY LANDLORD UNDER THIS LEASE, (II) ANY HAZARDOUS OR TOXIC MATERIAL CLAIMS, EACH WHICH SHALL BE CONTROLLED BY THE SPECIFIC PARAGRAPHS UNDER THIS LEASE DEALING WITH THOSE MATTERS, AND/OR (III) ANY INJURY, DEATH, DAMAGE, LIABILITY OR CLAIMS ARISING FROM OR OUT OF THE WILLFUL ACTS, MISCONDUCT OR NEGLIGENCE OF LANDLORD, ITS EMPLOYEES, CONTRACTORS, AGENTS AND INVITEES, TENANT SHALL INDEMNIFY AND HOLD LANDLORD AND LANDLORD'S PROPERTY MANAGER FOR THE SHOPPING CENTER HARMLESS (INCLUDING LANDLORD'S AND LANDLORD'S PROPERTY MANAGER'S OFFICERS, DIRECTORS AND EMPLOYEES), FROM AND AGAINST (SUBJECT TO THE FOREGOING EXCLUSIONS) ANY AND ALL FINES, ORDERS, DECREES, CLAIMS, LIABILITIES, SUITS, JUDGMENTS, LOSSES OR DAMAGES (INCLUDING COSTS AND REASONABLE ATTORNEY
FEES) ARISING OUT OF OR CONNECTED WITH ANY INJURY TO PERSON, DEATH, OR DAMAGE TO PROPERTY OCCURRING IN, OR ABOUT THE PREMISES OR IN CONNECTION WITH ANY IMPROVEMENTS THEREIN. EXCEPT FOR COMPREHENSIVE GENERAL LIABILITY COVERAGE REQUIRED TO BE CARRIED BY TENANT UNDER THIS LEASE (WHERE LANDLORD AND LANDLORD'S PROPERTY MANAGER ARE NAMED INSUREDS, SUCH COVERAGE BEING PRIMARY FOR ALL PURPOSES), LANDLORD AGREES TO LOOK FIRST TO ANY INSURANCE COVERAGE REQUIRED TO BE CARRIED BY LANDLORD UNDER THIS LEASE (WHICH, EXCEPT AS SET FORTH ABOVE, SHALL BE PRIMARY) FOR RELIEF FROM OR UNDER ANY FINE, ORDER, DECREE, CLAIM, LIABILITY, LOSS, SUIT, JUDGEMENT OR DAMAGE INCURRED BY OR BROUGHT AGAINST LANDLORD PRIOR TO MAKING A CLAIM UNDER OR SEEKING TO ENFORCE THIS INDEMNITY.

       (B) TENANT AND ALL THOSE CLAIMING BY, THROUGH, OR UNDER TENANT SHALL STORE THEIR PROPERTY IN AND SHALL OCCUPY AND USE THE PREMISES AND ANY IMPROVEMENTS THEREIN AND APPURTENANCES THERETO AND ALL PORTIONS OF THE SHOPPING CENTER SOLELY AT THEIR OWN RISK AND TENANT AND ALL THOSE CLAIMING BY, THROUGH, AND UNDER TENANT HEREBY RELEASE LANDLORD, TO THE FULL EXTENT PERMITTED BY LAW, FROM ALL CLAIMS OF EVERY KIND, INCLUDING LOSS OF LIFE, PERSONAL OR BODILY INJURY, DAMAGE TO MERCHANDISE, EQUIPMENT, FIXTURES OR OTHER PROPERTY, OR DAMAGE TO BUSINESS OR FOR

BUSINESS INTERRUPTION, ARISING, DIRECTLY OR INDIRECTLY, OUT OF OR FROM OR ON ACCOUNT OF SUCH OCCUPANCY AND USE OR RESULTING FROM ANY PRESENT OR FUTURE CONDITION OR STATE OF REPAIR THEREOF.

       (C) LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE FOR DAMAGES AT ANY TIME TO TENANT, OR TO THOSE CLAIMING BY, THROUGH OR UNDER TENANT, FOR ANY LOSS OF LIFE, BODILY OR PERSONAL INJURY, OR DAMAGE TO PROPERTY OR BUSINESS, OR FOR BUSINESS INTERRUPTION, THAT MAY BE OCCASIONED BY OR THROUGH THE ACTS, OMISSIONS OR NEGLIGENCE OF ANY OTHER PERSONS, OR ANY OTHER TENANTS OR OCCUPANTS OF ANY PORTION OF THE SHOPPING CENTER AND/OR THE DEPARTMENT STORES ADJOINING THE SHOPPING CENTER.

       (D) LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE FOR DAMAGES AT ANY TIME FOR ANY DEFECTS, LATENT OR OTHERWISE, IN ANY BUILDINGS OR IMPROVEMENTS IN THE SHOPPING CENTER OR ANY OF THE EQUIPMENT, MACHINERY, UTILITIES, APPLIANCES OR APPARATUS THEREIN, NOR SHALL LANDLORD BE RESPONSIBLE OR LIABLE FOR DAMAGES AT ANY TIME FOR LOSS OF LIFE, OR INJURY OR DAMAGE TO ANY PERSON OR TO ANY PROPERTY OR BUSINESS OF TENANT, OR THOSE CLAIMING BY, THROUGH OR UNDER TENANT, CAUSED BY OR RESULTING FROM THE BURSTING, BREAKING, LEAKING, RUNNING, SEEPING, OVERFLOWING OR BACKING UP OF WATER, STEAM, GAS, SEWAGE, SNOW OR ICE IN ANY PART OF THE PREMISES OR CAUSED BY OR RESULTING FROM ACTS OF GOD OR THE ELEMENTS, OR RESULTING FROM ANY DEFECT OR NEGLIGENCE IN THE OCCUPANCY, CONSTRUCTION, OPERATION OR USE OF ANY BUILDINGS OR IMPROVEMENTS IN THE SHOPPING CENTER, INCLUDING THE PREMISES, AND/OR THE DEPARTMENT STORES ADJOINING THE SHOPPING CENTER OR ANY OF THE EQUIPMENT, FIXTURES, MACHINERY, APPLIANCES OR APPARATUS THEREIN.

       (E) TENANT EXPRESSLY ACKNOWLEDGES THAT ALL OF THE FOREGOING PROVISIONS OF THIS PARAGRAPH 37 SHALL APPLY AND BECOME EFFECTIVE FROM AND AFTER THE DATE TENANT OR ITS AGENTS ENTER UPON THE PREMISES TO UNDERTAKE ACTIVITIES PERMITTED HEREUNDER.

       (F) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT SPECIFICALLY ACKNOWLEDGES THAT THE INDEMNITY UNDERTAKING HEREIN SHALL APPLY TO CLAIMS IN CONNECTION WITH OR ARISING OUT OF ANY "WORK" AS DESCRIBED IN PARAGRAPH 18, THE USE OR CONSUMPTION OF ANY UTILITIES IN THE PREMISES, ANY REPAIRS OR OTHER WORK BY OR FOR TENANT (WHETHER OR NOT SUCH MATTERS SHALL HAVE BEEN THERETOFORE APPROVED BY LANDLORD), EXCEPT TO THE EXTENT THAT ANY OF THE SAME ARISES FROM THE INTENTIONAL OR GROSSLY NEGLIGENT ACTS OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES.

38. FIRE INSURANCE: (a) BY LANDLORD: Landlord agrees, during the Lease Term, to procure and maintain insurance against fire, vandalism and malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement insuring the building improvements and betterments described in Exhibit "B," (Description of Landlord's Work) in an amount equal to one hundred percent (100%) actual replacement cost (exclusive of the cost of footings below floor level, excavations and foundations). Any insurance provided for in this subparagraph 38(a) above may be effected by self-insurance or by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this subparagraph (a) are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

       (b) BY TENANT: Tenant agrees, during the Lease Term, to procure and maintain insurance against fire, earthquake, vandalism, malicious mischief, water damage and sprinkler leakage and such other perils as are from time to time included in a standard extended coverage endorsement insuring the (i) building improvements and betterments to the Premises described in Exhibit "B," (Description of Tenant's Work), (ii) any permitted alterations, additions or improvements made by Tenant to the Premises at any time, (iii)





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
Tenant's trade fixtures, furniture, furnishings, decorations, personal property, signs, inventory and contents, in an amount equal to one hundred percent (100%) actual replacement cost, including, by endorsement, any increase in the value of any of such improvements, betterments or property mentioned in subsections (i), (ii), and (iii) hereof resulting from increased construction costs, exclusive of depreciation, and (iv) business interruption and loss coverage. In addition, Tenant shall provide worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of Texas and Employer's liability insurance in an amount not less than $1,000,000.00. Such policies of insurance shall be issued in the names of and for the benefit of Tenant, Landlord and Landlord's mortgagee, as their respective interest may appear. If Tenant fails or refuses to procure and maintain the required amount of insurance and as a result thereof Landlord is adjudged a coinsurer then any losses or penalties sustained by Landlord shall be paid for by Tenant upon receipt of a bill from Landlord together with reasonably satisfactory evidence of such loss or penalty.

       (c) WAIVER OF SUBROGATION: LANDLORD AND TENANT EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE AGAINST THE OTHER (INCLUDING, BUT NOT LIMITED TO, A DIRECT ACTION FOR DAMAGES) ON ACCOUNT OF ANY LOSS OR DAMAGE OCCASIONED TO LANDLORD OR TENANT, AS THE CASE MAY BE (WHETHER OR NOT SUCH LOSS OR DAMAGE IS CAUSED BY THE FAULT, NEGLIGENCE OR OTHER TORTIOUS CONDUCT, ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES), TO THEIR RESPECTIVE PROPERTY, THE PREMISES, ITS CONTENTS OR TO ANY OTHER PORTION OF THE BUILDING OR THE PROPERTY ARISING FROM ANY RISK COVERED BY THE CURRENT TEXAS STATE BOARD OF INSURANCE PROMULGATED FORM OF PROPERTY INSURANCE AND FIRE AND EXTENDED COVERAGE INSURANCE REQUIRED TO BE CARRIED BY TENANT AND LANDLORD, RESPECTIVELY, UNDER THIS LEASE. IF A PARTY WAIVING RIGHTS UNDER THIS PARAGRAPH CARRYING A FIRE AND EXTENDED COVERAGE INSURANCE POLICY IN THE PROMULGATED FORM USED IN THE STATE OF TEXAS AND AN AMENDMENT TO SUCH PROMULGATED FORM IS PASSED, SUCH AMENDMENT SHALL BE DEEMED NOT A PART OF SUCH PROMULGATED FORM UNTIL IT APPLIES TO THE POLICY BEING CARRIED BY THE WAIVING PARTY. WITHOUT IN ANY WAY LIMITING THE FOREGOING WAIVERS AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO EACH, ON BEHALF OF THEIR RESPECTIVE INSURANCE COMPANIES INSURING THE PROPERTY OF EITHER LANDLORD OR TENANT AGAINST ANY SUCH LOSS, WAIVE ANY RIGHT OF SUBROGATION THAT LANDLORD OR TENANT OR THEIR RESPECTIVE INSURERS MAY HAVE AGAINST THE OTHER PARTY OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR INVITEES AND ALL RIGHTS OF THEIR RESPECTIVE INSURANCE COMPANIES BASED UPON AN ASSIGNMENT FROM ITS INSURED. EACH PARTY TO THIS LEASE AGREES IMMEDIATELY TO GIVE TO EACH SUCH INSURANCE COMPANY WRITTEN NOTIFICATION OF THE TERMS OF THE MUTUAL WAIVERS CONTAINED IN THIS PARAGRAPH AND TO HAVE SAID INSURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF SAID INSURANCE COVERAGE BY REASON OF SAID WAIVERS. THE FOREGOING WAIVER SHALL BE EFFECTIVE WHETHER OR NOT THE PARTIES MAINTAIN THE REQUIRED INSURANCE.

       (d) TENANT'S ADDITIONAL INSURANCE: Tenant agrees to secure and keep in force from and after the date Landlord shall deliver possession of the Premises to Tenant and throughout the Lease Term, at Tenant's cost and expense
(i) Comprehensive General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) aggregate, including water damage and sprinkler leakage legal liability; and which insurance shall contain a contractual liability endorsement covering the matters set forth in Paragraph 37. Such insurance shall be issued in the names and for the benefit of Landlord, Landlord's management company, if any, and Tenant, and shall contain an endorsement that Landlord, and Landlord's management company, if any, although named as insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to them, their servants, agents and employees by reason of the negligence of Tenant; (ii) Broad Form Boiler and Machinery Insurance or other similar insurance on all air conditioning equipment, boilers, other pressure vessels or systems, whether fired or unfired, and electrical panels and





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
miscellaneous electrical apparatus adjoining, above or beneath and serving the Premises in an amount not less than Forty Thousand Dollars ($40,000.00); and
(iii) Plate Glass Insurance covering all plate glass in the Premises, but Tenant shall have the option either to insure for this risk or self-insure.

39. INSURANCE REQUIREMENTS: (a) All policies of insurance shall be issued by insurance companies with general policy holder's rating of not less than B+ and a financial rating of not less than Class 9 as rated in the most current "Best's Insurance Reports," and licensed to do business in the State where the Shopping Center is located and authorized to issue such policy or policies.

       (b) Each party shall have the right to insure and maintain the insurance coverages required by this Lease under blanket insurance coverages covering other premises so long as such blanket insurance policies specify a stated value for the Premises and comply with the amounts of insurance and the other requirements hereof.

       (c) All policies of insurance procured by Tenant shall contain endorsements providing as follows: (i) such insurance may not be materially changed, amended or cancelled with respect to Landlord except after thirty (30) days' prior written notice from the insurance company to Landlord, sent by registered mail; (ii) that Tenant shall be solely responsible for the payment of all premiums under such policy and that Landlord or other parties required to be named as additional insureds shall have no obligation for the payment thereof notwithstanding that such parties are named as an insured.

       (d) The original policy or policies, or duly executed certificates for the same, together with reasonably satisfactory evidence of payment of the premium thereof shall be delivered to Landlord on or before the Commencement Date of the Lease Term and upon renewals of such policies not less than twenty
(20) days prior to the expiration of any such coverage.

       (e) The minimum limits of any insurance coverage required to be carried by Tenant shall not limit Tenant's liability under Paragraph 37 of this Lease.

40. PAYMENT OF INSURANCE PREMIUMS: (a) Tenant shall not stock, use or sell or permit or suffer to be stocked, used or sold any article or do anything in or about the Premises which may be prohibited by or violate the rules and regulations of the Fire Insurance Rating Organization having jurisdiction which will increase any insurance rates and premiums on the Premises, the building of which it forms a part and/or any other buildings or improvements in the Shopping Center. If as a result of: (i) any failure of Tenant, or anyone claiming by, through or under Tenant, to comply with the foregoing sentence; or, (ii) Tenant's abandonment or desertion of the Premises; the insurance rates applicable to any policies of insurance carried by Landlord covering the Shopping Center property or the rental income to be derived therefrom shall be increased, Tenant agrees to pay Landlord, within ten (10) days after Landlord's written demand therefor, the entire portion of the premiums for said insurance which shall be attributable to such higher rates. In determining whether any increase in such rates is the result of any of the aforementioned acts or omissions of Tenant or anyone claiming by, through or under Tenant, a schedule or rule book issued by the applicable rating organization shall be conclusive evidence of the several items and charges which make up the insurance rates and premiums on the Premises and the Shopping Center. If any such insurance carried by Landlord shall be cancelled by the insurance carrier as a result of any of the aforementioned acts or omissions of Tenant or anyone claiming by, through or under Tenant, Tenant agrees to indemnify and hold Landlord free and harmless from all damages, costs and expenses which Landlord may sustain by reason thereof.

       (b) In each Lease Year during the Lease Term, Tenant agrees to reimburse Landlord within thirty (30) days after billing for Tenant's share of the premium for fire insurance and extended coverage procured and maintained by Landlord covering the buildings and improvements now or hereafter constructed in the Shopping Center. Tenant's share of the premium shall equal the product obtained by multiplying the total premiums by a fraction, the numerator of which shall be the GLA of the Premises and the denominator of which shall be the greater of (i) eighty percent (80%) of the GLA in the Shopping Center, or
(ii) the GLA in the Shopping Center occupied by tenants of the Shopping Center, both determined as of August 1 of each Lease Year. Together with Landlord's statement of any sum payable by Tenant hereunder, Landlord shall





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
furnish Tenant with a copy of the computations thereof. Landlord reserves the right to include such charge in Operating Costs.

41. DESTRUCTION: Tenant shall give prompt notice to Landlord in case of any fire or other damage to the Premises. If (a) the Premises shall be damaged to the extent of thirty percent (30%) or more of the costs of replacement thereof during the last two (2) years of the Lease Term or (b) the buildings constituting the Shopping Center shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof during the last two (2) years of the Lease Term, whether or not the Premises shall be damaged, or (c) any of the Department Stores adjoining the Shopping Center are damaged and such store(s) does not intend to reopen for business after such damage and destruction, then or in any such events, Landlord (as to [a], [b] and [c], and Tenant (as to [a] and [b]) shall have the right and option to cancel this Lease by written notice within ninety (90) days after the date of such occurrence, and this Lease shall thereupon cease and terminate with the same force and effect as though such date were the date fixed for the expiration of the Lease Term. In such case, Tenant shall vacate and surrender the Premises to Landlord. Tenant's liability for the rents and other charges reserved hereunder shall cease as of the later of the date of such damage or destruction or the date of termination and vacation of the Premises and Landlord shall make an equitable refund of any rents or other charges paid by Tenant in advance and not earned or accrued. In the event this Lease is terminated, Tenant covenants and agrees to pay to Landlord the insurance proceeds payable to Tenant under the property insurance policies mentioned under Paragraph 38, subparagraph (b) (i) and (b) (ii), which obligation shall survive the expiration of the Lease Term. Unless this Lease is terminated by Landlord or Tenant, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary, and Landlord and Tenant agree that the Premises shall be repaired and restored,with due diligence to substantially the condition thereof immediately prior to such damage or destruction in conformity with the approved working drawings (plans and specifications) under Exhibit "B." Landlord's obligation to repair and restore shall be limited to the repair and restoration of the work required to be insured by Landlord under the provisions of Paragraph 38(a) hereof. Tenant's obligation to repair and restore shall be the repair and restoration of the work required to be insured by Tenant under the provisions of Paragraph 38(b) hereof. Tenant shall continue the operation of Tenant's business in the Premises or any part thereof not so damaged during any such period to the extent reasonably practicable from the standpoint of prudent business management.

42. CONDEMNATION: (a) Total: If the whole of the Premises or such part thereof as will render the remainder untenantable or inaccessible shall be acquired or taken by eminent domain for any public or quasi-public use or purpose or by private purchase in lieu thereof, then this Lease and the Lease Term hereof shall automatically cease and terminate as of the date of title vesting in such proceedings.

       (b) Partial: If twenty-five percent (25%) or more of the GLA of the Premises shall be so taken, then Landlord and Tenant shall each have the right to terminate this Lease by written notice given to the other within sixty (60) days after the date of title vesting in such proceedings. If any part of the Premises shall be so taken and this Lease shall not be terminated, then this Lease and all of the terms and provisions thereof shall continue in full force and effect, except that the Fixed Minimum Rent shall be reduced in the same proportion that the GLA of the Premises taken bears to the original GLA demised, and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations (exclusive of Tenant's trade and lighting fixtures, furniture, furnishings, personal property, decorations, signs and contents) to restore the portion of the Premises remaining to as near its former condition as circumstances will permit, and to the building of which the Premises forms a part to the extent necessary to constitute the portion of the building not so taken to a complete architectural unit; provided, however, that Landlord, in any event, shall not be required to spend for such repair and alteration work an amount in excess of the respective amounts received by Landlord as damages for the taking of such part of the Premises and of the building of which it forms a part; and Tenant, at Tenant's expense, shall make all necessary repairs and alterations to Tenant's trade and lighting fixtures, decoration, signs and contents.

       (c) As used herein, the amount received by Landlord shall mean that portion of the award in condemnation received by Landlord from the condemning authority which is free and clear of all prior claims or collections by the holders of any mortgages or deeds of trust or any ground or underlying lessors and less reasonable attorney's and appraiser's fees.





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
       (d) If more than fifty percent (50%) of the GLA of the building of which the Premises forms a part or of the Shopping Center shall be taken as aforesaid, Landlord shall have the right, by written notice given to Tenant, to terminate this Lease, such termination to be effective as of the date of title vesting in such proceeding.

       (e) If as a result of such taking, any or all of the Department Stores adjoining the Shopping Center cease operating its business with the public or cancel or terminate its or their respective leases or operating agreements, Landlord shall have the right, by written notice given to Tenant, to terminate this Lease, such termination to be effective as of the date of cessation of business with the public or cancellation of such leases or agreements, whichever the case may be.

       (f) If part or parts of the parking areas as a result of such taking, equal or exceed sixty percent (60%) thereof as the same existed prior to such taking, Tenant shall not be entitled to compensation, diminution or abatement of any rent or other charges, nor shall the same be deemed an actual or constructive eviction. If as a result of such taking of the parking areas the same are reduced below sixty percent (60%) thereof, Landlord shall have the right within one hundred eighty (180) days after receipt of the award in condemnation, to supply substitute parking facilities on the property of Landlord or within reasonable proximity to the Shopping Center; and in connection therewith, Landlord shall have the right to construct multi-deck, elevated, subterranean or vertical parking facilities. If Landlord shall be unable to replace or substitute such parking area so taken to comply with the provisions of the preceding sentence of this Paragraph, then Landlord and Tenant shall have the right to cancel and terminate this Lease, within ninety
(90) days thereafter by giving the other party a thirty (30) days' notice in writing; and in such event this Lease shall come to an end upon the expiration of said thirty (30) days and neither party shall thereafter have any further rights and obligations as against the other.

       (g) If this Lease is terminated as provided in this Paragraph, all rents shall be paid by Tenant up to the later of the date that possession is so taken by public authority or the date Tenant vacates the Premises, and Landlord shall make an equitable refund of any rents paid by Tenant in advance and not earned.

       (h) Award: All damages or compensation awarded or paid for any such taking, whether for the whole or a part of the Premises or any part of the land, buildings and improvements constituting the Shopping Center, shall belong to and be the property of Landlord without any participation by Tenant, whether such damages or compensation shall be awarded or paid for diminution in value of the fee or any interest of Landlord in any ground or underlying lease covering the Shopping Center or in the leasehold estate created hereby, and Tenant hereby expressly waives and relinquishes all claims to such award or compensation or any part thereof and of the right to participate in any such condemnation proceedings against the owners of any interest in the Shopping Center; provided, however, that nothing herein contained shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority, but not against Landlord, for the value of or damage to and/or the cost of removal of Tenant's trade fixtures and other personal property which under the terms of this Lease would remain Tenant's property upon the expiration of the Lease Term, as may be recoverable by Tenant in Tenant's own right, provided further that no such claim shall diminish or otherwise affect Landlord's award. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph 42.

       (i) Any sale, grant, dedication or taking of peripheral or perimeter parts or portions of the parking area of the Shopping Center for road widening or road improvement purposes or for the installation of utilities shall not be deemed a condemnation or taking within the meaning of this Paragraph and Tenant shall not, in any such event, be entitled to compensation, diminution or abatement of any rent or other charges.

43. BANKRUPTCY-INSOLVENCY: The parties acknowledge that the Premises occupied by Tenant consist of a store building located within an integrated shopping center development owned and operated by Landlord, and in the event Tenant becomes subject to voluntary or involuntary proceedings under the Bankruptcy Reform Act of 1978 (the "Act"), as the same may be amended, the specific provisions of the Act relating to shopping centers shall be applicable to such proceedings. The parties further acknowledge that in order to protect the mix of tenants within the Shopping Center and to provide the sales volume anticipated from Tenant's business operation within the Premises, the purposes for which the Tenant may use the Premises have been specifically limited by the provisions of Paragraphs 1(G) and 21 hereof, and that





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
the economics of this Lease, particularly with respect to the agreed upon Fixed Minimum Rent and Additional Rent, were established on the basis of Tenant's expected business operations. Notwithstanding anything in this Lease to the contrary, in the event Tenant becomes subject to voluntary or involuntary proceedings under the Act and Tenant or any trustee, receiver or other custodian of Tenant or of its assets or properties shall assign this Lease, any and all amounts paid or to be paid by or for the account of the assignee in consideration of such assignment shall be and remain the property of the Landlord and any and all such amounts received by Tenant or such trustee, receiver or custodian shall be held in trust for the Landlord and remitted to the Landlord promptly after receipt thereof.

44. DEFAULT: A. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph 44(B) below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days of the due date of such payment; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent, following written notice, unless such failure is cured within any period of time specified in other Paragraphs of this Lease or otherwise within a reasonable time, but in no event more than fifteen (15) days following written notice plus such additional time as may be required due to Unavoidable Delays as described herein, and (iii) (a) making by Tenant or any guarantor of this Lease ("Guarantor") any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within ninety [90] days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restated to Tenant within thirty (30) days, (d) attachment, execution or other judicial disposition of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debt, (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord relating to the Shopping Center which is not cured within the time permitted for cure thereunder. Failure by Tenant to comply with the same term or condition of this Lease on two occasions during any twelve month period shall cause any failure to comply with such term or condition during the succeeding twelve month period, at Landlord's option, to constitute a default without any notice of the same being required by Landlord and the same shall constitute, at Landlord's option, an incurable Default. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may at any time and from time to time elect to comply with such notice and cure periods as may be provided by Law in lieu of the notice and cure periods provided herein.

       B. Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provisions of this Lease:

              (1) Termination of Lease. Upon the occurrence of a default by Tenant hereunder, Landlord may, terminate this Lease by giving written notice thereof to Tenant (whereupon all obligations and liabilities of Landlord hereunder shall terminate) and, without further notice and without liability, repossess the Premises. Landlord shall be entitled to recover all loss and damage Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including without limitation, the following (without duplication by any element of damages):

                     (a) accrued Rent to the date of termination and late charges, plus interest thereon at the default interest rate from the date due through the date paid or date of any judgment or award by any court of competent jurisdiction, the unamortized cost of Tenant's improvements, brokers' fees and commissions, attorneys' fees, moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease, the cost of recovering the Premises and the costs of reletting the Premises (including, without limitation, advertising costs, brokerage fees, leasing commissions, reasonable attorneys' fees and refurbishing costs and other costs in readying the Premises for a new tenant);





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
                     (b) the present value of the Rent (discounted at a rate of interest equal to eight percent [8.0%] per annum [the "Discount Rate"]) that would have accrued under this Lease for the balance of the Lease term but for such termination, reduced by the reasonable fair market rental value of the Premises for such balance of the Lease term (determined from the present value of the actual base rents, discounted at the Discount Rate, received and to be received from Landlord's reletting of the Premises or, if the Premises are not relet, the base rents, discounted at the Discount Rate, that would be received from a comparable lease and comparable tenant for a comparable term and taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, it being agreed that Landlord shall have no obligation to relet or attempt to relet the Premises); and any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued for the termination date, Tenant's obligation for Percentage Rent shall be projected based on Tenant's average annual Gross Sales for the 36 months (or lesser period, if 36 months of the Term have not expired) preceding Tenant's Default, and Tenant's obligations for Taxes, Center Expenses, and Promotion and Media Fund Charges shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the termination date;

                     (c) plus any other costs or amounts necessary to compensate Landlord for its damages.

              (2) Repossession and Re-entry. Upon the occurrence of a default by Tenant hereunder, Landlord may, immediately terminate Tenant's right of possession of the Premises (whereupon all obligations and liability of Landlord hereunder shall terminate), but not terminate this Lease, and, without notice, demand or liability, enter upon the Premises or any part thereof, take absolute possession of the same, expel or remove Tenant and any other person or entity who may be occupying the Premises and change the locks. If Landlord terminates Tenant's possession of the Premises under this subparagraph 44B(2)
(i) Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises, (ii) Tenant shall have no further right to possession of the Premises, and (iii) Landlord shall have no obligation whatsoever to relet or attempt to relet the Premises. Landlord may, however, at its sole option relet the Premises or any part thereof for such terms and such rents as Landlord may in its sole discretion elect. If Landlord elects to relet the Premises, rent received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord (in such order as Landlord shall designate), second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs, reasonable attorneys' fees, advertising costs, brokerage fees and leasing commissions and third, to the payment of Rent due and unpaid hereunder (in such order as Landlord shall designate), and Tenant shall satisfy and pay to Landlord any deficiency upon demand therefor from time to time. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant pursuant to subparagraph 44(B)(1) above. If Landlord relets the Premises, either before or after the termination of this Lease, all such rentals received from such lease shall be and remain the exclusive property of Landlord and Tenant shall not be, at any time, entitled to recover any such rental. Landlord may at any time after a reletting elect to terminate this Lease.

              (3) Continuing Obligations. No repossession of or re-entering upon the Premises or any part thereof pursuant to subparagraph 44(B)(2) above or otherwise and no reletting of the Premises or any part thereof pursuant to subparagraph 44(B)(2) above shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Premises or any part thereof by reason of the occurrence of a default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

              (4) Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted





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
or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, as to a degree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease or to any other remedy allowed to Landlord at law or in equity.

              (5) Specific Performance and Collection of Rent. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued.

              (6) Late Charges and Interest. If Landlord rightfully issues a notice to Tenant that Tenant has violated this Lease, Tenant shall pay Landlord, as Additional Rent, an additional notice charge in the amount of One Hundred Dollars ($100.00) therefor. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such notice charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's rights to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent.

              (7) Landlord's Cure of Tenant Defaults. If Tenant fails to perform any obligation under this Lease for five (5) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen percent (15%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

              (8) Bad Rent Checks. If during the Term, as it may be extended, Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any bad checks shall be borne by Tenant.

              (9) Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release the Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied, at Landlord's option; first, to the Costs of Reletting, second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, third, to the payment of all interest and service charges accruing hereunder fourth, to the payment of Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises (whether to prevent damage or to prepare the Premises for reletting), brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant. The times set forth herein for the curing of violations by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this





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
Lease or Tenants' right to possession after this Lease or Tenant's right to possession is terminated based on a Default by Tenant.

       C. Mitigation of Damages. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable Law. If Landlord has not terminated this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned. If Landlord is required by applicable Law to mitigate damages under this Lease: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Shopping Center, (b) Landlord will not be deemed to have failed to mitigate if Landlord leases any, other portions of the Shopping Center before reletting all or any portion of the Premises, and (c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Cost of Reletting (as defined in subparagraph [B][1]) that Landlord may incur in order to enter into such replacement lease. In recognition that the value of the Shopping Center depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Shopping Center at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

       D. Defaults By Landlord. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant delivers written notice thereof to Landlord (to each of the addresses required by this Section) and each mortgagee who has a lien against any portion of the Property and whose name and address has been provided to Tenant, provided that if such failure cannot reasonably be cured within said thirty (30) day period, Landlord shall not be in default hereunder if the curative action is commenced within said thirty (30) day period and is thereafter diligently pursued until cured. In no event shall (i) Tenant claim a constructive or actual eviction or that the Premises have become unsuitable hereunder or (ii) a constructive or actual eviction or breach of the implied warranty of suitability be deemed to have occurred under this Lease, prior to the expiration of the notice and cure periods provided under this subparagraph 44(D). Any notice of a failure to perform by Landlord shall be sent to Landlord at the addresses and to the attention of the parties set forth in the Basic Lease Provisions. Any notice of a failure to perform by Landlord not sent to Landlord at all addresses and/or to the attention of all parties required under this Paragraph and to each mortgagee who is entitled to notice or not sent in compliance with Paragraph 57 below shall be of no force or effect.

       E. CERTAIN LIMITATIONS ON LANDLORD'S LIABILITY. UNLESS OTHERWISE COVERED IN THE LEASE OR CAUSED BY LANDLORD'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, LANDLORD SHALL NOT BE LIABLE TO TENANT FOR ANY CLAIMS, ACTIONS, DEMANDS, COSTS, EXPENSES, DAMAGE OR LIABILITY OF ANY KIND (I) ARISING OUT OF THE USE, OCCUPANCY OR ENJOYMENT OF THE PREMISES BY TENANT OR ANY PERSON THEREIN OR HOLDING UNDER TENANT OR BY OR THROUGH THE ACTS OR OMISSIONS OF ANY OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, AGENTS, INVITEES OR CONTRACTORS, (II) CAUSED BY OR ARISING OUT OF FIRE, EXPLOSION, FALLING SHEETROCK, GAS, ELECTRICITY, WATER, RAIN, SNOW OR DAMPNESS, OR LEAKS IN ANY PART OF THE PREMISES, (III) CAUSED BY OR ARISING OUT OF DAMAGE TO THE ROOF, PIPES, APPLIANCES OR PLUMBING WORKS OR ANY DAMAGE TO OR MALFUNCTION OF HEATING, VENTILATION OR AIR CONDITIONING EQUIPMENT OR (IV) CAUSED BY TENANTS OR ANY PERSONS EITHER IN THE PREMISES OR ELSEWHERE IN THE BUILDING (OTHER THAN COMMON AREAS) OR BY OCCUPANTS OF PROPERTY ADJACENT TO THE BUILDING OR COMMON AREAS OR BY THE PUBLIC OR BY THE CONSTRUCTION OF ANY PRIVATE, PUBLIC OR QUASI-PUBLIC WORK. IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT FOR ANY LOSS OF OR DAMAGE TO PROPERTY OF TENANT OR OF OTHERS LOCATED IN THE PREMISES OR THE BUILDING BY REASON OF THEFT OR BURGLARY.





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
       F. WAIVER OF CONSUMER RIGHTS, TEXAS DECEPTIVE TRADE PRACTICES ACT IT IS THE INTENT OF LANDLORD AND TENANT TO WAIVE ALL OF THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, AS SUCH PROVISIONS ARE OR MAY BE APPLICABLE TO THIS LEASE. TENANT WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "DTPA"), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO THIS WAIVER. THE FOREGOING WAIVER BY TENANT IS ALSO BINDING ON ANY PERMITTED SUCCESSOR OR ASSIGN OF TENANT UNDER THIS LEASE. THE PROVISIONS OF THIS PARAGRAPH SURVIVE ANY TERMINATION OF THIS LEASE. TENANT REPRESENTS TO LANDLORD:

              (A) TENANT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH RESPECT TO THIS LEASE AND THE TRANSACTION EVIDENCED HEREBY.

              (B) TENANT IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THIS LEASE.

45. LANDLORD'S LIENS: Tenant hereby expressly grants to Landlord a security interest in and an express contractual lien upon Tenant's or any other party's goods, wares, equipment, signs, fixtures, furniture and other personal property situated in or on the Premises, including all after-acquired property, replacements and proceeds ("secured property") to secure the performance by Tenant of its obligations under this Lease, and such property shall not be removed from the Premises without the written consent of Landlord until all rents and other sums of money then due to Landlord shall have first been paid except for the sale of inventory in the ordinary course of Tenant's business so long as such inventory is replaced by Tenant. Tenant hereby appoints Landlord as Tenants attorney-in-fact and authorizes Landlord to execute and to file financing statements signed only by Landlord (as attorney-in-fact) covering such security or to otherwise take such action as may be necessary to perfect such security interest and/or contractual lien. Upon an occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies, enter upon the Premises and take possession of such secured property situated on the Premises without liability for trespass or conversion, and sell the same with notice at public or private sale, with or without having such property at the sale, at which Landlord or its assigns may purchase, and may apply the proceeds thereof less any and all expenses connected with the taking of possession and sale of the property, as a credit against any sums due by Tenant to Landlord. Any surplus shall be paid to Tenant, and Tenant agrees to pay any deficiency forthwith, after demand. Landlord, at its option may foreclose said security interest and/or contractual lien in the manner provided by law. The security interest and contractual lien herein granted to Landlord shall be in addition to any Landlord's lien that may now or at any time hereafter be provided by law.

46. ACCESS TO PREMISES: Landlord and its authorized representatives shall have the right to enter upon the Premises during all regular business hours for the purpose of inspecting or exhibiting the same to prospective purchasers, mortgagees and tenants. Landlord shall have the right to maintain and repair all utility equipment, in, upon, above or under the Premises as may be necessary for the servicing of the Premises and/or other portions of the Shopping Center. Landlord shall also have the right to enter the Premises during all regular business hours (and in emergencies at all times) for the purpose of making any repairs to the Premises or to the building of which it forms a part as Landlord may deem necessary, and for any other lawful purpose; and in connection therewith, Landlord shall have the right to take materials, tools and equipment in, through or above the Premises that may be required without the same constituting an actual or constructive eviction of Tenant from the Premises or any part thereof. Nothing herein shall be deemed to impose any duty upon Landlord to do any such work which Tenant is required to perform, and the performance thereof by Landlord shall not be a waiver of Tenant's default in failing to perform the same. Landlord shall not be liable for any inconvenience, disturbance, loss of business or other damage to Tenant due to the performance by Landlord of any work in, upon, above or under the Premises or for bringing materials, tools and equipment in, through or above the Premises, and the obligations of Tenant under this Lease shall not thereby be affected in any manner, nor shall the same constitute any ground for an abatement of any rents, provided, however, Landlord shall use reasonable efforts not to interfere with the





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
conduct of Tenant's business in the Premises, but Landlord shall not be required to incur any expense nor perform work during hours or days other than regular business hours and days. If Tenant or its' employees shall not be present to permit an entry into the Premises when an emergency or casualty occurs, Landlord may enter by the use of force or otherwise without rendering Landlord liable and without in any manner affecting Tenant's obligations under this Lease. During the period commencing twelve (12) months prior to the expiration of the Lease Term (or any renewal term), Landlord may place upon the exterior of the Premises "For Lease," "To Let" or "For Rent" signs of reasonable size which signs shall not be removed, obliterated or hidden by Tenant.

47. EXCAVATION: If any excavation shall be made upon land adjacent to the Premises, Tenant shall permit the party authorized to cause such excavation to be made to enter upon the Premises for the purpose of doing work as such party may deem necessary to preserve the wall of the building of which the Premises forms a part from damage and to support the same with foundations and shoring, and Tenant hereby waives all claims for inconvenience, disturbance, loss of business or other damages against Landlord and without in any manner affecting Tenant's obligations under this Lease, nor shall the same constitute any ground for an abatement of any rents, provided, however, Landlord shall use reasonable efforts not to interfere with or interrupt the conduct and operation of Tenant's business in the Premises, but Landlord shall not be required to incur any expense nor perform work during hours or days other than regular business hours and days.

48. SUBORDINATION: Landlord and Tenant agree that this Lease be and is subject and subordinate at all times to all covenants, restrictions, easements, reciprocal easement agreements, and ground and underlying leases now or hereafter affecting the fee title of the Shopping Center property and to all modifications, amendments and supplements thereto. At Landlord's option, this Lease shall be and the same is subject and subordinate at all times to all mortgages or any other method of financing or refinancing in any amounts, and all advances thereon, which may now or hereafter be placed against or affect any or all of the land and/or the Premises and/or any or all of the buildings and improvements now or at any time hereafter constituting a part of or adjoining the Shopping Center, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof and to any reciprocal easement agreement affecting the Shopping Center or any modifications, amendments or supplements thereto. The term "mortgages" as used herein shall be deemed to include trust indentures and deeds of trust. The aforesaid provisions shall be self-operative and no further instrument or subordination shall be necessary unless required by any such ground or underlying lessors or mortgagees. Should Landlord or any ground or underlying lessors or mortgagees desire confirmation of such subordination, the Tenant, within ten (10) days following Landlord's written request therefore, agrees to execute and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) subordinating this Lease and the Tenant's rights hereunder. Should any such ground or underlying lessors or mortgagees request that this Lease be made superior, rather than subordinate, to any such ground or underlying lease and/or mortgage, then Tenant, within ten (10) days following Landlord's written request therefor agrees to execute and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) effectuating such priority.

49. ATTORNMENT: Tenant agrees that in the event of a sale, transfer, or assignment of the Landlord's interest in the Shopping Center or any part thereof, including the Premises, or in the event that any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage made by Landlord covering the Shopping Center or any part thereof, including the Premises, or in the event of a cancellation or termination of any ground or underlying lease covering the Shopping Center or any part thereof, including the Premises, to attorn to and to recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord under this Lease.

50. ATTORNEY-IN-FACT: In the event tenant shall fail or refuse to execute and deliver to Landlord the documents mat may be requited to evidence the intent of Paragraphs 4, 42, 45 and 48 hereof within ten (10) days after Landlord's written request therefor, and after Landlord shall have given to Tenant a further ten (10) day notice thereof, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver such instruments for and in the name of Tenant.

51. QUIET ENJOYMENT: If Tenant timely pays the rents reserved and performs all of the other terms, covenants and conditions of this Lease on the Tenant's part to be performed, then Tenant shall peaceably





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
and quietly have, hold and enjoy the Premises during the Lease Term, subject to the terms of this Lease, and to any mortgages, ground or underlying lease& agreement and encumbrances to which this ease is or may be subordinated.

52. UNAVOIDABLE DELAYS: The provisions of this Paragraph shall be applicable if there shall occur any strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor or acts of God, governmental restrictions, regulations or controls, enemy or hostile government action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this Paragraph beyond the reasonable control of the party obligated to perform and commonly referred to as "force majeure." If Landlord or Tenant shall, as a direct result of any of the above mentioned events, fail to timely perform any obligation on its part to be performed, then the time period for such performance shall be extended and such failure shall be excused and not be a breach of this Lease by the applicable party in question, but only to the extent and for the time occasioned by such event. The provisions of this Paragraph shall not apply to Tenant's obligation to pay when due, the Fixed Minimum Rent or any additional rents or sums or charges; and in addition, lack of funds and inability to procure financing shall not be deemed to be an event beyond the reasonable control of Tenant. In the event of such an unavoidable delay and as a condition precedent to either Landlord or Tenant claiming or relying upon such delay, the applicable party shall give notice in writing describing such event to the other party within ten (10) days after the occurrence of same.

53. SURRENDER OF PREMISES:Upon the expiration or sooner termination of the Lease Term, Tenant agrees to quit and surrender the Premises, broom-clean, in good condition and repair, reasonable use, wear and tear, natural deterioration and insured casualty excepted, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions, lighting fixtures and equipment at any time made or installed in, upon or to the interior or exterior of the Premises (except personal property, signs and trade fixtures put in at Tenant's expense) all of which shall then become the property of Landlord without any claim by Tenant, but the surrender of such property to Landlord shall not be deemed to be a payment of rent or in lieu of any rent reserved hereunder. Before surrendering the Premises, Tenant shall remove all of Tenant's personal property, signs and trade fixtures and any and all materials, substances, devices or equipment defined as hazardous or otherwise controlled under any governmental law, rule or regulation and, at Landlord's option, Tenant shall also remove any alterations, additions, fixtures, equipment and decorations at any time made or installed by Tenant in, upon or to the interior or exterior of the Premises, and Tenant shall repair any damage caused thereby. If Tenant shall fail to remove any of Tenant's personal property and trade fixtures, then at the option of Landlord, the same shall either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store said property, at the expense of Tenant, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefor. If Tenant shall leave any of said personal property or trade fixtures on the Premises with Landlord's consent, then Landlord shall have the right to remove and store such property, at the expense of the Tenant, upon twenty-four
(24) hours notice to Tenant and to hold Tenant responsible for any and all charges and expenses incurred therefor. If Tenant shall fail to remove any hazardous or controlled materials, substances, devices or equipment, then Landlord shall have the right, without further notice or demand, to cause the removal of such hazardous or controlled materials, substances, devices or equipment and hold Tenant responsible for any and all cost incurred therefor. If the Premises be not surrendered as and when aforesaid and after Landlord shall have given to Tenant a three (3) day notice to quit, Tenant shall indemnify Landlord against all loss or liability resulting from the delay of Tenant in so surrendering the same, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of the Lease Term.

54. HOLDING OVER: Should Tenant remain in possession of the Premises after the expiration of the Lease Term (or any renewal term hereof) without the execution of a new lease, such holding over shall be deemed to have created and be construed as a tenancy from month-to-month terminable on thirty (30) days' written notice by either party to the other, at a monthly rental equal to twice the sum of (i) the monthly installment of Minimum Rent payable during the last month of the Lease Term, (ii) one-twelfth (1/12th) of the average Percentage Rent payable for the last three Lease Years, (iii) one-twelfth (1/12th) of the Tax Charge payable for the last Lease Year of the Lease Term, (iv) the monthly Common Area Charge payable





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
for such month, (v) the monthly Sprinkler Charge, (vi) the monthly Water Charge, (vii) the monthly Marketing Charge, and (viii) one-twelfth (1/12th) of the Insurance Charge, subject to all the other conditions, provisions and obligations of the Lease insofar as the same are applicable to a month-to-month tenancy. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action based on holdover except for mandatory or compulsory counterclaims under the procedural laws of the state where the Shopping Center is located.

55. RELATIONSHIP OF PARTIES: Nothing contained in this Lease shall be deemed, construed or implied as creating the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of Landlord and Tenant.

56. NO WAIVER: The failure of Landlord or Tenant to insist upon the strict performance of any provisions of this Lease, or the failure of Landlord or Tenant to exercise any right, option or remedy hereby reserved shall not be construed as a future waiver of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof. The consent or approval by Landlord of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary the requirement for Landlord's consent or approval of any subsequent similar act by Tenant. The receipt by Landlord of rent or other charges with knowledge of a breach of any provision of this Lease shall not be deemed a waiver unless such waiver shall be specific, in writing, and signed by the Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the rents and/or other charges hereby reserved shall be deemed to be other than on account of the earliest rents and/or charges then unpaid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment by Tenant be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rents and/or other charges due or Landlord may pursue any other remedy in this Lease or by law provided, and no waiver by Landlord in favor of any other tenant or occupant of the Shopping Center or Department Store adjoining the Shopping Center shall constitute a waiver in favor of the Tenant.

57. NOTICES: Every notice, demand, request or other communication which may be or is required to be given under this Lease shall be in writing and shall be sent by recognized overnight carrier, United States Certified or Registered Mail, postage prepaid, return receipt requested, and shall be addressed: (a) if to Landlord, to the address referred to in subparagraph 1B of this Lease, with a copy to Legal Department, 51 JFK Parkway, 2nd Floor, Short Hills, New Jersey 07078, and (b) if to Tenant, to Tenant's Address; and the same shall be deemed delivered when deposited in the United States Mail. Either party may designate, by written notice to the other party, any other address for such purposes. Each of the parties hereto waive personal or any service other than as provided for in this Paragraph. Either party may, however, give the other party telegraphic notice of the need for emergency repairs subject to subsequent formal notice as above provided.

58. RECORDING: Tenant shall not record this Lease or any memorandum thereof without the prior written consent of the Landlord.

59. PARTIAL INVALIDITY: If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void and invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

60. BROKER'S COMMISSIONS: Tenant covenants, warrants and represents to Landlord that there was no broker instrumental in consummating this Lease and that no conversation nor prior negotiations were had by Tenant with any broker concerning the renting of the Premises other than Terranomics Retail Services, Inc., whose commission shall be paid by Landlord pursuant to separate agreement. Tenant agrees to indemnify and hold Landlord harmless against and from all liabilities, including reasonable attorney's fees, arising from any claims for brokerage commissions or finders fees resulting from or arising out of any conversations or negotiations had by Tenant with any broker.

61. DEFINITION OF LAW(S): "Law" or "Laws" shall mean all applicable federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees orders and other such requirements, as from time to time are in force or promulgated applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Shopping Center is located, and decisions of federal courts applying the Laws of such state.

62. PROVISIONS BINDING: Except as otherwise expressly provided in this Lease, all covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by the provisions of this Lease.

63. ENTIRE AGREEMENT, ETC.: (a) This Lease, including the Exhibits attached hereto, sets forth the entire agreement between the parties.

       (b) All prior conversations or writings between the parties or their representatives are merged herein and extinguished.

       (c) This Lease shall not be modified except by a writing signed by the parties, nor may this Lease be cancelled by Tenant or the Premises surrendered except with the express written authorization of Landlord, unless otherwise specifically provided herein.

       (d) The initial submission by Landlord to Tenant of this Lease shall be deemed to be solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall execute this Lease and a counterpart thereof is delivered to Tenant.

       (e) If any provision contained in any attached Exhibit is inconsistent or in conflict with any printed provision of this Lease, the provision contained in such Exhibit shall supersede said printed provision and shall be paramount and superior.

       (f) Tenant hereby acknowledges that this Lease shall not be deemed, interpreted or construed to contain, by implication or otherwise, any warranty, representation or agreement on the part of Landlord that any Department Store or regional or national chain store or any other merchant shall open or remain open for business or occupy or continue to occupy any premises in or adjoining the Shopping Center during the Lease Term or any part thereof and Tenant hereby expressly waives all claims with respect thereto and acknowledges that Tenant is not relying on any such warranty, representation or agreement by Landlord either as a matter of inducement in entering into this Lease or as a condition of this Lease or as a covenant by Landlord.

       (g) The captions, numbers, and index appearing herein are inserted only as matter of convenience and are not intended to define, limit, or describe the scope or intent of any Paragraph, nor in any way affect this Lease.

64. WAIVER OF LIABILITY: (A) ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, TENANT AGREES THAT TENANT SHALL LOOK SOLELY TO THE ESTATE AND PROPERTY OF THE LANDLORD IN THE LAND, AND BUILDINGS COMPRISING THE SHOPPING CENTER OF WHICH THE PREMISES FORMS A PART AND THE NET RENTALS THEREFROM FOR THE COLLECTION OF ANY JUDGMENT, (OR OTHER JUDICIAL PROCESS) REQUIRING THE PAYMENT OF MONEY BY LANDLORD IN THE EVENT OF ANY DEFAULT OR BREACH BY LANDLORD WITH RESPECT TO ANY OF THE TERMS AND PROVISIONS OF THIS LEASE TO BE OBSERVED AND/OR PERFORMED BY LANDLORD, SUBJECT, HOWEVER, TO THE PRIOR RIGHTS OF ANY GROUND OR UNDERLYING LESSOR OR THE HOLDER OF ANY MORTGAGE COVERING

THE SHOPPING CENTER; AND NO OTHER ASSETS OF THE LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER JUDICIAL PROCESS FOR THE SATISFACTION OF TENANT'S CLAIMS. IN THE EVENT LANDLORD CONVEYS OR TRANSFERS ITS INTEREST IN THE SHOPPING CENTER OR IN THIS LEASE, EXCEPT AS COLLATERAL SECURITY FOR A LOAN, UPON SUCH CONVEYANCE OR TRANSFER LANDLORD (AND IN THE CASE OF ANY SUBSEQUENT CONVEYANCES OR TRANSFERS, THE THEN GRANTOR OR TRANSFEROR) SHALL BE ENTIRELY RELEASED AND RELIEVED FROM ALL LIABILITY WITH RESPECT TO THE PERFORMANCE OF ANY COVENANTS AND OBLIGATIONS ON THE PART OF THE LANDLORD TO BE PERFORMED HEREUNDER FROM AND AFTER THE DATE OF SUCH CONVEYANCE OR TRANSFER, PROVIDED THAT ANY AMOUNTS THEN DUE AND PAYABLE TO TENANT BY LANDLORD (OR BY THE THEN GRANTOR OR TRANSFEROR) OR ANY OTHER OBLIGATIONS THEN TO BE PERFORMED BY LANDLORD (OR BY THE THEN GRANTOR OR TRANSFEROR) FOR TENANT UNDER ANY PROVISIONS OF THIS LEASE, SHALL EITHER BE PAID OR PERFORMED BY LANDLORD (OR BY THE THEN GRANTOR OR TRANSFEROR) OR SUCH PAYMENT OR PERFORMANCE ASSUMED BY THE GRANTEE OR TRANSFEREE; IT BEING INTENDED THAT THE COVENANTS AND OBLIGATIONS ON THE PART OF THE LANDLORD TO BE PERFORMED SHALL, SUBJECT AS AFORESAID, BE BINDING ON LANDLORD, ITS SUCCESSORS AND ASSIGNS ONLY DURING AND IN RESPECT OF THEIR RESPECTIVE PERIODS OF OWNERSHIP OF AN INTEREST IN THE SHOPPING CENTER OR IN THIS LEASE.

       (b) Limitations on Landlord's Liability. Unless caused by Landlord's gross negligence or willful misconduct, Landlord shall not be liable to Tenant for any claims, actions, demands, costs, expenses, damage or liability of any kind (i) arising out of the use, occupancy or enjoyment of the Premises by Tenant or any person therein or holding Tenant under or by or through the acts or omissions of any of their respective employees, officers, agents, invitees or contractors, (ii) caused by or arising out of fire, explosion, falling sheetrock, gas, electricity, water, rain, snow or dampness, or leaks in any part of the Premises, (iii) caused by or arising out of damage to the roof, pipes, appliances or plumbing works or any damage to or malfunction of heating, ventilation or air conditioning equipment, or (iv) caused by tenants or any persons either in the Premises or elsewhere in the Building (other than Common Areas) or by occupants of property adjacent to the Building or Common Areas or by the public or by the construction of any private, public or quasi-public work. In no event shall Landlord be liable to Tenant for any loss of or damage to property of Tenant or of others located in the Premises or the Building by reason of theft or burglary.

65. TENANT STATUS: (a) If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent and warrant that Tenant is duly incorporated or a duly qualified corporation and is authorized to do business in the State where the Shopping Center is located (a copy of evidence thereof to be supplied to Landlord upon request); and that the person or persons executing this Lease on behalf of Tenant is an officer or are officers of such Tenant and that he or they as such officers are duly authorized to sign and execute this Lease (a copy of a resolution of the same to be supplied to Landlord upon request).

       (b) Tenant agrees to furnish Landlord, from time to time, and within thirty (30) days after Landlord's request therefor, financial statements in accordance with generally accepted accounting principles and practices reflecting Tenant's then current financial condition. If Tenant shall be a corporation, the stock of which is traded on a national securities exchange, this obligation shall be deemed satisfied by the submission of the most current annual report prepared for Tenant's shareholders. The submission of such a financial statement applicable to any and all Guarantors of this Lease shall also be deemed to satisfy the obligation of this Section.

66. DELETIONS: Provisions which have been deleted from the printed portions of the Lease or any of its Exhibits shall not be used to interpret the remaining provisions thereof and no implication can be drawn from such deletion nor shall such deletions be deemed to constitute a waiver, consent or acquiescence with respect to the subject matter of the deleted provision.

67. RULES AND REGULATIONS: Tenant covenants and agrees to fully comply with all of the Rules, Regulations and agreements set forth and mentioned under Exhibit "C" attached to this Lease and made a part hereof.

68. COUNTERPARTS: This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

69. SPECIAL STIPULATIONS: Insofar as the Special Stipulations attached as to the Lease, if any, conflict with any of the foregoing provisions, the Special Stipulations shall control and apply.

              IN WITNESS WHEREOF, The parties hereto have respectively executed this Lease as of the Date of Lease set forth in Paragraph 1(b).

                                   LANDLORD: THE PRUDENTIAL INSURANCE
                                   COMPANY OF AMERICA

                                   By and through its Agent

ATTEST:                            TERRANOMICS RETAIL SERVICES, INC.


/s/ [ILLEGIBLE]                    By  /s/ [ILLEGIBLE]
--------------------------------     ---------------------------------------




                                   TENANT:

ATTEST:                            CASA OLE' RESTAURANTS, INC.


                                   By: /s/ PATRICK D. MORRIS
--------------------------------      --------------------------------------
                                   Its  President     Patrick D. Morris
                                      --------------------------------------


                                   By:                             (See Par. 44)
                                      -----------------------------
                                       Attorney for Tenant


                                   By:                             (See Par. 44)
                                      -----------------------------
                                       Attorney for Landlord

                              SPECIAL STIPULATIONS

       To the extent the following Special Stipulations conflict with any of the provisions contained in the Lease, the Special Stipulations shall control.

1. Tenant Remodeling; Recapture Allowance: As an inducement to Landlord's entering into this Lease, Tenant has agreed to remodel the Premises. Tenant shall deliver to Landlord a set of plans and specifications for its proposed improvements within thirty (30) days of the Commencement Date, such plans being subject to Landlord's reasonable approval. Tenant agrees to begin to remodel the Premises within seven (7) months and to proceed diligently to complete such remodeling. Tenant agrees to expend a minimum of one Hundred Twenty Thousand and No/100 Dollars ($120,000.00) for such remodeling and shall deliver to Landlord paid invoices evidencing such expenditures. Provided Tenant has expended a minimum of One Hundred Twenty Thousand and No/100 Dollars ($120,000.00) toward such remodeling, Tenant may recapture, from its Percentage Rent payments, up to a maximum of Sixty Thousand and No/100 Dollars ($60,000.00) (the "Recapture Allowance"). In the event Tenant's Gross Sales in any Lease Year exceed the Percentage Rent Breakpoint of one Million Seventy-Three Thousand Eight Hundred Thirty-Seven and 10/100, Tenant may deduct from the Percentage Rent otherwise due and payable a portion of the Recapture Allowance until such time as Tenant has recaptured the full Recapture Allowance. Tenant shall provide to Landlord in its annual report of Gross Sales, a statement specifying the amount recaptured by Tenant during the preceding Lease Year. From and after the date Tenant has recaptured the entire Recapture Allowance, Tenant shall commence payment of Percentage Rent as set forth in the Lease.

2. Grease Traps: In the event Tenant prepares food in the Premises: (I) grease traps of type designated by Landlord shall be installed and maintained in a clean and sanitary condition and in good repair in all sinks in the Premises, and such traps shall be cleaned on a monthly basis; (ii) Tenant shall have the filters in the hoods for food processing exhaust systems removed daily and washed, and shall have the hoods scraped and cleaned and exhaust ducts cleaned a minimum of once every three (3) months, or as designated by Landlord; and (iii) if gas is used in the Premises, Tenant shall install a proper gas cut-off valve in the Premises. Immediately after each required cleaning of the hoods and exhaust ducts, Tenant shall deliver an affidavit from the company performing such service stating that such work has been performed and stating the date of such cleaning.

3. Liquor Liability Insurance: If the Premises shall ever be utilized (with Landlord's express prior written consent) for the sale and/or consumption of alcoholic or other beverages contemplated by the "Georgia Alcoholic Beverage Code," as amended, including, without limitation, the sale for on or off-Premises consumption of alcohol, distilled spirits, beer, malt beverage; wine or fortified wine (hereinafter sometimes referred to as "alcoholic beverages"), then Tenant shall obtain and maintain (by endorsement to the general liability policy required to be maintained by Tenant hereunder or by separate policy) throughout the term of the Lease so-called "liquor liability" or "dram shop" insurance (hereinafter sometimes referred to as "liquor liability insurance"), causing Landlord, and such other entities as Landlord shall designate from time to time, to be named insureds, in combined single limit coverage per occurrence of not less than THREE MILLION AND NO/100 ($3,000,000.00) DOLLARS (or such higher amount which Landlord may proscribe from time to time in its sole judgment). Such liquor liability insurance shall
(I) be written in form acceptable to Landlord, and its counsel, by a licensed insurance carrier in good-standing in the State of Georgia acceptable to Landlord, and (ii) specifically include, without limitation, liability coverage for the violation of any governmental statute, ordinance, regulation or rule pertaining to the sale, gift, distribution or use of any alcoholic beverages, or liability by reason of the selling, serving or giving of alcoholic beverages to a minor or to a person under the influence of alcohol, or which causes or contributes to the intoxication of any persons. The aforementioned liquor liability insurance policies shall be for the mutual and joint benefit and protection of Landlord, Tenant, and such other entities as Landlord shall designate from time to time, and executed copies of such policies of insurance or certificates thereof shall be delivered to the Landlord within ten (10) days prior to the delivery of possession of the Premises to Tenant, and thereafter within thirty (30) days prior to the term of each such policy. Additionally, all such insurance shall contain a provision stating that the Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant, its servants, agents, and employees. As often as any such policy shall expire or terminate, renewal or additional policies shall be maintained and procured like extent, subject at all times to the approval of Landlord and its counsel. All such insurance policies shall likewise contain a provision stating that the insurance carrier of said policies shall grant to Landlord thirty (30) day's prior written notice of any cancellation or lapse or the effective date of any reduction in the amounts of insurance. Notwithstanding the foregoing to the contrary, in the event Tenant shall fail to procure and/or maintain any insurance required by this Special Stipulation, or fails to carry insurance required by law or governmental regulation, Tenant shall be deemed in default under this Lease and Landlord may, but shall not be required or obligated to, at any time (without the granting of notice) procure such insurance and pay the premium therefor, in which event Tenant shall repay all sums so paid by Landlord, together with interest thereon as provided in this Lease, and any and all other incidental costs and expenses incurred by Landlord in connection therewith, within five (5) days after demand by Landlord or its designated representative or legal counsel.

              In furtherance of the foregoing, Tenant hereby agrees and covenants to indemnify and hold Landlord, its servants, agents, employees, and representatives, wholly harmless from any and all claims, liabilities, losses, damages and expenses of whatever kind or nature, including, without limitation, court costs and attorney's fees, incurred by Landlord in connection with the sale, gift, distribution or use of any alcoholic beverages in or from the Premises, including, without limitation, the violation by Tenant of any statute, ordinance, regulation or rule of whatever kind or nature which shall be established from time to time by any governmental agency or insurance carrier in connection therewith. As further assurance for the fulfillment of the foregoing indemnity, Tenant hereby agrees and covenants to specifically cause its contractual liability insurance for the Premises to include and cover this indemnity by Tenant regarding any and all claims, liabilities, losses, damages and expenses sustained by Landlord, its servants, agents, employees, and representatives, as a result of the sale, gift, distribution, or use of any alcoholic beverages in or from the Premises.

                                 EXHIBIT "A"

                         [DIAGRAM OF GREENSPOINT MALL]

                                 EXHIBIT "A-1"

                      DESCRIPTION OF SHOPPING CENTER LAND

              A tract of land containing 136.694 acres out of Block 2, Reserve "C" Greensgate Subdivision, Section 1, said Greensgate Subdivision containing
177.7361 acres of land located in the Pierce Sullivan Survey, Abstract No.749, Harris County, Texas, correct map of said Greensgate Subdivision, Section 1, being of record in Volume 226, Page 113 of the Map Records of Harris County, Texas, said 136.694 acres of land being fully described as follows:

              COMMENCING at an iron rod in the East line of Interstate Highway No. 45, said iron rod marking the most Westerly corner of said Block 2, Reserve "C" and said corner being in the Southerly line of Greens Road;

              THENCE North 42 degrees 28'39" East with the said Southerly line of Greens Road, a distance of 10.90 feet to an iron rod;

              THENCE North 87 degrees 28'39" East with the said Southerly line of Greens Road, a distance of 320.37 feet to an iron rod and beginning of a curve to the left;

              THENCE in an Easterly direction with the said Southerly line of Greens Road, following a curve to the left, said curve having a radius of 2061.00 feet, a central angle of 3 degrees 31'56" and a long chord that bears North 85 degrees 42'41" East (127.04-foot chord), an arc distance of 127.06 feet to a point for corner and the POINT OF BEGINNING of said 136.694 acres of land;

              THENCE in an Easterly direction with said Southerly line of Greens Road, following a curve to the left, said curve having a radius of 2061.00 feet, a central angle of 22 degrees 41'13" and a long chord that bears north 72 degrees 36'06" East (810.76-foot chord), an arc distance of 816.08 feet to an iron rod for corner;

              THENCE North 61 degrees 15'30" East with said Southerly line of Greens Road, a distance of 144.00 feet to an iron rod for corner and the beginning of a curve to the right;

              THENCE in an Easterly direction with the said Southerly line of Greens Road, following a curve to the right, said curve having a radius of 1939.00 feet, a central angle of 8 degrees 32'29" and a long chord that bears North 65 degrees 31'44" East (288.79-foot chord), an arc distance of 289.06 feet to an iron rod for corner;

              THENCE South 64 degrees 42'54" East with the said Southerly line of Greens Road, a distance of 14.06 feet to an iron rod for corner in the Westerly line of Greenspoint Drive;

              THENCE South 19 degrees 42'54" East with the said Westerly line of Greenspoint Drive, a distance of 19.98 feet to an iron rod for corner and the beginning of a curve to the left;

              THENCE in a Southerly direction with the said Westerly line of Greenspoint Drive, following a curve to the left, said curve having a radius of 1640.00 feet, a central angle of 22 degrees 06'20" and a long chord that bears South 30 degrees 46'04" East (628.82-foot chord), an arc distance of 632.74 feet to an iron rod for corner;

              THENCE South 41 degrees 49'14" East with said Westerly line of Greenspoint Drive, a distance of 542.35 feet to an iron rod for corner and the beginning of a curve to the right;

              THENCE in a Southerly direction with said Westerly line of Greenspoint Drive, following a curve to the right, said curve having a radius of 1960.00 feet, a central angle of 39 degrees 02'56" and a long chord that bears South 22 degrees 17'46" East (1310.10-foot chord), an arc distance of 1335.80 feet to an iron rod for corner;

              THENCE South 02 degrees 46'18" East with the said Westerly line of Greenspoint Drive, a distance of 969.99 feet to an iron rod for corner;

              THENCE South 42 degrees 13'42" West with the said Westerly line of Greenspoint Drive, a distance of 13.22 feet to an iron rod for corner in the North line of Beltway 8;

              THENCE North 88 degrees 45'59" West with the said North line of Beltway 8, a distance of 1192.29 feet to an iron rod for corner;





                             Page 1 of Exhibit A-1

              THENCE in a Westerly direction with the said North line of Beltway 8, following a curve to the left, said curve having a radius of 662.80 feet, a central angle of 17 degrees 11'00" and a long chord that bears South 82 degrees 38'31" West (198.03-foot chord), an arc distance of 198.78 feet to an iron rod for corner;

              THENCE South 74 degrees 03'01" West with the said North line of Beltway 8, a distance of 188.48 feet to an iron rod corner;

              THENCE in a Northwesterly direction with the said North line of Beltway 8 and then the said East line of Interstate Highway No. 45, following a curve to the right, said curve having a radius of 370.50 feet, a central angle of 86 degrees 50'54", and a long chord that bears North 62 degrees 31'32" West (509.36-foot chord), an arc distance of 561.60 feet to the T.H.D. concrete R.O.W. monument for corner;

              THENCE North 19 degrees 06'05" West with the said East line of Interstate Highway No. 45, a distance of 299.34 feet to an iron rod for corner;

              THENCE North 24 degrees 26'05" West with the said East line of Interstate Highway No. 45, a distance of 583.40 feet to an iron rod for corner;

              THENCE North 19 degrees 05'02" West with the said East line of Interstate Highway No. 45, a distance of 1146.93 feet to an iron rod for corner;

              THENCE North 14 degrees 15'08" West with the said East line of Interstate Highway No. 45, a distance of 226.29 feet to an iron rod for corner;

              THENCE North 19 degrees 04'44" West with the said East line of Interstate Highway No. 45, a distance of 49.61 feet to an iron rod for corner;

              THENCE South 78 degrees 27'10" East, a distance of 240.53 feet to an iron rod for corner;

              THENCE in a Northeasterly direction, following a curve to the left, said curve having a radius of 50.00 feet, a central angle of 53 degrees 07'48" and a long chord that bears North 38 degrees 06'44" East (44.72-foot chord), an arc distance of 46.36 feet to a point for corner;

              THENCE North 11 degrees 32'50" East, a distance of 382.65 feet to the POINT OF BEGINNING, containing 136.694 acres of land, more or less.






                             Page 2 of Exhibit A-1

                             EXHIBIT "A-1" - PART.2

                         DESCRIPTION OF LANDLORD'S SITE

A tract of land containing 41.254 acres out of Block 2, Reserve "C" Greensgate Subdivision, Section 1, said Greensgate Subdivision containing 177.7361 acres of land located in the Pierce Sullivan Survey, Abstract No. 749, Harris County, Texas, correct map of said Greensgate Subdivision, Section 1 being of record in Volume 226, Page 113 of the Map Records of Harris County, Texas, said 41.254 acres of land being fully described as follows:

              COMMENCING at an iron rod in the West line of Greenspoint Drive, said iron rod marking the most easterly corner of said Block 2, Reserve "C" and located North 42 degrees 13'42" East, a distance of 13.22 feet from an iron rod in the north line of Beltway 8;

              THENCE, North 02 degrees 46'1 8" West, with the west line of said Greenspoint Drive, a distance of 744.71 feet to the POINT OF BEGINNING;

              THENCE, South 87 degrees 13'42" West, a distance of 35.31 feet to a point of curvature for corner;

              THENCE, in a westerly direction, following a curve to the right, said curve having a radius of 470.00 feet, a central angle of 14'22'39" and a long chord that bears North 85 degrees 34'58" West (117.63-foot chord), an arc distance of 117.94 feet to a point of tangency for corner;

              THENCE, in a northerly direction, following a curve to the right, said curve having a radius of 50.00 feet, a central angle of 97 degrees 28'51" and a long chord that bears North 29 degrees 39'14" West (75.17-foot chord), an arc distance of 85.07 feet to a point for corner;

              THENCE, North 19 degrees 05'12" East, a distance of 166.75 feet to a point of curvature for corner;

              THENCE, in a northerly direction, following a curve to the left, said curve having a radius of 150.00 feet, a central angle of 45 degrees 00'00" and a long chord that bears North 03 degrees 24'48" West (114.81-foot chord), an arc distance of 1 17.81 feet to a point of tangency for corner;

              THENCE, North 25 degrees 54'48" West, a distance of 219.78 feet to a point of curvature for corner;

              THENCE, in a northerly direction following a curve to the left, said curve having a radius of 500.00 feet, a central angle of 09 degrees 29'50" and a long chord that bears North 30 degrees 39'43" West (82.78-foot chord), and an arc distance of 82.88 feet to a point for corner;

              THENCE, South 64 degrees 05'12" West, a distance of 597.65 feet to a point for corner;

              THENCE, South 19 degrees 05'12" West, a distance of 290.68 feet to a point for corner;

              THENCE, North 70 degrees 54'48" West, a distance of 63.00 feet to a point for corner;

              THENCE, South 19 degrees 05'12" West, a distance of 372.88 feet to a point for corner;

              THENCE, South 7 degrees 054'48" East, a distance of 317.50 feet to a point for corner;

              THENCE, South 64 degrees 05'12" West, a distance of 3136 feet to a point for corner;

              THENCE, South 19 degrees 05'12" West, a distance of 380.30 feet to a point on the said north line of Beltway 8 for corner;

              THENCE, with said north line of Beltway 8, the following 2 courses and distances:

              1. North 88 degrees 45'59" West, a distance of 214.43 feet to a point of curvature for corner; and

              2. In a westerly direction following a curve to the left having a radius of 662.80 feet, a central angle of 09 degrees 16'35", and a long chord that bears South 86 degrees 35'43" West (107.19-foot chord), an arc distance of 107.31 feet to a point for corner;

              THENCE, North 08 degrees 02'34" West, a distance of 99.45 feet to a point for corner;


                         Page 1 of Exhibit A-1- Part 2

       THENCE, North 19 degrees 05'12" East, a distance of 588.26 feet to a point for corner;

       THENCE, North 70 degrees 54'48" West, a distance of 329.00 feet to a point for corner;

       THENCE, North 19 degrees 05'12" East, a distance of 20.96 feet to a point for corner;

       THENCE, North 25 degrees 54'48" West, a distance of 20.57 feet to a point for corner;

       THENCE, North 19 degrees 05'12" East, a distance of 474.11 feet to a point for corner;


       THENCE, North 25 degrees 54'48" West, a distance of 67.89 feet to a point for corner;

       THENCE, North 70 degrees 54'48" West, a distance of 192.91 feet to a point for corner;

       THENCE, South 19 degrees 05' 12" West, a distance of 8.96 feet to a point for corner;

       THENCE, South 70 degrees 54'48" West, a distance of 163.08 feet to a point for corner;

       THENCE, South 19 degrees 05'12" West, a distance of 301.54 feet to a point for corner;

       THENCE, South 25 degrees 54'48" East, a distance of 179.70 feet to a point for corner;

       THENCE, South 19 degrees 05'12" West, a distance of 303.99 feet to a point for corner;

       THENCE, North 48"54'48" West, a distance of 179.80 feet to a point for corner;

       THENCE, South 64 degrees 05'12" West, a distance of 275.00 feet to a point for corner;

       THENCE, with said east line of Interstate Highway No. 45, the following 2 courses and distances:

       1. North 24 degrees 26'05" West, a distance of 347.10 feet to an iron rod for corner;

       2. North 19 degrees 05'02" West, a distance of 360.00 feet to a point for corner;

       THENCE, North 70 degrees 54'58" East, a distance of 142.38 feet to a point for corner;

       THENCE, North 64 degrees 05'12" East, a distance of 72.99 feet to a point for corner;

       THENCE, South 21 degrees 06'34" East, a distance of 109.28 feet to a point for corner;

       THENCE, North 67 degrees 1 4'53" East, a distance of 20.00 feet to a point for corner;

       THENCE, North 64 degrees 05'12" East, a distance of 176.1

       THENCE, North 25 degrees 54'48" West, a distance of 55.00 feet to a point for corner;

       THENCE, North 64 degrees 05'12" East, a distance of 10.39 feet to a point for corner;

       THENCE, North 25 degrees 54'48" West, a distance of 55.00 feet to a point for corner;

       THENCE, North 64 degrees 05'12"East, a distance of 348.17 feet to a point for corner;

       THENCE, North 25 degrees 54'48" West, a distance of 135.62 feet to a point for corner;

       THENCE, North 19 degrees 05'12" East, a distance of 476.65 feet to a point for corner;

       THENCE, South 70 degrees 54'48" East, a distance of 167.38 feet to a point for corner;

       THENCE, North 64 degrees 05'12" East, a distance of 366.07 feet to a point for corner;

       THENCE, South 19 degrees 05'12" West, a distance of 220.85 feet to a point for corner;

       THENCE, South 70 degrees 54'48" East, a distance of 36.77 feet to a point for corner;




                         Page 2 of Exhibit A-1 - Part 2

       THENCE, South 19 degrees 05' 12" West, a distance of "441.00 feet to a point for corner;

       THENCE, South 70 degrees 54'48 " East, a distance of 296.95 feet to a point for corner;

       THENCE, South 19 degrees 05'12" West, a distance of 56.67 feet to a point for corner;

       THENCE, South 25 degrees 54' 48" East, a distance of 255.84 feet to a point for corner;

       THENCE, North 64 degrees 05'12" East, a distance of 597.50 feet to a point for corner;

       THENCE, North 25 degrees 54'48" West, a distance of 220.00 feet to a point of curvature for corner;

       THENCE, in a northerly direction following a curve to the left, said curve having a radius of 493.19 feet, a central angle of 16 degrees 51'09" and a long chord that bears North 34 degrees 20'23" West (144.54-foot chord), an arc distance of 145.06 feet to a point of reverse curvature for corner;

       THENCE, in a northerly direction following a curve to the right, said curve having a radius of 493.19 feet, a central angle of 16 degrees 51'09" and a long chord that bears North 34 degrees 20'23"West (144.54-foot chord), an arc distance of 145.06 feet to a point of compound curvature for corner;

       THENCE, in an easterly direction following a curve to the right, said curve having a radius of 50.00 feet, a central angle of 90 degrees 00'00" and a long chord that bears North 19 degrees 05'12" East (70.71-foot chord), an arc distance of 78.54 feet to a point of tangency for corner;

       THENCE, North 64 degrees 05'12" East, a distance of 10.00 feet to a point of curvature for corner;

       THENCE, in an easterly direction following a curve to the left, said curve having a radius of 436.69 feet, a central angle of 15 degrees 54'26" and a long chord that bears North 56 degrees 07'59" East (120.85-foot chord), an arc distance of 121.24 feet to a point of tangency for corner;

       THENCE, North 48 degrees 10'46" East, a distance of 12.93 feet to a point on a curve in the said west line of Greenspoint Drive, for corner;

       THENCE, in a southerly direction with said west line of Greenspoint Drive, following a curve to the right, said curve having a radius of 1,960.00 feet, a central angle of 38 degrees 33'07", and a long chord that bears South 22 degrees 02'51" East (1,294.06-foot chord), an arc distance of 1,318.80 feet to an iron rod at a point of tangency for corner;

       THENCE, South 02 degrees 46'18"East, with said west line of Greenspoint Drive, a distance of 225.28 feet to the POINT OF BEGINNING, containing 41.254 acres of land, more or less.






                         Page 3 of Exhibit A-1 - Part 2

REFERENCES IN THIS EXHIBIT B TO "TENANT'S WORK"
SHALL BE DEEMED TO BE REFERENCES TO THE WORK
AS DEFINED IN THE LEASE


                                  EXHIBIT "B"

                  DESCRIPTION OF TENANT'S WORK AND WORK TO BE
                     PERFORMED BY LANDLORD IN THE PREMISES

PREFACE:

       This EXHIBIT "B" describes the obligations of the Landlord and the Tenant for the design and construction of the Premises. Each term used in this Exhibit which is defined in the main body of the Lease shall have the same meaning when used herein.

       The work described in Section C will be performed by Landlord at Tenant's expense.

       The work described in Section B will be performed by Tenant at Tenant's expense and shall be completed in accordance with Tenant's Final Plans, as defined in Exhibit "B", Section D.4, as approved by Landlord.

       Landlord wad Tenant have a common interest in opening the Premises on the Commencement Date. To this end, Landlord will coordinate its work with the Tenant's work insofar as the schedule and prudent construction practice will allow.

       In order to insure an orderly and aesthetically coordinated storefront and design and to insure that storefront and signing requirements are understood by tenants, their respective contractors and fabricators, reference should be made to the store design criteria ("Store Design Criteria").

SECTION A:    LANDLORD'S FACILITIES IN THE BUILDING AT THE CENTER IN WHICH THE
              PREMISES ARE LOCATED ("LANDLORD'S BUILDING").

       (1) A non-combustible structure including columns, girders, beams, joists, roof deck, and floors.

       (2) Public area floors of concrete with special finishes in various areas.

       (3) Enclosed Mall ("Enclosed Mall") ceilings of various heights, but not less than twelve feet-six inches (12'6") at the storefront line.

       (4) Insulated, built-up roofing to provide a U factor of not more than.15.

       (5)    Exterior walls.

       (6) Exits from the Enclosed Mall to the exterior in accordance with the requirements of jurisdictional authorities.

       (7) The Climate Controlled Enclosed Mall, which may include without limitation courts, arcades and public corridors, climate controlled, landscaping, seating, decorative treatment, areas for promotional features, and structures leased for retail sales.

       (8)    Public toilet facilities and public pay telephones.

       (9)    Demising Partitions.

              Non-combustible, unfinished, masonry partitions between the Premises and any service corridors; unfinished precast concrete panels at exterior wall, where applicable. Demising partitions between tenant premises will be metal studs without drywall.

       (10)   Egress Doors

              Egress doors, if any, from the Premises shall be provided with slide bolt hardware only. Door will be bored to accept dead bolt hardware. The location of any such egress doors will be indicated on the Lease Outline Drawing. Such egress doors shall not include customer or storefront doors since they are the responsibility of Tenant.

       (11)   Electric Service

              An empty conduit for a 277/480 V 3 phase, 4 wire, 60 cycle AC service with a service capacity sized to accommodate a maximum load of 15 watts per square foot to Premises will be provided from Landlord's utility room to a point within the Premises.

       (12)   Water Service

              A 3/4 inch domestic cold water service will be brought to one point within the Premises. The location of such connection will be indicated on the Lease Outline Drawing.

       (13)   Sprinklers

              A sprinkler system connection will be installed within the Premises for extension by Tenant, in accordance with the requirements of the jurisdictional authorities and the Landlord's insurance carrier. The quantity of sprinkler heads which may be extended from this connection shall be one per 100 square feet.

       (14)   Heating and Air Conditioning System

              Landlord has installed a heating and air conditioning system for common and Patio area use. Conditioned air is delivered to unfinished areas such as stock and storage rooms. Tenant warrants that the heated and cooled are acceptable to him "AS IS".

       (15)   Sanitary Sewer

              A 4 inch sanitary sewer connection will be installed at one point below the Premises. The location of such connection will be indicated on the Lease Outline Drawing.

SECTION B: WORK BY TENANT IN PREMISES

       All work by Tenant in the Premises will be performed by contractors selected by Tenant and approved in advance by Landlord. As one of the conditions for approval, Landlord may require the contractor to procure a Payment and Performance Bond for the benefit of the Tenant.

       A store with storefront and signing will be designed and installed by Tenant in accordance with the Store Design Criteria, the Lease Outline Drawing, the Final Plans as approved in writing by Landlord and the requirements of the jurisdictional authorities. Storefront construction must extend from the floor slab to the horizontal neutral strip as indicated in said Criteria. All storefront track systems will be surface mounted and flush with Mall finish floor. All partitions facing on the Enclosed Mall, as indicated on the Lease Outline Drawing, will be considered as Tenant's storefront. For a description of that portion of work to be performed by the Landlord, at Tenant's expense, see Section C herein.

       Tenant must directly arrange for and procure at Tenant's expense all state and local building, plumbing, electrical and occupancy permits required in connection with the construction of its Premises. All construction must be in accordance with the BOCA Basic Building Code 1978 Edition and amendments, as adopted by Harris County, Texas, NFPA Life Safety Code 101 and other codes as required.

       To the extent that any item of Tenant's Work is in place upon delivery of possession of the Premises to Tenant and is in compliance with all requirements of the jurisdictional authorities and the provisions of this Lease, Tenant shall not be required, as between Landlord and Tenant, to replace or reconstruct such Work.

       Tenant shall commence Tenant's Work and diligently and continually proceed to complete the Premises in accordance with the approved Final Plans and permit Landlord to commence the Work specified in Section C.

       (1)    Utilities by Tenant

              Tenant shall directly arrange for and procure at Tenant's expense:

              (a) All building, plumbing, occupancy and other required permits.

              (b) Telephone service between the point of entry in Landlord's Building and the Premises.

              (c) All required utility meters, including, without limitation, a water meter if requested by Landlord.

              (d)    Connection to the Landlord-installed utilities.

              (e)    Gas service between the utility meter and the Premises.

              (f) Copper electrical conductor from Landlord's Utility Room to and throughout the Premises.

       (2)    Insulation

              Tenant shall install wall insulation to the interior surface of the building exterior wall to the underside of the roof deck, which insulation shall have an R factor of 10.22 BTU per hour square foot.

              The Premises shall have a finished drop ceiling, unless Landlord gives its prior written consent not to have such a ceiling (which consent Landlord may withhold in its sole judgment). Tenant shall not construct any mezzanines in the Premises without Landlord's prior written approval. If Tenant shall construct a mezzanine in the Premises without such approval, or fails to construct a drop ceiling throughout the Premises without such consent, Landlord may in addition to its other remedies hereunder and at law and in equity, either (i) cause Tenant to remove the mezzanines, or install drop ceiling, as the case may be, at Tenant's expense or (ii) if Tenant has not removed the mezzanines or installed drop ceiling, as the case may be, after thirty (30) days written notice from Landlord to Tenant to do so, remove the mezzanines or install drop ceilings, as the case may be, and charge Tenant the actual cost of doing so plus fifteen percent (15%) of the cost as an administration fee.

              (3)    Demising Partitions

                     One-half (1/2) inch drywall shall be installed, taped and floated upon all metal stud demising partitions from the floor to the underside of the deck and provided fire safing in the deck flutes over the top track when the partition is 90 deg. to the deck flute direction.

              (4)    Non-Combustible Construction

                     All Tenant construction shall be non-combustible. Treated, fire retardant (Class A) wood will be permitted where approved by the jurisdictional authorities.

              (5)    Ceilings

                     A drop ceiling shall be installed throughout the entire Premises with a minimum fire rating of at least 2 hours, but shall not be more than twelve feet (12 ft.) nor less than nine feet (9 ft.) above finished floor without prior approval by the Landlord. Access (i.e., access panels) will be provided by Tenant where Landlord deems necessary. All ceilings must also conform to the requirements of the jurisdictional authorities.

              (6)    Column Fireproofing

                     All free-standing structural steel columns shall be enclosed in accordance with the detail indicated on the Lease Outline Drawing and the requirements of jurisdictional authorities.

              (7)    Fixture Support

                     All Tenant improvements, other than ceilings and lighting fixtures, shall be floor mounted unless written approval is obtained from the Landlord to support improvements otherwise.

         (8)     Mezzanines

                 No mezzanine shall be constructed unless Landlord approves such construction in writing. If Landlord approves the construction of a mezzanine in the Premises, it must meet the following criteria:

                 (a) The mezzanine framing shall be completely independent of the Landlord's Building's structural frame.

                 (b) Additional heating, ventilating, air conditioning, plumbing, electrical and sprinkler costs will be at Tenant's expense as described in Section C hereof.

                 (c) Mezzanine area and construction shall also be in accordance with the requirements of the jurisdictional authorities.

         (9)     HVAC

                 Tenant will install a heating and air conditioning system. The system will be designed to maintain a condition, in the sales area only, of 78 degrees F., with fifty percent (50%) relative humidity when the outside temperature is 95 degrees F., dry-bulb and 79 degrees F., wet-bulb; and 65 degrees F. when the outside temperature is 33 degrees F. The system will be based upon a minimum of 0.10 CFM of outside air per square foot of rentable square footage ("GLA") and deliver 1 CFM of supply air per square foot of GLA with an internal cooling load (lights and occupants) not to exceed 29.2 BTU per square foot of GLA in the Premises. Conditioned air will be delivered to unfinished areas such as stock and storage rooms, but without the qualifications stated for sales area. The HVAC system may be either self-contained roof top units or "split system" type with the air-cooled condensing unit located on the roof as indicated on the Lease Outline Drawing and the fan-coil floor mounted in the Premises. The maximum height of roof top mounted equipment, including curbs, base, etc. shall not exceed 5'-0" and be mounted on manufactured metal curbs. Location will be limited to structural bay areas designated on the Lease Outline Drawing. No wood sleeper mounted equipment over the roof membrane will be permitted.

                 Food service establishments will install an independent ventilation system composed of one hundred ten percent (110%) make-up and exhaust air capable of eliminating from the Premises all heat and/or odors associated with food preparation and ducting said odor to the exterior of Landlord's Building. Systems are to be designed to meet all local Health Department requirements. Tenant shall supply Landlord with a certified Balancing Report.

         (10)    Tenant Mechanical System

                 (a) No exhaust or vent shall be located within twenty-five (25) feet of any supply of air intake.

                 (b) No openings, fans, vents, louvers, grilles, or other devices shall be installed in any demising partition or exterior wall without Landlord's written approval.

                 (c) The requirements for roof openings described in Section C hereof.

                 (d) An independent ventilation system composed of make-up and exhaust air capable of eliminating from the Premises all heat and/or odors and ducting the exterior of Landlord's Building.

                 (e) Hoods and exhaust systems for food processing shall be protected by a C02 fire extinguishing system installed in accordance with the requirements of the jurisdictional authorities and the Landlord's insurance carrier.

                 (f) Product-of-combustion vents for gas fired equipment shall be discharged directly to the exterior of Landlord's Building.

                 (g) Combustion of make-up air for any Tenant-installed system or appliance shall be obtained directly from the exterior.

                 (h) Condensate lines for refrigeration and/or conditioning must terminate within the Premises in accordance with jurisdictional authorities.

                 (i) Grease trap for any Tenant installed system on appliance producing grease or fats.

         (11)    Tenant Electrical Systems

                 All electrical work, including without limitation Tenant's main disconnect switch, current transformers, meter sockets, dry type transformers, circuit panels, branch circuit wiring, wiring devices, lighting fixtures, lamps, emergency lighting, communication systems, burglar alarms, sign and logo lighting, and TV and radio systems shall conform to the following criteria:

                 (a) The requirements of the jurisdictional authorities, the National Electric Code and the local utility.

                 (b) The requirements for roof openings described in Section C hereof.

                 (c) All fluorescent lighting should have High Power Factor Ballast.

                 (d) Main disconnect in Landlord's Utility Room shall be bus-duct circuit breaker type bus plug, compatible with Landlord's bus-duct. Interrupting rating of main disconnect shall be approved by Landlord prior to purchase by Tenant. No appurtenances shall be affixed to the interior walls, exterior wall or roof of the Landlord's Building without Landlord's written approval.

                 (e)      Current transformers and meter bases shall be:

                 (f) Service conductors must be copper throughout the Premises.

                          1. 200 Amp service and under - Milbank U-7421, 7 JAW, complete with closure plates and manual by-pass.

                          2. Over 200 Amp service - CT's in approved enclosure, Milbank S-7545, 13 JAW, complete with closure plates and manual by-pass.

                 (g) Service conductors from Landlord's Utility Room to Premises and throughout the Premises shall be copper.

                 (h) No appurtenances shall be affixed to the exterior wall or roof of the Landlord's Building without Landlord's written approval.

                 (i) Background music systems shall require Landlord's written approval and shall not be audible outside the Premises.

         (12)    Sprinklers

                 Tenant shall install a fire sprinkler system within its demised Premises in accordance with drawings approved by Landlord, Landlord's insurance carrier and the Texas State Board of Insurance, designed on the basis of not less than one (1) Head per one hundred square feet of GLA in the Premises.

         (13)    Certificate of Occupancy

                 Tenant must secure a certificate of occupancy from the jurisdictional authorities in sufficient time to allow Tenant to open the Premises in accordance with the opening requirements of this Lease and will deliver a copy of the certificate to the Landlord.

         (14)    Tenant's Obligation

                 Landlord's work is limited to that required of Landlord by this Exhibit "C", and Tenant shall be required to make all improvements to the Premises in accordance with Final Plans (as approved by Landlord) except those which Landlord is specifically required to make hereunder. Tenant shall conduct his construction work in such a manner as to not disturb neighbors by dust, odors, noises, or any other activity. If such activity would be a nuisance to others it should be done before or after hours. Tenant's contractor is required to confine his construction procedures to the demised Premises, except as required to encroach on the Enclosed Mall to erect his storefront. Tenant shall commence and proceed continually with construction of the Premises in such a way as not to interfere unreasonably with Landlord, other Tenants or any Center activities.

         (15)    Discipline

                 Tenant shall enforce strict discipline and good order among the employees of Tenant's contractors and subcontractors.

         (16)    Character of Employees

                 Tenant shall not employ any unfit person or anyone not skilled in the work he is performing, or any workman that is incompatible with the balance of the work force or who will cause, or whose presence will cause, labor disputes or work stoppages.

         (17)    Clean Up

                 Tenant shall maintain the Premises in a clean and orderly condition during construction and merchandising. Tenant shall promptly remove at least once a day all unused construction materials, equipment, shipping containers, packaging, debris and flammable waste from the Center. Tenant shall contain all construction materials, equipment, fixtures, merchandise, shipping containers and debris within the Premises. Malls, courts, arcades, public corridors, service corridors and the exterior of the Landlord's Building shall be clear of Tenant's equipment, merchandise, fixtures refuse, and debris at all times. Trash storage within the Premises shall be confined to covered metal containers.

         (18)    As-Built Plans

                 Within thirty (30) days after completion of Tenant's Work Tenant shall furnish to Landlord a complete set of as-built plans for the Premises, prepared from Tenant's Final Plans (the "As-Built Plans"). If Tenant so fails to provide the As-Built Plans, Landlord may obtain such plans from the local jurisdictional building or planning authorities or otherwise at Tenant's cost. Such cost shall be payable to Landlord as additional Rent immediately upon delivery to Tenant of a bill therefor.

SECTION C:       WORK BY LANDLORD IN PREMISES AT TENANT'S EXPENSE

         (1)     Required Work

                 Tenant shall reimburse Landlord for the actual cost of the work plus fifteen percent (15%) thereof for administration costs. The following work in the Premises will be done by the Landlord at the Tenant's expense:

                 (a) Furnish and install base building standard pavers as the finished floor material between the storefront lease line and the Tenant's storefront closure. Tenant shall reimburse Landlord for the actual cost of the work plus fifteen percent (15 %) thereof for administration costs.

                  (b) Furnish and install a service corridor identification sign setting forth Tenant's name and address number at the actual cost per door plus fifteen percent (15%) thereof for administration costs.

                  (c) Roof penetrations as required. Tenant shall reimburse Landlord for the actual cost of the work plus fifteen percent (15%) thereof for administration costs.

                  (d) Grease traps and grease trap waste line. Tenant shall reimburse Landlord for the cost of installation plus fifteen percent (15%) thereof for administration costs.

         (2)     Temporary Storefront

                 Landlord has provided (or will provide) a temporary storefront in front of the Premises. This storefront shall remain in front of the Premises during Tenant's construction therein in order to present a barricade to the Premises for customers in the Center, and to present an aesthetic appearance during Tenant's construction period. Any lettering, logos, signage or other visual material which Tenant desires to place upon the temporary storefront in addition to or in substitution for Landlord's graphics or other finish must be submitted in advance to Landlord for written approval, which may be given or withheld in Landlord's sole discretion. Any changes, additions or deletions to temporary storefront graphics shall similarly require Landlord's prior written approval. Tenant shall pay Landlord for such temporary storefront an amount equal to Twenty-Five Dollars ($25.00) per Lineal Foot.

                 If Landlord has not installed a temporary storefront as contemplated herein as of the date of the execution of this Lease, Tenant may request permission from Landlord to have Tenant's contractor construct the temporary storefront or barricade to Landlord's specifications at Tenant's expense; in such event, the temporary storefront must be completely installed prior to the commencement of demolition or construction within the Premises.

                 At such time as Tenant commences construction of the permanent storefront, the temporary storefront barricade may be moved into the Enclosed Mall with additional inside enclosures to be constructed by Tenant's contractor at Tenant's expense. The distance that this barricade may be moved into the Enclosed Mall must be approved by Landlord's mall manager. Because the Center is currently open for business, all construction in the Premises that produces loud or obnoxious noises (such as jackhammering concrete) must be performed prior to 9:00 a.m. or after the Enclosed Mall is closed to the public.

                 It shall be Tenant's responsibility to remove the temporary barricade after the completion of Tenant's construction. However, Tenant shall not remove said temporary barricade without prior written approval from Landlord. If Tenant removes, either partially or completely, the temporary barricade without Landlord's prior written approval, Tenant shall be required to pay to Landlord a fine of One Thousand Dollars ($1,000.00) as additional Rent and shall be required to reconstruct the barricade at Tenant's expense.

         (3)     Roof Penetration

                 All roof penetrations and flashing will be performed solely by Landlord. Tenant will reimburse Landlord for the actual cost of the roof penetrations required by the installation of Tenant's mechanical equipment plus fifteen percent (15%) thereof for administration. Landlord reserves the right to disallow any installation which may exceed the structural capabilities of the roof system or if, in Landlord's opinion, the appearance of such equipment will be detrimental to the appearance of the Landlord's Building.

         (4)     Pavers

                 A limited supply of building standard pavers is available for purchase from Landlord for use as finished floor material between the storefront lease line and Tenant's storefront closure. Tenant may use compatible, similar pavers of equal or better quality subject to Landlord's prior written approval.

         (5)     Additional Work

                 If the design of the Premises or anything therein necessitates any or all of the following, Landlord at its sole option shall perform such work at Tenant's expense, but before proceeding therewith Landlord shall give Tenant not less than ten (10) days notice of the need for such work; if Tenant does not eliminate the need therefor within such time and so notify Landlord, Landlord shall proceed with and thereafter complete such work, the cost to Tenant of such work shall be Landlord's actual cost, plus fifteen percent (15%) thereof for administration costs.

                 (a) Electrical Service. Electrical conduit larger than installed size; relocation of conduit.

                 (b)     Additional sanitary sewer connection;
                         relocation of sanitary sewer inverts.

                 (c) Increase in permitted number of sprinkler heads. Landlord may refuse to allow additional sprinkler heads in the event such additional heads may contribute to exceeding the capacity of the sprinkler system.

                 (d) Any roof openings approved by Landlord. Such openings will include supporting structures, curbs, flashings, ducts, vents and grilles. Landlord may refuse any openings which, in Landlord's judgment, exceed the capability of the structural system.

                 (e) Openings in demising partitions, provided such openings have been approved by the Landlord in writing.

                 (f) Any Tenant equipment that requires mounting on the roof or the exterior walls. Landlord may refuse the installation of any roof or wall mounted equipment if, in Landlord's opinion, the appearance of such equipment would be detrimental to the appearance of the Landlord's Building.

                 (g)     Violations

                         In the event the Tenant is notified of any violation of codes, ordinances, regulations, requirements or guidelines, either by the jurisdictional authorities or by the Landlord, Tenant shall, at its expense, correct such violations within ten (10) calendar days after such notification. Should Tenant fail to correct such violations within ten (10) calendar days, Landlord may correct such violations at Landlord's actual cost plus fifteen percent (15%) thereof for administration costs. Such corrections will be at Tenant's expense.

SECTION D:       PROCEDURE

         (1)     Tenant Coordinator

                 Landlord's Tenant Coordinator will be responsible for coordination and review of Tenant's Design Drawings (as hereinafter defined) and Final Plans. All questions pertaining to the design and construction of Tenant's Premises and all plan submittals shall be directed to the Tenant Coordinator at the Center.

         (2)     Lease Outline Drawing

                 Landlord shall furnish to Tenant a drawing of the Premises of the type commonly known as a lease outline drawing (herein sometimes referred to as the "Lease Outline Drawing" or the " L.0.D."). The L.O.D. will be prepared by Landlord's architect at a scale of 1/4 inch equal 1 foot and will show the dimensions and square footage of the Premises. In addition, the L.O.D. will show the location of the sprinkler feed, electrical conduit, sanitary sewer, water line, and points of entry of other Landlord supplied services, and will include an elevation and section of the storefront and a plan of the structural system showing the approved location for Tenant's rooftop units.

         (3)     Design Drawings

                 Tenant shall submit to the Tenant Coordinator for Landlord's approval two (2) sets of prints and one (1) sepia of the design drawings (herein called "Design Drawings") specifically including a colored rendering of the proposed storefront, signage, a sample of materials to be used, and interior layout of the Premises. The Design Drawings will, to the extent applicable, be prepared in accordance with the Store Design Criteria and the Lease Outline Drawing. On or before twenty (20) days after receipt of the Design Drawings, Landlord will return to Tenant the Design Drawings, marked either "approved" or "disapproved"; if they are marked "disapproved", Landlord will also note the reasons for such disapproval.

         (4)     Final Plans

                 Upon receipt of marked up Design Drawings, Tenant shall promptly, within thirty (30) days, submit to the Tenant Coordinator for Landlord's approval three (3) sets of prints and one (1) sepia of the final working drawings and specifications ("Final Plans") for architectural, electrical, mechanical, sprinkler, and plumbing work within the Premises and all other work required to be performed by Tenant pursuant to Exhibit B. The Final Plans will be prepared in accordance with the Design Drawings, as marked "approved" by Landlord; if the Design Drawings have been marked "disapproved" by Landlord, the Final Plans will incorporate any revisions to the Design Drawings required to satisfy Landlord's reasons for disapproval of the Design Drawings. On or before twenty (20) days after receipt of the Final Plans, Landlord will return to Tenant the Final Plans, marked either "approved" or "disapproved". If they are marked " disapproved", Landlord will also note the reasons for such disapproval, and Tenant will, on or before ten (10) days after receipt of such "disapproved" Final Plans, correct any deficiencies noted by Landlord and resubmit the corrected Final Plans to Landlord. Tenant's Work shall be performed only in accordance with the Final Plans, as approved by Landlord.

         (5)     Delivery of Premises; Commencement of Tenant's Work

                 Landlord will give Tenant notice when the Premises have been or will be sufficiently completed to permit Tenant's Work to begin. Tenant will thereupon notify the Tenant Coordinator of the date on which Tenant's Contractor intends to commence construction and the date on which Tenant's Building Permit was issued. At such time as Tenant's Contractor is actually prepared to commence work, the Tenant Coordinator will deliver possession of the Premises.

                 Tenant will commence Tenant's Work and proceed diligently and continuously to completion including installation of fixtures and equipment in the Premises. Further, Tenant will permit Landlord to commence or continue (if Landlord has already commenced) the work specified in, Exhibit "B", Section C. Neither Landlord nor Tenant will unreasonably interfere with the others construction work nor permit their contractors or subcontractors to so interfere. Tenant agrees that Tenant's Final Plans and the improvements constructed by Tenant in accordance with Tenant's Work and those Final Plans will comply with all applicable Laws, and Tenant agrees to indemnify and hold harmless Landlord from any suit, loss, damage, claims, fine or penalty arising out of any violation of the same.

         (6)     Certificate of Occupancy

                 Tenant must secure a certificate of occupancy from the jurisdictional authorities in sufficient time to allow Tenant to open the Premises in accordance with the opening requirements of this Lease and shall deliver a copy of the certificate to the Tenant Coordinator.

         (7)     Tenant's Obligation

                 Landlord's Work is limited to that required of Landlord by this Exhibit "B" and Tenant shall be required to make all improvements to the Premises in accordance with Tenant's Final Plans (as approved by Landlord) except those which Landlord is specifically required to make hereunder.

         (8)     Tenant's Insurance

                 Tenant shall not permit Tenant's contractors or any subcontractor to commence any work until all required insurance has been obtained and certificates evidencing such coverage have been delivered to Landlord. Tenant shall secure, pay for and maintain or cause Tenant's contractors to secure, pay for and maintain during the performance of Tenant's Work the following insurance, which shall be endorsed in all policies to include Landlord, Landlord's managing agent for the Center, and any designees of Landlord as additional insured parties and which shall provide in all policies that Landlord shall be given ten (10) days' prior written notice of any alteration or termination of coverage.

                 (a) Bodily Injury and Property Damage Insurance providing coverage for explosion, collapse and underground exposures and contractual liability coverage.
                         Such insurance shall be provided in the following minimum amounts:

                                Bodily Injury Liability - $2,000,000
                                each occurrence; $2,000,000 aggregate

                                Property Damage Liability - $2,000,000 each occurrence; $2,000,000 aggregate

                                Personal Injury Liability - $2,000,000
                                aggregate

                 (b) Comprehensive Automobile Liability Insurance including the ownership, maintenance and operation of any automotive equipment owned, hired or non-owned, including the loading and unloading thereof, in the following minimum amounts:

                               Bodily Injury Liability - $2,000,000
                               each accident

                               Property Damage Liability - $2,000,000
                               each accident

                         The insurance required under (a) and (b) shall insure Tenant's contractors against any and all claims for personal injury including death resulting therefrom and damage to property of others, arising from operations under contracts whether such operations are performed by Tenant's Contractors or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable.

                 (c)     Owner's Protective Liability Insurance insuring
                         Tenant against any and all liability to third parties for damage because of bodily injury, including death resulting therefrom, property damage to others or a combination thereof which may arise from work in the completion of the Premises and any other liability for damages which Tenant's Contractors are required to insure against under any provisions herein. Said insurance shall be provided in the following minimum amounts:

                               Bodily Injury Liability - $2,000,000 each occurrence; $2,000,000 aggregate

                               Property Damage Liability - $2,000,000 each occurrence; $2,000,000 aggregate

                 (d) Builder's Risk Completed Value Form affording "All Risks of Physical Loss or Damage" on Tenant's Work in the Premises as it relates to the Building in which the Premises are located, naming the interests of Landlord and its agents and employees and Tenant's Contractors, as their respective interest may appear, within a radius of one hundred (100) feet of the Premises.

SECTION E:       SPECIAL PROVISIONS

        (1) This Lease and this Exhibit "B" shall become a part of the contract between the Tenant and its contractor, subcontractors and architects.

        (2) A superintendent shall be on the Premises during the Construction Period.

                     DESIGN CRITERIA & EXHIBIT "B" ADDENDUM

Photographic Processing Tenants and Tenants whose operations include dumping and alkaline and deleterious chemicals into Landlord's sewer system are required to comply with the following additional regulations and criteria.

1.       Safety Regulations

         Comply with all applicable OSHA, Federal, State and Local governing authority regulations pertaining to the handling and use of chemicals required for Tenant's process and operation.

         Tenant is responsible for determining these requirements, which may in addition to other regulations, require the use of special showers, eye wash stations, protective clothing and eye protection, and special exhaust and fresh air make-up.

2.       Environmental

         In addition to Landlord Requirements, Tenant shall comply with all applicable regulations of the most stringent of Local, State, and Federal requirements for the handling and disposal of chemicals listed for use by Tenant.

3.       Chemicals Used In Process

         Submit to Landlord a "Hazardous Material List" of all chemicals used in Tenant process.

4.       PH Neutralizing

         Prior to dumping chemicals in Landlord's sewer system, all material is to be neutralized to a Ph between Ph 6.8 and Ph 9, through a Tenant-supplied water make-up neutralizing system containing calcium carbonate and approved for this use by Landlord.

         The water make-up sequence of operation shall be such that dilution water is turned "on" no less than 60 seconds prior to chemical dumping, and turned "off" no less than 180 seconds after completion of chemical NEUTRALIZATION PROCESS.

5.       Water Quantity Control

         The water make-up supply pipe must contain a Bell & Gossett "Circuit Setter" set for minimum quantity to maintain effluent neutralization. The "Circuit Setter" must be provided with a tag listing the quantity and "Circuit Setter" number setting, the date set and the name of the person and company making the setting.

         Tenant must submit control schematic and sequence of operation outlining method of controlling dilution cycle and proposed water consumption for each dump cycle.

6.       Tenant Sewer Pipe

         All Tenant sewer piping emanating from equipment, sinks or receptacles, dumping non-neutralized chemicals must be contained within the Tenant space prior to neutralization. Piping material must be suitable for the chemical waste it is transporting. (No piping will be permitted below the slab).

7.       Tenant Floor Treatment Under Chemical Waste Piping

         All floor area under Tenant chemical waste piping must be protected with a containment system suitable for containing all the chemical effluent which may leak from piping and equipment in the event of a pipe seal failure, breakage or equipment leak.

         Raised floors above sewer piping must be accessible. The area under the raised floor will be inspected daily by Landlord for evidence of leaking equipment or piping.

8.       Exhaust

         All equipment discharging corrosive or odorous fumes into the Tenant space must be provided with an exhaust system discharging to outside atmosphere.

         The exhaust fan shall operate during all business hours, and be roof mounted to the "Utility Set" type, discharging vertically at a velocity exceeding 2000 feet per minute.

         The space containing the equipment discharging odorous or corrosive fumes shall be isolated from other of this Tenant space, and shall be maintained at a negative pressure of twenty-five percent (25%) less than the air supplied to this space.

         NOTE: A supplementary exhaust system is recommended for all apparatus rejecting "heat" only, to reduce HVAC cooling requirements.

9.       System Maintenance, Operation and Design

         Tenant is responsible for design, maintenance and operation of all apparatus associated with this Criteria Addendum. Landlord "Approval" shall not constitute release of Tenant liability for maintaining Tenant's disposal system or deleterious effects of the chemicals used by Tenant on Landlord's or other tenant's areas or systems.

                                  EXHIBIT "C"

                                     RULES

(1) Common Areas. Tenant shall not use the Common Areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not use the Common Areas to canvass, solicit business or information from, or distribute any article or material to, other tenants, occupants or invitees of the Center. Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, shipping area, or other area outside the Premises. Janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by Tenant, or its contractors, agents, employees, or other parties without Landlord's prior written consent

(2) Deliveries. Furniture, inventory and all other deliveries may be brought into the Center only at times and in the manner designated by Landlord, in compliance with all Laws, and always at Tenant's sole risk. Landlord may inspect items brought into the Center or Premises with respect to weight or dangerous nature or compliance with this Lease or applicable Laws. Tenant's use of any freight elevators, loading and service areas at the Center shall be subject to scheduling by Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Center, any item normally taken, or which Landlord otherwise requires to be taken, in or out through service doors or on freight elevators. Tenant shall move all inventory, supplies, furniture, equipment and other items as soon as received directly to the Premises. Any hand-carts used at the Center shall have rubber wheels and side guards. No other material handling equipment may be brought upon the Center except as Landlord shall approve in writing in advance.

(3) Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to Article 26 respecting Hazardous Materials. If Landlord designates a service to pick up such items, Tenant shall use the same at Tenant's cost. If Landlord shall provide or arrange for such service, Tenant shall pay Tenant's Proportionate Share of the cost thereof (or such other share as Landlord may fairly and reasonably determine) to Landlord on or before the first day of each calendar month in advance, or Landlord may include such charges in Center Expenses. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

(4) Fire Protection. If Landlord installs or has heretofore installed a supervised fire sprinkler and/or alarm system for the protection of the Center, Tenant shall pay Tenant's Proportionate Share of the cost thereof (or such other share as Landlord may fairly and reasonably determine) to Landlord on or before the first day of each calendar month in advance, or Landlord may include such charges in Center Expenses.

(5) Pest Control. Tenant shall use, at Tenant's cost such pest and rodent extermination contractor as Landlord may direct and at such intervals as Landlord may require. In the alternative, from time to time, Landlord may arrange for pest control (in which case, Tenant shall pay Tenant's Proportionate Share of the cost thereof, or such other share as Landlord may fairly and reasonably determine to Landlord on or before the first day of each calendar month in advance, or Landlord may include such charges in Center Expenses). Tenant shall provide Landlord with evidence of Tenant's compliance with this provision within five (5) days after Landlord's written request.

(6) Signs and Display Windows. Tenant shall not place any sign or other thing of any kind outside the Premises (including without limitation, exterior walls and roof), or on the interior or exterior surfaces of glass panes or doors, except such single sign as Landlord shall expressly approve in writing for or in connection with Tenant's storefront. Within the Premises, Tenant shall not: (i) install any sign that advertises any product, (ii) install any sign within 24 inches of any window, or (iii) install any sign that is visible from outside the Premises or that is illuminated, without Landlord's prior written approval. If Landlord approves or requires illuminated signs, Tenant shall keep the same illuminated each day of the Term during the hours designated by Landlord from time to time. All Tenant's signs shall be professionally designed, prepared and installed and in good taste so as not to detract from the general appearance of the Premises or the Center and shall comply with the sign criteria or otherwise developed by Landlord from time to time. After the initial installation of Tenant's storefront sign as approved in writing by Landlord in accordance with these provisions, Landlord reserves the right to require from time to time that Tenant change or replace such sign in order to comply with any new sign criteria developed by Landlord, at Landlord's expense. The term "sign" in this Rule shall mean any sign, placard, picture, name, direction, lettering, insignia or trademark, advertising material, advertising display, awning or other such item, except that Tenant's storefront sign shall be an actual sign. Blinds, shades, drapes or other such items shall not be placed in or about the windows in the Premises except to the extent, if any, that the character, shape, design, color, material and make thereof is first approved by Landlord in writing.

(7) Display of Merchandise. Tenant shall not place or maintain any permanent or temporary fixture or item or display any merchandise: (i) outside the Premises, or (ii) anywhere inside the Premises within six
         (6) feet of any entrance to the Premises (except that for any recessed entry of the Premises, Tenant shall not so place or maintain fixtures within three [3] feet of such entrance). All displays of merchandise shall be tasteful and professional.

(8) Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains and sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and Tenant shall properly install, maintain, clean, repair and replace adequate grease traps.

(9) Roof; Awnings and Projections. Tenant shall not install any aerial, antennae, satellite dish or any other device on the roof, exterior walls or Common Areas of the Center. Tenant may install and have access to rooftop HVAC equipment only to the extent approved or required by Landlord from time to time in connection with Tenant's obligations under Articles 10 and 11 of this Lease. No awning or other projection shall be attached by or for Tenant to the exterior walls of the Premises or the building of which it is a part.

(10) Overloading Floors. Tenant shall not overload any floor or part thereof in the Premises or Center including any public corridors or elevators therein, and Landlord may direct and control the location of safes, vaults and all other heavy articles and require supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight at Tenant's expense (including expenses for structural review and engineering).

(11) Locks and Keys. Upon termination of the Lease or Tenant's right to possession, Tenant shall: (i) return to Landlord all keys, parking stickers or key cards, and in the event of loss of any such items shall pay Landlord therefor, and (iii) advise Landlord as to the combination of any vaults or locks that Landlord permits to remain in the Premises.

(12) Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights (except signs required to be illuminated hereunder), water faucets and other utilities in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes). This provision shall not imply that Tenant may leave the Premises unattended in violation of the operating requirements set forth elsewhere in this lease.

(13) Energy Conservation. Subject to Rule (6) concerning illumination, Tenant shall not waste electricity, water, heat or air conditioning, or other utilities or services, and agrees to cooperate fully with Landlord and comply with any Laws to assure the most effective and energy efficient operation of the Center.

(14) Food, Beverages, Game and Vending Machines Except to the extent expressly permitted under Article 1 of this Lease, Tenant shall not:
         (i) use the Premises for the manufacture, preparation, display, sale, barter, trade, gift or service of food or beverages, including without limitation, intoxicating liquors, or (ii) install, operate or use any video, electronic or pinball game or machine, or any coin or token operated vending machine or device to provide products, merchandise, food, beverages, candy, cigarettes or other commodities or services including, but not limited to, pay telephones, pay lockers, pay toilets, scales, and amusement devices; provided, however, that Tenant may install vending machines for the sale of non-alcoholic beverages, food, and candy in an area not visible from the sale area or exterior of the Premises for the exclusive use of Tenant's employees.

(15) Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

(16) Labor Relations. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Center. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, or subcontractors in or about the Premises or Center, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, and subcontractors until the dispute has been settled.

(17) Landlord's Tradename and Trademarks. No symbol, design, name, mark or insignia adopted by Landlord for the Center or picture or likeness of the Center shall be used by Tenant without the prior written consent of Landlord, except as provided in Article 9 of this Lease.

(18) Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises or in any signs therefor, (ii) use, sell or distribute any leaflets, handbills, bumper stickers, other stickers or decals, balloons or other such articles in the Premises (or other areas of the Center), (iii) operate any loudspeaker, television set, phonograph, radio, CD player or other musical or sound producing instrument or device so as to be heard outside the Premises, (iv) operate any electrical or other device which interferes with or impairs radio, television, microwave, or other broadcasting or reception from or in the Center or elsewhere, (v) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind party) or other animal, fish or bird in the Center, (vi) make or permit objectionable noise, vibration or odor to emanate from the Premises or any equipment serving the same, (vii) do or permit anything in or about the Premises that is unlawful, immoral, obscene, pornographic, or which tends to create or maintain a nuisance or do any act tending to injure the reputation of the Center, (viii) use or permit upon the Premises anything that violates the certificates of occupancy issued for the Premises or the Center, or causes a cancellation of Landlord's insurance policies or increases Landlord's insurance premiums (and Tenant shall comply with all requirements of Landlord's insurance carriers, the American Insurance Association, and any board of fire underwriters), (ix) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to parties or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials), nor (x) do or permit anything to be done upon the Premises in any way tending to disturb, bother or annoy any other tenant at the Center or the occupants of neighboring property.

(19) Parking. Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated by Landlord for tenant and employee parking and shall use such areas only for parking cars (or at Landlord's option, Landlord may require that any or all such employees park offsite). Tenant shall furnish Landlord with a list containing the description and automobile license numbers (and State of issuance) of the cars of Tenant and is employees within five (5) days of any request by Landlord, and shall thereafter advise Landlord of any changes, additions or deletions to such list. Landlord reserves the right to: (i) adopt additional requirements pertaining to parking, including without limitation, a parking system with charges favoring carpooling for tenants and their employees, and any other parking system by validation, metering or otherwise, (ii) assign specific spaces, and reserve spaces for small cars, handicapped individuals, and other tenants, customers of tenants or other parties (and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces) and (iii) restrict or prohibit full size vans and other large vehicles. In case of any violation of these provisions or any applicable Laws, Landlord may: (a) refuse to permit the violator to park, and remove the vehicle owned or driven by the violator from the Center without liability whatsoever, at such violator's risk and expense and/or (b) charge Tenant such reasonable rates as Landlord may from time to time establish for such violations, which shall be at least Fifty and No/100 Dollars ($50.00) per day for each vehicle that is parked in violation of these Rules. These provisions shall be in addition to any other remedies available to Landlord under this Lease or otherwise. Notwithstanding the foregoing, Landlord agrees that no fine shall be due unless and until Landlord has given 24 hours prior written notice to Tenant of such infractions.

(20) Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant's agents, invitees, contractors, subcontractors, and suppliers.

                                     C-3